UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Assurant, Inc.

(Name of Registrant as Specified In Its Charter)

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2017 PROXY STATEMENT

AND NOTICE OF ANNUAL

MEETING OF STOCKHOLDERS

March [    ], 2017

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Assurant, Inc. The meeting will be held on May 11, 2017 at 9:00 a.m. at the Andaz Hotel, 75 Wall Street, New York, New York 10005. We hope you attend the Annual Meeting but, whether or not you plan to attend, we encourage you to complete your proxy card or broker instruction form instructing the proxies how to vote your shares.

At last year’s annual meeting of stockholders, our advisory “say on pay” proposal received approval of approximately 95% of the vote. We attribute this support to the alignment of our compensation programs with the interests of our stockholders. In 2016, we continued our regular investor outreach program to hear our investor’s thoughts about executive compensation and corporate governance issues, and we look forward to continuing this important dialogue with our investors.

As a member of the Board of Directors, I am pleased to report to you that our well-qualified and diverse group of directors brings a balanced mix of executive leadership, industry, boardroom, financial and operating experience to Assurant. Our highly experienced directors provide critical insights on important issues facing our business today, always with a focus on maximizing stockholder value and adhering to Assurant’s bedrock principles concerning ethics, compliance and respect for every employee in the Company.

At the Annual Meeting, stockholders are being asked to elect directors; ratify the appointment of the Company’s auditors; cast an advisory say-on-pay vote approving the compensation of the Company’s named executive officers for 2016; cast an advisory vote approving an annual frequency of say-on-pay votes; approve the Assurant, Inc. 2017 Long Term Equity Incentive Plan; and approve a proposal to eliminate supermajority voting requirements in the Company’s certificate of incorporation.

We ask that you please give these materials your prompt attention. Your vote is important.

On behalf of the Board of Directors, I thank you for your continued interest and support.

Sincerely,

Alan B. Colberg

President, Chief Executive Officer and Director

Assurant, Inc.

Assurant, Inc.

28 Liberty Street

41st Floor

New York, New York 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:	May 11, 2017, 9:00 a.m.

LOCATION:	Andaz Hotel, 75 Wall Street, New York, New York 10005

PURPOSE OF THE

MEETING:	To elect each of our directors standing for re-election to our Board of Directors to serve until the 2018 Annual Meeting of Stockholders;

To ratify the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2017;

To cast an advisory say-on-pay vote approving the compensation of the Company’s named executive officers for 2016;

To cast an advisory vote approving an annual frequency of say-on pay votes;

To approve the Assurant, Inc. 2017 Long Term Equity Incentive Plan;

To approve a proposal to eliminate supermajority voting requirements in the Company’s certificate of incorporation; and

To transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE:	Stockholders of record at the close of business on March 17, 2017 are entitled to receive this notice and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

A list of those stockholders will be available for inspection at the offices of Assurant beginning at least ten days before the Annual Meeting.

PROXY VOTING:

Whether or not you plan to attend the Annual Meeting, we hope that you will read this proxy statement and submit your vote by telephone, via the Internet, or by requesting a printed copy of the proxy materials and completing, signing and returning the proxy card as instructed.

VOTE BY INTERNET – www.proxy.vote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 10, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 10, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Pursuant to the “Notice and Access” rule of the U.S. Securities and Exchange Commission (the “SEC”), stockholders may choose to access our proxy materials via the Internet or may request printed copies of such materials. Electronic delivery allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials. On or about March [    ], 2017, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders informing them that our proxy statement, 2016 annual report to stockholders and voting instructions are available on the Internet as of such date.

If you plan to attend the Annual Meeting, please notify the Chief Legal Officer and Secretary at Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005, so that we can make appropriate arrangements. Please bring a government-issued photo identification and, if you hold your shares through a bank, broker or other nominee, a legal proxy, which will allow you to attend the Annual Meeting and vote in person. In addition, if you are representing an organization that is a stockholder, you must bring evidence of your authority to represent that organization at the Annual Meeting.

Thank you for your interest in and consideration of the proposals listed above.

By Order of the Board of Directors,

Bart R. Schwartz

Executive Vice President,

Chief Legal Officer and Secretary

March [    ], 2017

The Assurant Proxy Statement and Annual Report are available at

www.proxyvote.com

You will need your 12-digit control number, listed on the Notice, to access these materials and to vote.

EACH VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE PROMPTLY SUBMIT YOUR VOTE BY TELEPHONE, INTERNET OR MAIL AS EXPLAINED ABOVE.

Summary Information

SUMMARY INFORMATION

Provided below is a summary of certain information contained in this proxy statement. Before casting your vote, please refer to the complete proxy statement and the 2016 annual report to stockholders.

MATTERS TO BE VOTED ON

Proposals	Board Recommendation	Page
Election of 10 Director Nominees	FOR	3
Ratification of Appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for 2017	FOR	10
Advisory Approval of 2016 Compensation of Named Executive Officers	FOR	11
Advisory Approval of Annual Frequency of Say-on-Pay Votes	FOR	12
Approval of Assurant, Inc. 2017 Long Term Equity Incentive Plan	FOR	13
Approval of Elimination of Supermajority Voting Requirements	FOR	21

BUSINESS HIGHLIGHTS

Overview. Assurant is a global provider of risk management solutions in the housing and lifestyle markets, protecting where people live and the goods they buy. Assurant operates in North America, Latin America, Europe and Asia through three operating segments: Global Housing, Global Lifestyle, and Global Preneed.

Transformation. Assurant’s vision is to be the premier provider of risk management solutions in its addressable markets within the housing and lifestyle markets globally. To achieve this vision, Assurant is undergoing a multi-year transformation to position the Company for long-term profitable growth. In 2016, as part of its portfolio realignment to focus on the housing and lifestyle markets, the Company substantially exited the health insurance market and sold its employee benefits business to Sun Life Assurance Company of Canada. In addition, the Company began the implementation of new global organizational structures for its business operations and key support functions.

Segment Change. As part of the portfolio realignment and organizational changes, the composition of the Company’s reportable segments changed as of December 31, 2016 to five reportable segments: Global Housing (formerly Assurant Specialty Property), Global Lifestyle (formerly included in Assurant Solutions), Global Preneed (formerly included in Assurant Solutions), Total Corporate and Other (includes Corporate and Other and the former Assurant Health segment) and Assurant Employee Benefits (for the two months prior to the sale in 2016).

✓ 2016 Financial Highlights[1]

• Total net earned premiums, fees and other income from the Global Housing, Global Lifestyle and Global Preneed segments totaled $6.17 billion

• Fees and other income from the Global Housing, Global Lifestyle and Global Preneed segments were $1.37 billion

• Net Income of $565.4 million and Net Operating Income, excluding reportable catastrophe losses, of $379.3 million

• Net Income per diluted share of $9.13 and Net Operating Income per diluted share, excluding reportable catastrophe losses, of $6.12

• 13.1% GAAP return on equity and 10.5% operating return on equity, excluding AOCI and reportable catastrophe losses

• Total stockholder return was 18.14%[2]

[1] Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.

[2]       Total stockholder return based on stock price plus reinvestment of dividends. See “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Stock Performance Graph” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Summary Information

✓ Disciplined Capital Management

In 2016, Assurant:

• Returned approximately $995 million to stockholders through share repurchases and common stock dividends

• Repurchased shares for $869 million

• Increased the quarterly dividend in November by approximately 6% to $0.53

• Completed tender offer for $100 million of senior notes and invested approximately $208 million in acquisitions

• Ended 2016 with $775 million of holding company capital and $525 million of deployable capital

COMPENSATION HIGHLIGHTS

Assurant’s executive compensation programs are aligned with the Company’s strategic and financial objectives. As explained in detail below, a large portion of the Company’s executive compensation is tied to the Company’s financial performance and stock price performance. Highlights of the Company’s 2016 executive compensation programs include:

✓ Pay for Performance Commitment

• Significant portion of executive short- and long-term compensation tied to the Company’s overall performance and to the growth of businesses targeted for profitable growth long-term.

• Above-target compensation paid if the Company delivers above-target performance.

 •     For executive officers, the performance stock unit (“PSU”) component of the Company’s long-term incentive award represents 75% of their long-term incentive compensation opportunity and the restricted stock unit (“RSU”) component represents 25%.

 •     PSUs were granted in 2016 on the basis of the Company’s performance with regard to two metrics: (i) total stockholder return (TSR) relative to the S&P 500 Index, and (ii) Net Operating Income per diluted share, excluding reportable catastrophe losses.

✓ Stringent Executive Compensation Governance

• Maximum payout caps for annual incentive compensation; limited to 200% of each NEO’s target opportunity.

• No dividend equivalents on unvested PSUs.

• Robust stock ownership guidelines for executive officers and directors.

• Clawback policy applicable to current and former executive officers in the event of financial statement restatement.

• NEO change of control agreements are “double trigger” and do not provide for excise tax gross-ups.

✓ Changes to 2016 Compensation to Align with Transformation

 •     As a result of the strategic repositioning and broader transformation of the Company, the Compensation Committee made a number of changes to the Company’s short-term and long-term incentive programs for 2016. These changes further align our incentive compensation programs with the strategy of the Company to drive profitable growth long-term through a greater focus on our housing and lifestyle protection offerings. These changes include:

 •       For the short-term incentive program, removal of operating return on equity metric and the related increase of the weighting of the other metrics; half of the business segment compensation tied to enterprise metrics; and removal of reportable catastrophe losses from the profitability metrics; and

• For the long-term incentive program, one absolute metric and one relative metric in place of three relative metrics, with the TSR metric relative to the S&P 500 Index.

 •     Additionally, the Compensation Committee has decided that Assurant Health results will be excluded from the Company’s performance targets given the Company’s exit from the health insurance market (which is substantially complete) and consistent with the Company’s reporting of operating results.

Summary Information

✓ Changes to 2017 Compensation

 •     In order to further reinforce the commitment to drive profitable growth, for the short-term incentive program in 2017, the Compensation Committee replaced the net operating income per share metric, which remains in the long-term program, with the net operating income metric, increasing its weighting.

✓ Support for Executive Compensation

• In 2016, we again received strong support for our executive compensation programs, with 95% of votes cast approving our advisory say-on-pay resolution.

CORPORATE GOVERNANCE HIGHLIGHTS

Assurant is committed to strong corporate governance practices. Certain highlights include:

✓ Independent Board Chair	✓ Appropriate mix of director diversity and tenure
✓ Declassified Board	✓ Over 98% director attendance at meetings
✓ Majority voting standard for director elections	✓ Regular outreach to investors
✓ Independent Board (with exception of CEO)	✓ Clawback policy
✓ Annual Board and committee self-evaluations, including individual director evaluations and periodic third-party facilitation	✓ No stockholder rights plan ✓ Officers and directors prohibited from hedging and pledging Company securities ✓ Code of Ethics applicable to all employees and directors
✓ Policy against corporate independent political expenditures
✓ Board recommending elimination of remaining supermajority voting provisions at this meeting

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ASSURANT, INC.

28 Liberty Street

41st Floor

New York, New York 10005

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 11, 2017

This proxy statement is furnished to stockholders of Assurant, Inc. (“Assurant” or the “Company”) in connection with the solicitation by the Board of Directors of Assurant (the “Board”) of proxies to be voted at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Andaz Hotel, 75 Wall Street, New York, New York 10005 on May 11, 2017 at 9:00 a.m., or at any adjournment or postponement thereof.

The SEC rules allow us to use a “Notice and Access” model to make our proxy statement and other Annual Meeting materials available to you. On or about March [    ], 2017, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders advising them that our proxy statement, 2016 annual report to stockholders and voting instructions can be accessed via the Internet upon the commencement of such mailing. You may then access these materials and vote your shares via the Internet or by telephone or you may request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner described in the Notice. Using the Notice allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with convenient access to the proxy materials via the Internet.

Additionally, in accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets be sent. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement for 2017 or in the future, he or she may telephone toll-free 1-866-540-7095 or write to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge at the address set forth above if they are record holders.

The solicitation of proxies for the Annual Meeting is being made by telephone, Internet and mail. Proxies may be solicited on behalf of the Company by its officers, directors or employees by telephone, in person or by other electronic means. We have retained Morrow Sodali LLC, 470 West Ave. Stamford, Connecticut 06902, to assist with the solicitation of proxies for an estimated fee of $12,000 plus reimbursement of expenses. We will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse brokerage firms and other record holders of shares beneficially owned by others for their reasonable expenses incurred in forwarding solicitation material to beneficial owners of shares.

Any stockholder of record may revoke his or her proxy at any time before it is voted by delivering a later dated, signed proxy or other written notice of revocation to the Corporate Secretary of Assurant. Any record holder of shares present at the Annual Meeting may also withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. All shares represented by properly signed and returned proxies in the accompanying form or those submitted by Internet or telephone, unless revoked, will be voted in accordance with the instructions given thereon. A properly executed proxy without specific voting instructions will be voted as recommended by the Board: FOR each director nominee; FOR Proposals Two, Three, Five and Six; and FOR an annual vote with respect to Proposal Four, each as described in this proxy statement.

Any stockholder whose shares are held through a broker, bank or other nominee (shares held in street name) will receive instructions from the broker, bank or nominee that must be followed in order to have his or her shares voted. Such stockholders wishing to vote in person at the meeting must obtain a legal proxy from their broker, bank or other nominee and bring it to the meeting.

Only stockholders of record at the close of business on March 17, 2017, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. As of the close of business on that date, [    ] shares of our common stock, par value $0.01 per share (the “Common Stock”), were outstanding. Stockholders will each be entitled to one vote per share of Common Stock held.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting. Pursuant to Assurant’s by-laws and the Delaware General Corporation Law (the “DGCL”), the presence of the holders of shares representing a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the DGCL, abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum. Broker non-votes are proxies from brokers or nominees as to which such persons have not received instructions from the beneficial owners or other persons entitled to vote with respect to a matter on which the brokers or nominees do not have the discretionary power to vote.

For Proposal One, to be elected as a director, a nominee must receive the support of a majority of the votes cast, meaning that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election. Any incumbent director who is not elected by a majority of the votes cast must promptly tender his or her resignation. The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) will consider the matter, taking into account all relevant factors, and recommend to the Board whether to accept or reject the tendered resignation or to take other action. The Board, excluding the director in question, will act on the Nominating Committee’s recommendation and publicly disclose its decision and the rationale within 90 days following the date of the certification of the election results. Under our by-laws, the approval of Proposals Two, Three, Four and Five requires the affirmative vote of a majority of the stock held by persons who are present or represented by proxy at the Annual Meeting and entitled to vote. The approval of Proposal Six requires approval of a supermajority (66 2/3%) of outstanding common shares.

For purposes of the election of directors under Proposal One, an abstention will not affect whether the number of “for” votes exceeds the number of “against” votes, and accordingly will not affect whether the director is elected. For purposes of determining approval of the other Proposals, abstentions will have the same effect as an “against” vote.

Under Rule 452 of the New York Stock Exchange (the “NYSE”) Listed Company Manual, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016 (Proposal Two) is a routine matter as to which brokers will be permitted to vote uninstructed shares. Nevertheless, under NYSE Rule 452, brokers who do not receive voting instructions from their clients with respect to the other Proposals will not exercise discretion to vote on those proposals. If a broker or other record holder of shares returns a proxy card indicating it does not have discretionary authority to vote as to a particular matter (thus, a “broker non-vote”), those shares will not be counted as voting for or against the matter or “entitled to vote” on the matter, and will, therefore, have no legal effect on the voting for which the broker non-vote is indicated.

We urge stockholders to vote their shares by Internet, telephone or mail.

Proposal One

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL ONE

ELECTION OF DIRECTORS

We have ten directors, all of whom have been nominated for re-election to serve until the 2018 Annual Meeting or until their successors are elected and have qualified. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nominees listed below. If any nominee becomes unavailable to serve for any reason, the proxies solicited hereby will be voted for election of the person, if any, designated by the Board to replace that nominee.

The following biographies summarize the director nominees’ tenure on the Assurant Board, business experience, director positions held during the last five years, and the particular experience, qualifications, attributes and/or skills that led the Board to conclude that they should serve as directors. The skills, experience and qualifications we believe are important for directors to possess and which are highlighted below include:

Corporate Governance/Public Company.   Directors with corporate governance experience support our goals of strong Board and management accountability, transparency and protection of stockholder interests.

Finance, Accounting or Financial Reporting.   Our Board values directors with an understanding of finance, financial reporting processes and accounting practices, given the importance of accurate financial reporting and strong financial controls.

Financial Services/Insurance Industry. Directors with financial services or insurance industry experience offer a valuable perspective when reviewing our business and strategy.

International. Our Company is a global organization; directors with broad international exposure and experience provide useful business, strategic and cultural perspectives.

Risk Management. Directors with risk management experience are critical to the Board’s role in overseeing the risks facing the Company.

Senior Leadership.   Directors who have served in relevant senior leadership positions bring a unique experience and perspective. We seek directors who have demonstrated expertise in operations, strategy and talent management.

The following persons have been nominated to serve as directors of Assurant until the 2018 Annual Meeting:

Elaine D. Rosen Non-Executive Chair of the Board: Since November 2010 Director: Since February 2009 Age: 64 Board Committees: Compensation Other Public Company Boards: Kforce, Inc. (Since 2003)

Ms. Rosen served as Executive Vice President of UNUM/Provident Corporation from 1999 to 2001 and as President of UNUM Life Insurance Company of America from 1997 to 1999 after serving in various positions

Proposal One

at the company since 1975. Ms. Rosen currently chairs the Board of Trustees of The Kresge Foundation and serves on the Board of Directors of Preble Street, a collaborative for the homeless and low income community in Portland, Maine. She also serves as a founding trustee and a member of the Executive Committee of the Foundation for Maine’s Community Colleges.

Ms. Rosen has significant public company and corporate governance experience, including chairing the Compensation Committee at Kforce and serving on its Nomination Committee and its Corporate Governance Committee. Ms. Rosen previously chaired Assurant’s Nominating and Corporate Governance Committee.

Ms. Rosen has held senior executive roles at Unum Life Insurance Company and has substantial financial knowledge.

Ms. Rosen has extensive management and operational experience in the insurance industry.

Ms. Rosen has extensive experience as a senior executive at Unum, as the Chair of our Board and as the chair of a major philanthropic foundation.

Howard L. Carver Director: Since March 2002 Age: 72 Board Committees: Audit, Nominating and Corporate Governance (Chair) Other Public Company Boards: StoneMor Partners L.P. (Since 2005)

Mr. Carver retired as an Office Managing Partner of Ernst & Young LLP in June of 2002. Mr. Carver’s career at Ernst & Young spanned five decades, beginning as an auditor and a financial consultant. In 2013, Mr. Carver was appointed to the board of directors of Pinnacol Assurance, the workers compensation facility for the State of Colorado, and has been a member of its Audit Committee since 2012 and, since August 2015 chair of its Governance & Ethics Committee and chair of its board. Mr. Carver is a Certified Public Accountant and is a member of both the American Institute of Certified Public Accountants and the Connecticut Society of CPAs. Mr. Carver also serves or has recently served on the boards and/or audit committees of several civic and charitable organizations. Given Mr. Carver’s experience and qualifications, the Company has designated him as an Audit Committee financial expert for purposes of SEC Regulation S-K, Item 407(d)(5).

Mr. Carver has considerable corporate governance experience from his service on two public company boards and several governance committees for non-profit organizations. In addition to his committee roles at Assurant, Mr. Carver is a member of StoneMor’s Audit Committee and its Compensation Committee and chairs its Conflicts Committee.

Mr. Carver has extensive accounting and audit expertise with over 35 years at Ernst & Young and as the former chair of our Audit Committee.

Mr. Carver has over 40 years of financial services industry experience and is closely familiar with the insurance industry.

Mr. Carver has significant insurance-related risk management experience.

Proposal One

Juan N. Cento Director: Since May 2006 Age: 65 Board Committees: Compensation, Nominating and Corporate Governance Other Public Company Boards: None

Mr. Cento is the President of the Latin America and Caribbean Division of FedEx Express, headquartered in Miami, Florida. Mr. Cento has more than 30 years of experience in the air cargo and express transportation industry. He previously worked with Flying Tigers Line, Inc. and transitioned to FedEx in 1989 when the two companies were combined. Mr. Cento is involved in several non-profit organizations. He is a member of the International Advisory Board of Baptist Health System and the Council of the Americas. Additionally, Mr. Cento is Chair of the board of directors for CLADEC (Conference of Latin American and Caribbean Express Companies) and a member of the board of the United Way of Miami-Dade.

Mr. Cento has substantial corporate governance and public company experience as a result of his tenure at FedEx and as a member of our Nominating and Corporate Governance Committee.

Mr. Cento has over 30 years of international, strategic and operational business experience.

Mr. Cento has considerable experience as a senior executive, leading the Latin American expansion of FedEx’s business.

Alan B. Colberg Director: Since January 2015 Age: 55 Board Committees: None Other Public Company Boards: CarMax, Inc. (Since 2015)

Mr. Colberg is President and Chief Executive Officer of Assurant, Inc. He was named the Company’s President, effective September 16, 2014, and became Chief Executive Officer and director on January 1, 2015. Mr. Colberg joined Assurant as Executive Vice President of Marketing and Business Development in March 2011. Before joining Assurant, Mr. Colberg worked for Bain & Company, Inc. for 22 years, founding and heading Bain’s Atlanta office since 2000. He also served as Bain’s global practice leader for financial services, advising leading global companies, including Assurant. Mr. Colberg has long been active in civic leadership roles having served as chairman of the board of the Atlanta International School and on the boards of the Woodruff Arts Center and the Metro Atlanta Chamber of Commerce. Mr. Colberg was elected to the board of directors of CarMax, Inc. in October 2015 and is a member of its Audit Committee.

Proposal One

Mr. Colberg dedicated much of his 22 year career at Bain & Company to financial services and for six years served as the global practice leader of financial services.

During his tenure at Bain & Company Mr. Colberg advised several leading global companies including Assurant, Inc.

Mr. Colberg has over 25 years of senior leadership experience.

Elyse Douglas Director: Since July 2011 Age: 61 Board Committees: Audit, Finance and Risk (Chair) Other Public Company Boards: None

Ms. Douglas served as Executive Vice President and Chief Financial Officer of Hertz Global Holdings, Inc. and The Hertz Corporation until October 1, 2013. Ms. Douglas joined Hertz in July 2006. Prior to her role at Hertz, Ms. Douglas served as Treasurer of Coty Inc. from December 1999 until July 2006. Previously, Ms. Douglas served as an Assistant Treasurer of Nabisco, Inc. from June 1995 until December 1999. She also served in various financial services capacities for 12 years at Chase Manhattan Bank (now JPMorgan Chase). Ms. Douglas is a Certified Public Accountant and chartered financial analyst.

Ms. Douglas gained extensive financial experience through her roles as chief financial officer and treasurer of two multinational corporations.

Ms. Douglas has significant financial services industry experience through her roles at Chase Manhattan Bank.

Ms. Douglas has over 20 years of senior leadership experience including her tenure with Hertz Corporation and Coty.

Lawrence V. Jackson

Director:   Since July 2009

Age:   63

Board Committees:   Compensation (Chair), Finance and Risk

Other Public Company Boards:   Snyder’s-Lance, Inc. (Since 2015) and Constar, Inc. (2009-2011)

Mr. Jackson currently serves as a senior advisor with New Mountain Capital, LLC, as a manager of private equity funds based in New York and as Chair of the board of SourceMark LLC. Previously, Mr. Jackson served as the President and Chief Executive Officer of the global procurement division and as the Executive Vice President and Chief People Officer at Wal-Mart Stores, Inc. Prior to that, Mr. Jackson was President and Chief Operating Officer of Dollar General Corporation and Senior Vice President, Supply Operations, for Safeway, Inc. Mr. Jackson was also with PepsiCo, Inc. for 16 years in various executive roles. In connection with his position at New Mountain Capital, Mr. Jackson serves on the boards of several portfolio companies. Mr. Jackson previously served as a director on the board of Parsons Corporation and as chair of its Compensation Committee.

Proposal One

Mr. Jackson has served on the boards of a number of public companies including ProLogis and Constar and also serves as the chair of our Compensation Committee.

Mr. Jackson has over 20 years of international expertise with several multinational corporations including Walmart and PepsiCo.

Mr. Jackson has over 20 years of senior leadership experience, having held a number of executive management positions.

Charles J. Koch

Director:   Since August 2005

Age:   70

Board Committees:   Compensation, Finance and Risk

Other Public Company Boards:   Citizens Financial Group, Inc. (Since 2014) and Home Properties, Inc. (2010-2013)

Mr. Koch is a Public Interest Director on the board of The Federal Home Loan Bank of Cincinnati and serves as a member of its Personnel and Compensation Committee, its Finance and Risk Management Committee and its Nomination & Governance Committee. Mr. Koch previously served as Chair, President and Chief Executive Officer of Charter One Financial, Inc. prior to its sale to The Royal Bank of Scotland. He was elected President and Chief Operating Officer in 1980, served as President and Chief Executive Officer beginning in 1988 and then became Chair, President and Chief Executive Officer in 1990. Mr. Koch is also a past Chair of the Board of Trustees of Case Western Reserve University and the past Chair of the Board of Trustees of John Carroll University.

Mr. Koch has served on the boards of directors of public companies for more than ten years.

Mr. Koch has significant experience in the financial services industry, having led one of the country’s largest regional banks.

Mr. Koch has considerable risk management experience and serves as the chair of the Risk Committee at Citizens Financial Group, Inc. and previously chaired the Company’s Finance & Investment Committee.

Mr. Koch has over 30 years of senior leadership experience including several high level financial services positions.

Jean-Paul L. Montupet

Director:   Since September 2012

Age:   69

Board Committees:   Finance and Risk, Nominating and Corporate Governance

Other Public Company Boards:   IHS Inc. (Since 2012), WABCO Holdings, Inc. (Since 2012), Lexmark International, Inc. (2006 -2016) and PartnerRe Ltd. (2002—2015)

Until his retirement in December 2012, Mr. Montupet was the Chair of Emerson Electric Co.’s Industrial Automation business and President of Emerson Europe. During his 22 year career with Emerson Electric Co., Mr. Montupet held a number of senior leadership roles including Executive Vice President of Emerson Electric Co. and Chief Executive Officer of Emerson Electric Asia Pacific.

Proposal One

Mr. Montupet has substantial corporate governance and public company experience, including as chair of the Compensation, Nominating and Governance Committee at WABCO Holdings and former chair of the Corporate Governance and Public Policy Committee at Lexmark International and the Compensation & Management Development Committee at PartnerRe.

Mr. Montupet has considerable insurance-related expertise through his service as the former non-executive chairman of the board of PartnerRe Ltd.

Mr. Montupet has expertise in international markets having served as President of Emerson Europe and Chief Executive Officer of Emerson Electric Asia Pacific.

Mr. Montupet has significant risk management knowledge and is a member of two public company risk committees.

Mr. Montupet has considerable senior management experience having held a number of executive positions over 30 years at Emerson Electric Co. and Leroy-Somer, Inc.

Paul J. Reilly Director: Since June 2011 Age: 60 Board Committees: Audit, Nominating and Corporate Governance Other Public Company Boards: Cabot Microelectronics Corporation (Since 2017)

From May 2016 until his retirement in January 2017, Mr. Reilly was Executive Vice President of Arrow Electronics, Inc., distributor of electronic components and computer products. He was Executive Vice President and Chief Financial Officer of Arrow from 2001 until May 2016. Mr. Reilly joined Arrow Electronics in 1991 and held various positions within the company prior to assuming the role of Chief Financial Officer in 2001. Prior to joining Arrow Electronics, Mr. Reilly was a Certified Public Accountant in the business assurance practice of the New York office of KPMG Peat Marwick.

Mr. Reilly in his prior role as Chief Financial Officer of Arrow Electronics, has oversight of the company’s treasury, capital structuring, budgeting, controller and investor relations functions and has substantial financial knowledge.

Mr. Reilly is a Certified Public Accountant and was employed by KPMG where he provided audit services to a wide range of public and private multinational organizations.

Mr. Reilly has served as a senior executive at a public company for more than 15 years.

Proposal One

Robert W. Stein Director: Since October 2011 Age: 68 Board Committees: Audit (Chair) Other Public Company Boards: Aviva plc (Since 2013)

Mr. Stein is a former Global Managing Partner, Actuarial Services at Ernst & Young LLP. Mr. Stein joined Ernst & Young in 1976 and held various leadership roles in the firm’s actuarial and insurance practice. He currently serves on the board of Resolution Life Holdings, Inc. He is a Certified Public Accountant and is a member of the AICPA. He is also a member of the American Academy of Actuaries, a Fellow of the Society of Actuaries and a Trustee Emeritus of the Actuarial Foundation. Given Mr. Stein’s experience and qualifications, the Company has designated him as an Audit Committee financial expert for purposes of SEC Regulation S-K, Item 407(d)(5).

Mr. Stein is Certified Public Accountant and has significant accounting and financial reporting experience.

Mr. Stein has more than 40 years of experience advising many of the world’s leading insurance companies on financial and operating matters.

Mr. Stein has vast knowledge and experience in the areas of actuarial matters and risk management. He also currently serves on the Risk, Audit and Remuneration Committees of Aviva plc and chairs the Audit Committee of Resolution Life Holdings.

Mr. Stein spent more than 30 years leading various practice areas within Ernst & Young LLP.

Vote Required; Board Recommendation

Under our by-laws, each director must be elected by the holders of a majority of the votes cast, meaning that the number of votes cast “for” the nominee’s election must exceed the number of votes cast “against” the nominee’s election. Abstentions will have no effect on this determination.

The Board of Directors recommends that stockholders vote FOR each of the nominees named above to serve until the 2018 Annual Meeting or until their successors are elected and have qualified.

Proposal Two

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2017. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee is responsible for approving the audit fees and terms associated with the Company’s retention of its independent registered public accounting firm. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be regular rotation of the independent registered public accounting firm. In conjunction with the mandated rotation of the lead engagement partner, the Audit Committee and its chair are involved in the selection of the new lead engagement partner. The members of the Audit Committee and the Board believe that the retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interest of the Company and its stockholders. PricewaterhouseCoopers LLP has acted as our independent registered public accounting firm since 2000.

In accordance with a resolution of the Audit Committee, this appointment is being presented to stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its appointment. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

Vote Required; Board Recommendation

The affirmative vote of a majority of the stock held by persons who are present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for ratification. For purposes of determining approval of this proposal, an abstention will have the same effect as an “against” vote.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2017.

Proposal Three

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION FOR 2016

The following Company proposal gives stockholders the opportunity to cast a non-binding advisory vote with respect to the 2016 compensation of the Company’s named executive officers (“NEOs”). This advisory vote is also referred to as the “say-on-pay” advisory vote. Consistent with the results of the 2011 stockholder vote, the Company holds the say-on-pay advisory vote on an annual basis. This year, the Company will hold its second advisory vote on the frequency of the say-on-pay advisory vote (see Proposal Four).

In considering your vote, we encourage you to review the Compensation Discussion and Analysis (the “CD&A”), beginning on page 27. As described in the CD&A, we believe our current compensation programs and policies directly link executive compensation to Company performance and thereby align the interests of our executive officers with those of our stockholders.

Our Board intends to carefully consider the stockholder vote resulting from this proposal. Please cast a vote either to approve or not approve the following resolution:

“RESOLVED, that the 2016 compensation provided to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Vote Required; Board Recommendation

The affirmative vote of a majority of the stock held by persons who are present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval of this non-binding resolution. For purposes of determining approval of this proposal, an abstention will have the same effect as an “against” vote.

The Board of Directors recommends that you vote FOR approval of the 2016 compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative.

Proposal Four

PROPOSAL FOUR

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

The following Company proposal gives the stockholders the opportunity to cast a non-binding advisory vote with respect to the frequency of the say-on-pay advisory votes. Stockholders can vote whether the say-on-pay advisory vote should occur every year, every two years or every three years.

Although this is a non-binding resolution, our Board intends to carefully consider the stockholder vote resulting from this proposal. Please cast a vote for one of four choices: one year, two years, three years or “abstain.”

Vote Required; Board Recommendation

The affirmative vote of a majority of the stock held by persons who are present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval of this non-binding resolution. For purposes of determining approval of this proposal, an abstention will have the same effect as an “against” vote.

The Board of Directors recommends that you vote FOR the one year frequency option.

Proposal Five

PROPOSAL FIVE

APPROVAL OF THE ASSURANT, INC. 2017 LONG TERM EQUITY INCENTIVE PLAN

The Compensation Committee adopted, subject to stockholder approval at the Annual Meeting, the Assurant, Inc. 2017 Long Term Equity Incentive Plan (the “2017 ALTEIP”). The 2017 ALTEIP will become effective as of the date it is approved by the stockholders.

The 2017 ALTEIP is intended to serve as the successor to the Assurant, Inc. Long Term Equity Incentive Plan (the “Prior Plan” or the “ALTEIP”). As of January 31, 2017, there were approximately 1,519,380 shares of our Common Stock subject to outstanding awards under the Prior Plan. As of such date, there were approximately 4,103,169 shares of our Common Stock reserved and available for future awards under the Prior Plan. All awards granted after January 31, 2017 will reduce the new share reserve described in “Shares Available for Awards” below. If our stockholders approve the 2017 ALTEIP, all future equity awards will be made from the 2017 ALTEIP, and we will not grant any additional awards under the Prior Plan.

Considering our historical grant practices, we believe we have been judicious in our share usage under the Prior Plan, and mindful of potential stockholder dilution. The Prior Plan has been the sole source of shares for all equity incentive awards granted to our officers, employees and directors since 2010, and during such time we have never sought stockholder approval of any increase in the number of shares available for issuance under the Prior Plan. Approval of the 2017 ALTEIP will enable the Company to continue making equity compensation grants that serve as incentives to recruit and retain key employees and to continue aligning the interests of its employees with stockholders. Based on the number of requested shares to be reserved under the 2017 ALTEIP and on our anticipated future annual grant cycles, we expect that the share reserve will be sufficient to cover future equity incentive awards for approximately one to three years.

A summary of the 2017 ALTEIP is set forth below. This summary is qualified in its entirety by the full text of the 2017 ALTEIP, which is attached to this Proxy Statement as Appendix B.

Promotion of Sound Corporate Governance Practices

We have designed the 2017 ALTEIP to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers and non-employee directors with the interests of stockholders and the company and reflect our regular discussions with stockholders. Some of these features, such as the prohibition on stock option and SAR re-pricing, are current practices of the Company now made explicit in the 2017 ALTEIP. The following are some of the features included in the 2017 ALTEIP:

•

No Single-Trigger Change of Control Vesting. If awards granted under the 2017 ALTEIP are assumed by the successor entity in connection with a change of control of the Company, such awards will not automatically vest and pay out upon the change of control.

•

No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

Prohibition on Repricing. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including by a cash repurchase of “underwater” awards.

•

Minimum Vesting Requirements. Subject to certain limited exceptions, full-value awards, stock options and SARs granted under the 2017 ALTEIP will either be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service.

Proposal Five

•

No Liberal Share Recycling on Stock Options or SARs. Shares retained by or delivered to the Company to pay the exercise price of a stock option or SAR or to satisfy tax withholding in connection with the exercise of such awards count against the number of shares remaining available under the 2017 ALTEIP.

•	No Tax Gross-Ups. The 2017 ALTEIP does not provide for any tax gross-ups.

•	Awards Subject to Clawback Policy. Awards under the 2017 ALTEIP will be subject to any compensation recoupment policy that the company may adopt from time to time.

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior Plan, which is the Company’s only active equity plan, as of January 31, 2017 (and without giving effect to approval of the 2017 ALTEIP under this Proposal):

Prior Plan
Total shares underlying outstanding full value awards1 2	1,519,380
Total shares currently available for grant[3]	4,103,169
[1]	Includes the maximum number of shares issuable upon conversion of performance awards assuming maximum achievement of all performance goals.
[2]	There are no outstanding appreciation awards.
[3]	If our stockholders approve the 2017 ALTEIP, all future equity awards will be made from the 2017 ALTEIP, and we will not grant any additional awards under the Prior Plan.

Summary of the 2017 ALTEIP

Purpose. The purpose of the 2017 ALTEIP is to give Assurant a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, and to provide Assurant with an equity plan that gives employees incentives directly linked to stockholder value.

Administration. The 2017 ALTEIP will be administered by a committee selected by the Board and composed of two or more directors. Each committee member will be a non-employee director as defined under federal securities law, an outside director as defined under Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and an independent director as defined under the rules of the NYSE. Unless otherwise determined by the Board, our Compensation Committee will administer the 2017 ALTEIP.

The Compensation Committee will have exclusive and final authority to administer and interpret the 2017 ALTEIP, including the power to:

•	Determine eligibility for participation;

•	Establish performance goals for each participant;

•	Determine the types of awards to be granted to participants; and

•	Interpret the terms and provisions of the plan and any award.

Any determination made by the Compensation Committee under the 2017 ALTEIP will be made in the sole discretion of the Compensation Committee, and such determinations will be final and binding on all persons.

Generally, the Compensation Committee may delegate any of its powers and responsibilities, and our full Board may exercise any of the Compensation Committee’s powers and responsibilities. In accordance with past practice, the Board has delegated to Assurant’s Chief Executive Officer limited authority to make

Proposal Five

certain grants of awards to non-Section 16 officers. However, the Compensation Committee may not delegate any of its powers or responsibilities, and the full Board may not exercise any of those powers or responsibilities, to the extent that those actions would cause an option, stock appreciation right or other full-value award that is intended to be exempt from the limits on deductibility under Section 162(m) to lose that exemption or would cause an award to a director or executive officer to fail to be exempt from short-swing profit recovery.

Eligible Participants in the Plan

The Compensation Committee may select any or all of the following to be granted awards under the plan:

•	Members of the Board; and

•	Officers of, employees of, and consultants to Assurant and/or any of our subsidiaries or affiliates.

As of February 13, 2017, we had ten members of the Board and approximately 14,800 officers, employees, and consultants.

Awards to Non-Employee Directors. Notwithstanding the above, awards granted under the 2017 ALTEIP to the Company’s non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time.

Permissible Awards. The 2017 ALTEIP authorizes the granting of awards in any of the following forms:

•	Market-priced options to purchase shares of our Common Stock, which may be designated under the Code as nonstatutory stock options or incentive stock options;

•

Stock appreciation rights (SARs), which give the holder the right to receive an amount (payable in cash or stock, as specified in the award agreement) equal to the excess of the fair market value per share of our Common Stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date), multiplied by the number of stock appreciation rights that have been exercised by the holder;

•	Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•	Unrestricted stock, which is not subject to conditions on grant, vesting or transferability, but is subject to the conditions and limitations described below under Minimum Vesting Requirements;

•

Restricted stock units, which represent the right to receive shares of Common Stock at a designated time in the future and subject to any vesting requirement as may be set by the Compensation Committee; and

•

Performance shares and performance units, which represent the right to earn or receive shares of Common Stock based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Compensation Committee.

Dividend Equivalents. The 2017 ALTEIP also enables the Compensation Committee to grant awards of dividend equivalents with respect to full-value awards. Dividend equivalents entitle the participant to receive payments equal to the dividends that would be payable with respect to shares of our Common Stock during a specified period, if the participant had owned the shares during that period.

We may settle dividend equivalents in cash, shares of our stock, or both, in the Compensation Committee’s discretion. Dividend equivalents may be made subject to the same vesting conditions as the conditions of any other award to which they relate, including vesting based on continued service, the satisfaction of performance goals, or both.

Proposal Five

Shares Available for Awards. Subject to proportionate adjustment in the event of stock splits and similar events, the aggregate number of shares of Common Stock that may be issued under the 2017 ALTEIP is 1,500,000 shares, plus a number of additional shares underlying awards outstanding as of the effective date of the 2017 ALTEIP under the Prior Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. There are no appreciation awards outstanding.

Share Counting. Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again be available for future grants of awards under the 2017 ALTEIP. To the extent that the full number of shares subject to a full-value award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued shares originally subject to the award will be added back to the plan share reserve.

Shares withheld from a full-value award to satisfy tax withholding requirements will not count against the number of shares remaining available under the plan, and shares delivered by a participant to satisfy tax withholding requirements with respect to a full-value award will be added to the plan share reserve.

Shares withheld from an option or SAR to satisfy tax withholding requirements will count against the number of shares remaining available under the plan, and shares delivered by a participant to satisfy tax withholding requirements with respect to an Option or SAR will not be added to the plan share reserve.

Shares delivered or withheld to pay the exercise price of an option, will not be used to replenish the plan share reserve. Upon exercise of a SAR, the full number of shares underlying the award (rather than any lesser number based on the net number of shares actually delivered upon exercise) will count against the plan share reserve.

Limitations on Awards. The maximum aggregate number of shares of Common Stock subject to time-vesting options in any calendar year to any one participant is 300,000 and the maximum aggregate number of shares of Common Stock subject to time-vesting SARs in any calendar year to any one participant is also 300,000. With respect to performance-based awards, for any calendar year, the maximum amount that may be paid to any one participant payable in cash or property or other than shares is $7,500,000, and the maximum number of shares that may be paid to any one participant for performance-based awards is 300,000 shares.

Limits on Non-Employee Director Equity Compensation. The maximum number of shares that may be granted to any non-employee director under the 2017 ALTEIP in any calendar year shall be limited to a number that, combined with any cash fees or other compensation, does not exceed $600,000 in total value based on the share value on the date of grant (or $800,000 under extraordinary circumstances as determined by the Board).

Minimum Vesting Requirements. Full-value awards, options and SARs shall be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period; provided, however, that no portion of any award subject to graduated vesting shall vest earlier than one year after grant), or one year if the vesting is based on performance criteria other than continued service. However, the Compensation Committee may at its discretion (i) accelerate vesting of such full-value awards, options and SARs in the event of the participant’s termination of service, or the occurrence of a change in control, or (ii) grant full-value awards, options and SARs without the minimum vesting requirements described above with respect to awards covering 5% or fewer of the total number of shares authorized under the 2017 ALTEIP.

Qualified Performance-Based Awards. All options and stock appreciation rights granted under the 2017 ALTEIP are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Compensation Committee may designate any other award granted under the 2017 ALTEIP as a

Proposal Five

qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria: overall or selected sales growth, expense efficiency ratios (ratio of expenses to income), market share, customer service measures or indices, underwriting efficiency and/or quality, persistency factors, return on net assets, economic value added, stockholder value added, embedded value added, combined ratio, expense ratio, loss ratio, premiums, risk based capital, revenues, revenue growth, earnings (including earnings before taxes; earnings before interest and taxes; and earnings before interest, taxes, depreciation, and amortization), earnings per share, net operating earnings per share, operating income (including non-pension operating income), pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, return on equity, return on capital (including return on total capital or return on invested capital), cash flow return on investment, return on assets or operating assets, economic value added (or an equivalent metric), stock price appreciation, total stockholder return (measured in terms of stock price appreciation and dividend-related returns), cost control, gross profit, net operating income, cash generation, unit volume, stock price, market share, sales, asset quality, cost saving levels, marketing-spending efficiency, core non-interest income, or change in working capital with respect to Assurant or any one or more of our subsidiaries, affiliates, or divisions, either in absolute terms or relative to the performance or one or more other companies.

In order to qualify as performance-based compensation under Code Section 162(m), the Compensation Committee must establish such goals within the time period prescribed by Code Section 162(m), and the Compensation Committee may not amend an award or otherwise exercise any discretionary authority with respect to an award that has been designated as a qualified performance-based award in a manner that would cause such award to fail to qualify for the exemption from the $1,000,000 deduction limit imposed by Code Section 162(m).

The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

Treatment of Awards upon a Change of Control. Unless otherwise provided in an award agreement or any special plan document governing an award:

(A)

upon the occurrence of a change of control of the Company in which awards under the 2017 ALTEIP are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, if within two years after the effective date of the change of control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2017 ALTEIP), then:

•

all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

•

the payout opportunities attainable under outstanding performance-based awards will vest based on the greater of: (i) an assumed achievement of all relevant performance goals at the “target” level pro-rated based upon the length of time within the performance period that has elapsed prior to the change in control or (ii) the actual level of achievement of all relevant performance goals (measured as of the latest date immediately preceding the change in control for which performance can, as a practical matter, be determined).

(B)	upon the occurrence of a change of control of the Company in which awards under the 2017 ALTEIP are not assumed by the surviving entity or otherwise equitably converted or substituted in

Proposal Five

connection with the change in control in a manner approved by the Compensation Committee or the Board:

•	all outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on outstanding awards will lapse; and

•

the payout opportunities attainable under outstanding performance-based awards will vest based on the greater of: (i) an assumed achievement of all relevant performance goals at the “target” level pro-rated based upon the length of time within the performance period that has elapsed prior to the change in control or (ii) the actual level of achievement of all relevant performance goals (measured as of the latest date immediately preceding the change in control for which performance can, as a practical matter, be determined).

Anti-dilution Adjustments.  In the event of a transaction between us and our stockholders that causes the per-share value of our Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and annual award limits under the 2017 ALTEIP and the number of shares subject to outstanding awards and the exercise price for options and base price for SARs will be adjusted proportionately, and the Compensation Committee shall make such adjustments to the 2017 ALTEIP and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Prohibition on Repricing.  Without the prior consent of the Company’s stockholders, outstanding stock options and SARs cannot be repriced, directly or indirectly, nor may stock options or SARs be cancelled in exchanged for stock options or SARs with an exercise or base price that is less than the exercise price or base price of the original stock options or SARs. In addition, the Company may not, without the prior approval of stockholders, repurchase an option or stock appreciation right for value from a participant if the current market value of the underlying stock is lower than the exercise price per share of the option or stock appreciation right.

Limitations on Transfer.  Except to the extent otherwise determined by the Compensation Committee, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution.

Clawback Policy.  The Company has established a compensation recoupment policy (sometimes referred to as a “clawback policy”) with respect to excess incentive-based compensation provided to current and former executive officers. All performance-based awards granted under the 2017 ALTEIP and held by any such person are subject to the clawback policy.

Effective Date.  The 2017 ALTEIP will be effective upon approval of stockholders pursuant to this proposal. The plan has a term of ten years. However, for any performance shares or performance units granted after our stockholder meeting in 2022 to be exempt from Section 162(m) of the Internal Revenue Code, we will have to seek re-approval of the performance goals discussed above in 2022.

Amendment and Termination.  The Board or the Compensation Committee, may amend, alter, or discontinue the plan, but no amendment, alteration, or discontinuation may be made that would materially impair the rights of a participant with respect to a previously granted award without the participant’s consent (with certain limited exceptions). In addition, no amendment may be made without the approval of our stockholders if (1) approval of our stockholders is required by applicable law or the listing of any stock exchange on the Company’s Common Stock may be listed, (2) the amendment would materially increase the benefits to participants under the plan, (3) the amendment would materially increase the number of securities to be issued under the plan, or (4) the amendment would materially modify the requirements for participation in the plan.

Proposal Five

Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of awards we may make under the 2017 ALTEIP. The discussion is general in nature; we have not taken into account a number of considerations which may apply in light of the circumstances of a particular participant. The income tax consequences under applicable foreign, state and local tax laws may not be the same as under U.S. federal income tax laws.

Non-Qualified Stock Options.  The recipient will not recognize taxable income at the time of a grant of a non-qualified stock option, and we will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and be subject to income tax withholding) upon exercise of a nonqualified stock option; the recognized compensation will be equal to the excess of the fair market value of the shares purchased over their exercise price. We generally will be entitled to a corresponding deduction upon exercise of a non-qualified stock option.

Incentive Stock Options.  The recipient will not recognize taxable income at the time of a grant of an incentive stock option. The recipient will also not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option.

If the shares acquired by exercise of an incentive stock option are held for the longer of (1) two years from the date the option was granted and (2) one year from the date the shares were transferred, any gain or loss arising from disposition of those shares will be taxed as a long term capital gain or loss, and we will not be entitled to any deduction. If, however, the shares acquired are not held for the periods described above, then in the year of disposition the recipient will recognize compensation taxable as ordinary income, equal to the excess of the lesser of (1) the amount realized upon such disposition and (2) the excess of the fair market value of such shares on the date of exercise over the exercise price. We generally will be entitled to a corresponding deduction at that time. The excess of the amount realized in the disposition over the fair market value of the stock on the exercise date will be treated as a capital gain.

Stock Appreciation Rights.  The recipient will not recognize taxable income at the time of a grant of a stock appreciation right, and we will not be entitled to a tax deduction at that time. Upon exercise, however, the recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding) equal to the fair market value of any shares delivered and the amount of cash paid by us in settlement of the rights, and we generally will be entitled to a corresponding deduction at that time.

Restricted Stock and Unrestricted Stock.  The recipient of restricted stock will not recognize taxable income at the time of a grant of shares of restricted stock, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at that time. If that election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the restrictions lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will generally be entitled to a corresponding deduction at the time the ordinary income is recognized by the recipient, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply.

In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made, and prior to the time the restrictions lapse, will recognize compensation taxable as ordinary income (and subject to income tax withholding) rather than dividend income. We will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Proposal Five

The recipient of unrestricted stock, and of restricted stock subject only to restrictions on transferability, will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will generally be entitled to a corresponding deduction at that time, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Restricted Stock Units.  The recipient will not recognize taxable income at the time of a grant of a restricted stock unit, and we will not be entitled to a tax deduction at that time. The recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding), however, at the time of the settlement of the award, equal to the fair market value of any shares delivered and the amount of cash paid by us. We will be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Code Section 409A.  The 2017 ALTEIP permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, stock options and stock appreciation rights granted under the 2017 ALTEIP, are designed to be exempt from the application of Code Section 409A. Restricted stock units and performance awards granted under the 2017 ALTEIP would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding.  The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2017 ALTEIP.

New Plan Benefits

Grants and awards under the 2017 ALTEIP, which may be made to Company executive officers, directors and other employees, are not presently determinable. If the stockholders approve the Plan, such grants and awards will be made at the discretion of the Compensation Committee.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for approval. For purposes of determining approval of this proposal, abstentions will have the same legal effect as an “against” vote.

The Board of Directors recommends a vote FOR this Proposal. Proxies solicited by the Board of Directors will be voted FOR this Proposal, unless a different vote is specified.

Proposal Six

PROPOSAL SIX

ELIMINATION OF SUPERMAJORITY VOTING REQUIREMENTS

At the 2016 Annual Stockholder Meeting, the Company’s Board recommended for a non-binding stockholder proposal for simple majority vote, which received approval of over 98% of votes. The Board adopted resolutions approving and recommending to stockholders amendments to the Company’s certificate of incorporation (the “Charter”) to eliminate the two-thirds supermajority voting standard required to alter, amend, or repeal certain sections of the Charter, and approving amendments to the Company’s by-laws (the “By-Laws”) to make conforming changes, with effectiveness of the changes conditioned upon stockholder approval of the amendments to the Charter. At this Annual Meeting, the Board is seeking stockholder approval for the amendments to the Charter.

The Company’s Board is firmly committed to good corporate governance and has adopted a wide range of practices and procedures that promote effective corporate governance and Board oversight. In 2009 and 2010, through a stockholder vote, the Company proactively amended the Charter and By-Laws to bring them in line with modern corporate governance practices, including by eliminating the classified board, implementing majority voting for election of directors and updating certain other provisions. In particular, at the 2009 Annual Stockholder Meeting, the Board adopted resolutions approving and recommending to stockholders amendments to the Charter to, among other things, eliminate the two-thirds voting standard required with respect to the approval of mergers or consolidations of the Company and the sale, lease, exchange, transfer or other disposition of all or substantially all of the Company’s assets. With the Board’s support, this 2009 proposal to amend the Charter passed, receiving more than the required two-thirds vote, reducing the voting threshold to a majority of shares outstanding. The Board is now seeking stockholder approval for the adoption of the same standard to replace the remaining supermajority voting standards in the Charter. If stockholders approve this proposal, the conforming amendments to the By-laws will become effective.

Under Article NINTH of the Charter and under Article IX of the By-laws, a supermajority vote of two-thirds of the Company’s outstanding common shares is required to alter, amend or repeal certain sections of the Charter and the By-laws as described below. The proposed amendments would delete Article NINTH of the Charter as described below. The Board has approved conforming amendments to Article IX of the By-laws, subject to stockholder approval of the Charter amendments pursuant to this proposal. These amendments would reduce the supermajority voting threshold to a simple majority of shares outstanding. Our Board believes the majority of shares outstanding standard enhances corporate governance and enables the Board to pursue long-term corporate strategies for the benefit of stockholders overall, as compared to a majority of votes cast standard or a majority of votes present and entitled to vote standard, which would allow a small number of stockholders to enact significant corporate changes that benefit only a narrow group of stockholders. For example, under those standards, if a quorum of 50.1% of the Company’s issued and outstanding stock were present at a meeting, the support of the holders of only 25.1% of our stock would be sufficient to approve changes. This standard would also conform to the standard stockholders approved for mergers, consolidations and sales in 2009, as discussed above. In addition, through our ongoing investor outreach program, we proactively solicited views from the majority of our institutional stockholder base and received positive investor feedback on a majority of shares outstanding standard.

Under this proposal and conforming amendments to the By-Laws, a simple majority vote, instead of a supermajority vote, would be sufficient to alter, amend or repeal the following provisions:

In the Charter:

•	Article FIFTH: authorizing directors to amend or change bylaws; (this provision does not preclude stockholders from changing the bylaws.)

•	Article SIXTH: eliminating potential liability of directors for breaches of the duty of care.

Proposal Six

•	Article SEVENTH: authorizing the directors to determine the number of directors and to fill interim vacancies on the Board.

•

Article EIGHTH (and Section 2, Article 1 (Stockholders) of the bylaws): actions by stockholders may not be taken by written consent and only the Chief Executive Officer or the Board may call a special stockholder meeting.

In the By-laws:

•

Article I, Section 11: nomination of directors and proposal of business for stockholder meetings may be made at annual stockholders meeting pursuant to (a) meeting notice, (b) by the Board and (c) by stockholders who comply with notice requirements and deadlines.

•

Article II, Section 1: majority voting standard applies to annual director elections, unless the number of nominees exceeds the number of seats, in which case a plurality voting standard applies; a majority of directors constitutes a quorum.

•	Article II, Sections 6 and 7 (Board of Directors): Board may designate committees; the Board and its committees may act by unanimous written consent.

•	Article X: indemnification of officers and directors to the full extent provided under Delaware law; advancement of expenses to officers and directors.

•	Article IX Proviso: a majority of the outstanding shares are required to amend the Bylaw sections listed above.

If stockholders approve this Proposal Six, the following section would be deleted from the Charter, which would result in the voting standard for Charter amendments being a simple majority of shares outstanding as provided by Delaware law:

NINTH: Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of all the outstanding voting power of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required (i) to alter, amend or repeal Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH or this Article NINTH of this Restated Certificate of Incorporation or to adopt any provision inconsistent therewith or (ii) for the stockholders to alter, amend or repeal Section 2 and Section 11 of Article I of the By-Laws, Sections 1, 6 and 7 of Article II of the By-Laws, Article X of the By-Laws or the proviso to Article IX of the By-Laws or to adopt any provision inconsistent with any of such Sections or with such proviso of the By-Laws.

If stockholders approve this Proposal Six, conforming changes to the By-laws will become effective.

Vote Required; Board Recommendation

The affirmative vote of a supermajority (66 2/3%) of the common stock outstanding will be required for the approval of this proposal. For purposes of determining approval of this proposal, an abstention will have the same effect as an “against” vote.

The Board of Directors recommends a vote FOR this Proposal. Proxies solicited by the Board of Directors will be voted FOR this Proposal, unless a different vote is specified.

Executive Officers

EXECUTIVE OFFICERS

The table below sets forth certain information, as of March 10, 2017, concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.

Name	Age	Position

Alan B. Colberg	55	President, Chief Executive Officer and Director
Richard S. Dziadzio	53	Executive Vice President, Chief Financial Officer and Treasurer (effective July 18, 2016)
Gene E. Mergelmeyer	58	Executive Vice President and Chief Operating Officer (effective July 1, 2016)
Christopher J. Pagano	53	Executive Vice President, Chief Financial Officer and Treasurer (until July 18, 2016) and Executive Vice President and Chief Risk Officer (effective July 18, 2016)
BartR. Schwartz	64	Executive Vice President, Chief Legal Officer and Secretary
Robyn Price Stonehill	45	Executive Vice President and Chief Human Resources Officer
Ajay Waghray	55	Executive Vice President and Chief Technology Officer (effective May 9, 2016)

Alan B. Colberg, President, Chief Executive Officer and Director. Biography available in the section entitled “PROPOSAL ONE—ELECTION OF DIRECTORS.”

Richard S. Dziadzio, Executive Vice President, Chief Financial Officer and Treasurer. Mr. Dziadzio was appointed Executive Vice President, Chief Financial Officer and Treasurer effective July 2016. Before joining Assurant, Mr. Dziadzio served as Chief Financial Officer of QBE North America beginning in August 2013. From April 2012 to July 2013, Mr. Dziadzio was Chief Financial Officer of ANV, a specialty underwriter. Prior to that, from 1994 to 2012, Mr. Dziadzio held a number of positions including Chief Financial Officer and Senior Executive Vice President for AXA Equitable Life Insurance Company and AXA Financial, Inc.

Gene E. Mergelmeyer, Executive Vice President and Chief Operating Officer. Mr. Mergelmeyer was appointed Chief Operating Officer effective July 2016. Before assuming his current position, Mr. Mergelmeyer served as Chief Administrative Officer of Assurant since August 2014 with responsibility for Assurant’s Technology Infrastructure Group and other corporate enterprise functions. He was appointed Chief Executive Officer of Assurant Specialty Property in August 2007 and President of Assurant Specialty Property and Executive Vice President of Assurant, Inc. in July 2007.

Christopher J. Pagano, Executive Vice President and Chief Risk Officer. Mr. Pagano was appointed Chief Risk Officer on July 2016. Before assuming his current position, Mr. Pagano served as Executive Vice President, Chief Financial Officer and Treasurer since August 2014 and Executive Vice President, Treasurer and Chief Investment Officer of Assurant, Inc. from July 2007 to August 2014.

Bart R. Schwartz, Executive Vice President, Chief Legal Officer and Secretary. Mr. Schwartz has been Executive Vice President, Chief Legal Officer and Secretary since April 2008.

Robyn Price Stonehill, Executive Vice President and Chief Human Resources Officer. Ms. Price Stonehill was appointed Executive Vice President and Chief Human Resources Officer of Assurant, Inc. in July 2014. Before assuming her current role at Assurant, she served as Senior Vice President of Compensation, Benefits and Shared Services at the Company since 2009.

Ajay Waghray, Executive Vice President and Chief Technology Officer. Mr. Waghray was appointed Executive Vice President and Chief Technology Officer effective May 2016. Prior to joining Assurant,

Executive Officers

Mr. Waghray served as Chief Information Officer of Verizon Enterprise Solutions beginning in January 2012 and Chief Information Officer of Verizon Wireless from May 2007 to January 2012.

The Management Committee of Assurant (the “Management Committee”) consists of the Company’s President and Chief Executive Officer, certain Company Executive Vice Presidents and presidents of certain of the Company’s lines of business.

Security Ownership of Certain Beneficial Owners

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides, with respect to each person or entity known by Assurant to be the beneficial owner of more than five percent of Assurant’s outstanding Common Stock as of February 1, 2017, (a) the number of shares of Common Stock owned (based upon the most recently reported number of shares outstanding as of the date the entity filed a Schedule 13G with the SEC) and (b) the percentage of all outstanding shares represented by such ownership as of February 1, 2017 (based on an outstanding share amount of 55,636,213 as of that date).

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially	Percentage of Class
Vanguard Group, Inc.[1]	5,983,482	10.8%
FMR LLC[2]	5,057,065	9.1%
BlackRock, Inc.[3]	3,747,348	6.7%

[1]

The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, filed a Schedule 13G/A on February 9, 2017, with respect to the beneficial ownership of 5,983,482 shares. This represented 10.8% of our Common Stock as of February 1, 2017.

[2]

FMR LLC, 245 Summer Street, Boston, Massachusetts 02210, filed a Schedule 13G/A on February 14, 2017, with respect to the beneficial ownership of 5,057,065 shares. This represented 9.1% of our Common Stock as of February 1, 2017.

[3]

BlackRock, Inc., 55 East 52nd Street, New York, New York 10055, filed a Schedule 13G/A on January 19, 2017, with respect to beneficial ownership of 3,747,348 shares. This represented 6.7% of our Common Stock as of February 1, 2017. BlackRock, Inc. has indicated that it filed this Schedule 13G/A on behalf of the following subsidiaries: BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited., BlackRock Fund Managers Ltd., BlackRock Asset Management Ireland Limited, BlackRock International Limited, BlackRock Investment Management (UK) Ltd., BlackRock Life Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, and BlackRock Capital Management.

Security Ownership of Directors and Executive Officers

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information concerning the beneficial ownership of Common Stock as of February 1, 2017 by Assurant’s Chief Executive Officer, Chief Financial Officer, and each of Assurant’s other named executive officers for 2016, each director, and all executive officers and directors as a group. As of February 1, 2017, we had 55,636,213 outstanding shares of Common Stock. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially[1]	Percentage of Class
Alan B. Colberg	51,232	*
Richard S. Dziadzio	-
Gene E. Mergelmeyer	114,790	*
Christopher J. Pagano	49,161	*
Bart R. Schwartz	74,620	*
Ajay Waghray	-
Elaine Rosen	13,577	*
Howard L. Carver	33,209	*
Juan N. Cento	16,701	*
Elyse Douglas	7,959	*
Lawrence V. Jackson	13,360	*
Charles J. Koch	33,277	*
Jean-Paul Montupet	7,422	*
Paul J. Reilly	8,046	*
Robert W. Stein	5,963	*
All directors and executive officers as a group (17 persons)	459,784	*

*	Less than one percent of class.
[1]

Includes for Mr. Pagano, 3,928 shares of Common Stock and for all directors and executive officers as a group, 3,928 shares of Common Stock, in each case held through the Assurant 401(k) Plan, as of December 31, 2016.

Includes for Mr. Stein, 1,851 shares of Common Stock held by the Robert W. Stein Revocable Living Trust and Christine M. Denham Revocable Living Trust, Tenants in Common. Also includes 500 shares of Common Stock held by the Denham Stein Family Foundation. Because Mr. Stein serves as a trustee of this tax exempt charitable foundation, Mr. Stein is deemed to “control” these 500 shares in which he has no economic interest.

For the executive officers, includes restricted stock units (“RSUs”) that will vest and/or become payable on or within 60 day of February 1, 2017 in exchange for the following amounts of Common Stock as of February 1, 2017: for Mr. Colberg, 11,705 shares; for Mr. Pagano, 5,582 shares; for Mr. Mergelmeyer, 41,334 shares (including 36,059 shares that would be issuable upon a retirement); and for Mr. Schwartz, 4,953 shares.

For the directors, includes vested RSUs (and RSUs that will vest within 60 days of February 1, 2017); the settlement of the shares are deferred until separation from the Board. Includes 3,612 shares for each director as of February 1, 2017.

RSUs that will vest on or within 60 days of February 1, 2017 in exchange for shares of Common Stock, for all directors and executive officers as a group, totaled 100,017.

Compensation Discussion & Analysis

Part I - Executive Summary

COMPENSATION DISCUSSION AND ANALYSIS

I. Executive Summary

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides a detailed review of the compensation principles and strategic objectives governing the compensation of the following individuals, who were our named executive officers for 2016:

Name	Title

Alan B. Colberg	President and Chief Executive Officer
Richard S. Dziadzio	Executive Vice President, Chief Financial Officer and Treasurer (effective July 18, 2016)
Christopher J. Pagano	Executive Vice President, Chief Financial Officer and Treasurer (until July 18, 2016), Executive Vice President and Chief Risk Officer (effective July 18, 2016)
Gene E. Mergelmeyer	Executive Vice President and Chief Operating Officer (effective July 1, 2016)
Ajay Waghray	Executive Vice President and Chief Technology Officer (effective May 9, 2016)
Bart R. Schwartz	Executive Vice President; Chief Legal Officer and Secretary

Throughout this CD&A, we refer to these individuals as our “NEOs”, to Mr. Colberg as our “CEO” and to Mr. Dziadzio as our “CFO”.

As part of its new global organizational structure and broader transformation, in February 2016, the Company announced the appointment of Mr. Mergelmeyer as Chief Operating Officer, responsible for overseeing the operations of Assurant’s business lines worldwide to improve coordination and execution across the housing and lifestyle markets. In April 2016, the Company announced the appointment of Mr. Waghray to the newly created office of Chief Technology Officer to lead technology strategy and align IT with business objectives across its global enterprise. In June 2016, the Company announced the appointment of Mr. Dziadzio to the role of Chief Financial Officer and Treasurer and the appointment of Mr. Pagano to the newly created office of Chief Risk Officer, to enhance and expand our global risk management framework.

Highlights for the enterprise’s 2016 fiscal year financial metrics3 related to short-term and long-term incentive programs include4:

Annual Incentive Plan (ESTIP)

•	40% consolidated revenue for core and targeted growth businesses

•	30% consolidated Net Operating Income, excluding reportable catastrophe losses

•	30% consolidated Net Operating Income per diluted share, excluding reportable catastrophe losses (“NOI EPS”)

Based on the annual incentive plan performance multipliers, in 2016, our NEOs received annual incentive payments in the amounts set forth in the chart on page 35. ESTIP metrics and NEO payouts are described in greater detail in “2016 Annual Incentive Compensation” beginning on page 33.

[3]	Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.
[4]

The Compensation Committee decided that Assurant Health results would be excluded from the Company’s performance given the Company’s exit from the insurance market, which is substantially complete, and is consistent with the Company’s reporting of operating results.

Compensation Discussion & Analysis

Part I - Executive Summary

Long-Term Equity Incentive Plan (ALTEIP)

•	50% absolute NOI EPS

•	50% total stockholder return relative to the S&P 500 Index

In 2016, our NEOs received long-term equity awards of which 75% was delivered in the form of PSUs and 25% was delivered in the form of RSUs. 2016 payouts under the PSUs will be determined over the three-year performance cycle based on the Company’s performance of pre-established metric goals. Vesting of PSUs granted in 2016 will not be determined until after the end of 2018, and our NEOs will be eligible for payouts in respect of these awards in 2019. 2016 results contribute to the final payout amounts for the 2014 and 2015 outstanding awards. RSUs generally vest in equal annual installments on the first three anniversaries of grant.

The Board has adopted, subject to stockholder approval, the Assurant, Inc. 2017 Long Term Equity Incentive Plan (the “2017 ALTEIP”). See Proposal Five on page 13.

Our Executive Compensation Principles

Assurant’s executive compensation programs are designed to align the interests of our executives with those of our stockholders by tying significant portions of their compensation to the Company’s financial performance and stock price performance. The following charts show the relative percentages of target variable (annual and long-term incentive) and fixed (base salary) compensation established for our CEO and our other NEOs at the beginning of 2016:

2016 CEO Target Compensation*	2016 NEO Target Compensation*

*

We consider variable compensation to include any compensation that will vary with financial or stock price performance. For additional details on the percentage components of our NEOs’ fixed and variable compensation, see the discussion under “Mix of Target Total Direct Compensation Elements” on page 32.

Set forth below are our core executive compensation principles, along with key features of our executive compensation program that support these principles:

Executive compensation opportunities at Assurant should be sufficiently competitive to attract and retain talented executives while aligning their interests with those of our stockholders.

•

When setting target total direct compensation opportunities (base salary, annual incentives and long-term equity incentives) for our NEOs, the Compensation Committee generally seeks to approximate median levels for comparable positions at companies included in a general industry survey. (For details, please see the discussion on page 32.)

•	The Company continues to emphasize performance-based compensation that attracts, retains and rewards the executives necessary to successfully execute the Company’s business strategy.

•

Each NEO’s annual incentive opportunity and PSUs are contingent on the Company’s earnings. If the Company does not produce positive net income, as defined in the ESTIP, or positive adjusted earnings per share, as defined in the PSU award agreements, no annual incentive or performance payments, respectively, are made to the NEOs.

Compensation Discussion & Analysis

Part I - Executive Summary

•

75% of the annual long-term equity incentive award granted to our NEOs in 2016 was delivered in the form of PSUs, with a three-year performance period, and 25% was delivered in the form of RSUs, with a three-year vesting schedule.

Our incentive-based programs should motivate our executives to deliver above-median results.

•	We design performance goals under our annual executive incentive program so that above-target compensation will be paid if the Company delivers above-target performance.

•

For the 2016-2018 performance period, payouts with respect to PSU awards are based on total stockholder return (TSR) relative to the S&P 500 Index and absolute NOI EPS. We design performance goals such that payouts on the TSR metric reach above-target levels if our performance exceeds the 50th percentile of the index with the payouts capped at 200% if the Company performs at or above the 90th percentile. Payouts on the NOI EPS metric are also capped at 200%.

Our executive compensation programs are informed by strong governance practices that reinforce our pay for performance philosophy, support our culture of accountability and encourage prudent risk management.

•

Under our executive compensation recoupment policy, the Compensation Committee may recover (“claw back”) annual and long-term incentive compensation from current and former executive officers in the event of a financial restatement as a result of material non-compliance with any financial reporting requirement under the securities laws that has resulted in an overpayment.

•	Under our stock ownership guidelines, our executive officers and directors are required to hold a meaningful amount of Company stock throughout their service.

•	Under our insider trading policy, our NEOs and directors are prohibited from:

•	engaging in hedging and monetizing transactions with respect to Company securities;

•	holding Company securities in a margin account; or

•	pledging Company securities as collateral for a loan.

•	Change of control agreements with our NEOs are “double trigger” and do not provide for excise tax gross-ups.

•

In 2016, the Compensation Committee, assisted by Semler Brossy Consulting Group LLC (“Semler Brossy”) and management, undertook an annual risk review of the Company’s variable pay plans, policies and practices, and did not identify any risks that are reasonably likely to have a material adverse effect on the Company.

•	We generally do not provide any significant perquisites to our NEOs. In 2016, we provided relocation assistance in order to attract an executive.

•	Annual incentive payouts are capped at 200% of each NEO’s target opportunity.

•	For the 2016-2018 performance period, PSU award payouts are capped at 200% of each NEO’s target opportunity.

•	Assurant does not pay dividends on unvested PSUs.

Compensation Discussion & Analysis

Part I - Executive Summary

2016 Say on Pay Vote and Stockholder Engagement

Even though we received a 95% favorable advisory vote by stockholders to approve executive compensation at the Company’s 2016 annual meeting, we implemented changes to our executive compensation program in 2016 in light of the Company’s multi-year transformation, including its portfolio realignment and new global organizational structure. Specifically, changes were made to drive greater collaboration across the enterprise, reinforce the Company’s commitment to pay for performance, and promote the success of the Company’s transformation, including supporting the Company’s strategy of growing fee-based, capital-light non-insurance businesses. Through our ongoing investor outreach program, we reached out to the majority of our institutional stockholder base in 2016 and we were able to engage with investors throughout the year to receive their input and feedback on aspects of the Company’s corporate governance practices and executive compensation program. We discussed with investors the Company’s strategic transformation and solicited input on compensation plan design for 2017, including our proposed new long term equity incentive plan.

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

II. Elements of Our Executive Compensation Program

Pay Elements

The following table sets forth the primary elements of the compensation programs that apply to our NEOs and the objective or purpose each element is designed to achieve:

Compensation Element	Objective/Purpose
Annual base salary

Provides fixed compensation that, in conjunction with our annual and long-term incentive programs, approximates the median level of target total compensation for comparable positions at companies in a general industry survey.

Attracts and retains talented executives with compensation levels that are consistent with our target total compensation mix.

Annual incentive program

Motivates executives to achieve specific near-term enterprise or business segment goals designed to increase long-term stockholder value.

Requires above-target performance to earn an above-target payout.

Long-term equity incentive award program

Motivates executives to consider longer-term ramifications of their actions and appropriately balance long- and near-term objectives.

Reinforces a culture of accountability focused on long-term value creation.

Requires above-median performance for an above-target payout on long-term performance-based equity awards.

Protects proprietary information and competitive advantages by including confidentiality, non-competition and non-solicitation provisions in award agreements.

Proposed 2017 long-term equity plan includes “double-trigger” change in control provision.

Retirement, deferral and health and welfare programs

Provides a competitive program that addresses retirement needs of executives.

Offers NEOs participation in the same health and welfare programs available to all U.S. employees.

Provides an executive long-term disability program.

Cash payments upon change of control

Provides separation pay upon certain terminations of employment in connection with the sale of the Company or an applicable business segment. Executives are not contractually entitled to separation pay beyond these instances.

Enables executives to focus on maximizing value for stockholders in the context of a change of control transaction.

New form of agreement approved by Compensation Committee reduces the amount of cash severance from three times the sum of annual base salary and target ESTIP award to two times the sum of such amounts.

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

Mix of Target Total Direct Compensation Elements

The following charts show the relative percentages of the components of target total direct compensation that were established for our CEO and our other NEOs at the beginning of 2016:

2016 CEO Average Pay Mix	2016 NEO Average Pay Mix

Because our CEO is primarily responsible for achieving the strategic objectives of the Company, his variable compensation is a greater portion of his target total direct compensation than that of our other NEOs. 70% of his target total direct compensation opportunity is subject to performance goals.

Changes to Compensation Levels and Pay Mix in 2016

In January, 2016, Semler Brossy, the Compensation Committee’s independent consultant, provided the Compensation Committee with an assessment of target total direct compensation (base salary, target annual incentive compensation and target long-term incentive compensation) for our NEOs relative to total compensation for similarly sized companies based on the general industry survey data from Willis Towers Watson. The assessment concluded that most of our NEOs were within a competitive range of medial levels of similarly situated executives.

The Compensation Committee made changes to certain elements of NEO compensation as illustrated in the following chart and discussed below:

	Base Salary		Target Annual Incentive		Target Long-term Incentive		Target Total Direct Compensation
NEO	YE 2015	YE 2016	YE 2015	YE 2016	YE 2015	YE 2016	YE 2015	YE 2016
Alan B. Colberg	$850,000	$955,000	160%	160%	450%	475%	$6,035,000	$7,019,250
Christopher J. Pagano[1]	$650,000	$625,000	120%	100%	250%	250%	$3,055,000	$2,812,500
Gene E. Mergelmeyer	$630,000	$675,000	120%	125%	225%	250%	$2,803,500	$3,206,250
Bart R. Schwartz	$585,000	$595,000	100%	100%	225%	240%	$2,486,250	$2,618,000

[1]

For Mr. Pagano, the target annual incentive and target total direct compensation presented are lower than actual compensation because actual compensation reflects a weighted amount for each of his roles during 2016.

To recognize Mr. Colberg’s performance, as Mr. Colberg was entering his second year as CEO and has grown in the role, and to enhance the performance-based portion of his compensation, the Compensation Committee approved increases for 2016 in annual base salary and target long-term incentive opportunity. The year-over-year changes in Mr. Mergelmeyer’s compensation and Mr. Pagano’s compensation were primarily due to their new roles as Chief Operating Officer and Chief Risk Officer, respectively. The year-over-year change for Mr. Schwartz was primarily attributable to recognition of performance, including with respect to the transformation and mergers & acquisitions.

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

In addition, the Compensation Committee approved the compensation of the new CFO and Chief Technology Officer as illustrated in the following chart:

	Base Salary	Target Annual Incentive	Target Long-term Incentive	Target Total Direct Compensation
NEO	YE 2016	YE 2016	YE 2016	YE 2016
Richard S. Dziadzio	$625,000	100%	225%	$2,656,250
Ajay Waghray	$525,000	100%	225%	$2,231,250

2016 Annual Incentive Compensation

In 2016, the Compensation Committee made the following changes to the financial targets in the ESTIP:

2015 Program	Changes for 2016 Program	2015 Program	Changes for 2016 Program	Rationale for 2016 Changes
Enterprise		Business Segment

The Compensation Committee believes that the 2016 ESTIP metrics will:

•     drive greater collaboration across the enterprise;

•     reinforce the Company’s commitment to pay for performance; and

•     promote the success of the Company’s transformation.

40% Consolidated Revenue in Core/Targeted Growth Businesses	40% Consolidated Revenue in Core/Targeted Growth Businesses	40% Business Segment Revenue in Core/Targeted Growth Businesses	20% Business Segment Revenue in Core/Targeted Growth Businesses
25% Consolidated Net Operating Income	30% Consolidated Net Operating Income, excluding Reportable Catastrophe Losses (“NOI”)	25% Business Segment Net Operating Income	30% Business Segment Net Operating Income excluding Reportable Catastrophe Losses
20% Consolidated Operating Earnings per Diluted Share	30% Consolidated Net Operating Income—Operating Earnings per Diluted Share, excluding Catastrophe Losses (“NOI EPS”)	20% Consolidated Operating Earnings per Diluted Share	50% Enterprise Metrics
15% Operating Return on Equity, excluding AOCI		15% Operating Return on Equity, excluding AOCI and catastrophe losses, for the segment

For all NEOs, the financial targets are set at the enterprise level. Revenue is measured by consolidated revenue of core businesses and businesses targeted for growth. Profitability is measured using consolidated Net Operating Income, excluding catastrophes (“NOI”) and consolidated NOI EPS. The NOI and NOI EPS financial targets exclude reportable catastrophe losses, which are individual Insurance Services Office (ISO) defined catastrophic events in which losses exceed $5 million, net of reinsurance. Reportable catastrophe losses were excluded because they create volatility that is beyond management’s control and the Compensation Committee believes management should be focused on the underlying performance of the business.

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

The NOI EPS financial target includes the impact of repurchases under our share repurchase program. The Company announced that it intends to return a total of $1.5 billion to shareholders in 2016 and 2017 in the form of dividends and repurchases. In November 2016, the Board authorized the repurchase of up to $600 million of its common stock, which supplemented an existing authorization. Approximately $646.8 million aggregate cost at purchase remained unused as of February 3, 2017.

For Mr. Mergelmeyer, who also served as a business segment leader, 50% of his annual incentive compensation is allocated to enterprise metrics as calculated above and the remainder is allocated to the Global Housing segment (formerly Assurant Specialty Property segment). Segment revenue is measured by net earned premiums and fee income for core businesses and businesses targeted for growth within the segment. Segment profitability is measured using segment NOI (excluding reportable catastrophe losses).

For the purpose of measuring performance under the ESTIP, the Compensation Committee decided that Assurant Health results would be excluded from the Company’s performance given the Company’s exit from the health insurance market (which is substantially complete) and is consistent with the Company’s reporting of operating results.

2016 Results. The following table sets forth performance targets applicable to our NEOs for 2016, along with the resulting multipliers applied to NEO annual incentive compensation as explained in more detail below:

2016 Annual Incentive Performance Targets and Results1 2

Weighting	Financial Performance Metric	0.0	0.5	1.0	1.5	2.0	2016 Results[3]	Performance Metric Multiplier
Assurant Enterprise
60%	Profitability
	30%: NOI (excluding CATs)	$355	$383	$412	$431	$451	$392
	30%: NOI EPS (excluding CATs)	$5.67	$6.13	$6.59	$6.90	$7.22	$6.33	0.74
40%	Revenue: Core and targeted businesses	$5,280	$5,420	$5,561	$5,700	$5,840	$5,512
Global Housing[4]
50%	Enterprise Metrics
30%	Profitability:
	Segment NOI (excluding CATs)	$240	$264	$288	$305	$327	$292	0.83
20%	Segment Revenue: Core and targeted businesses	$1,920	$1,970	$2,025	$2,080	$2,130	$1,986
[1]

Dollar amounts applicable to performance metrics other than NOI EPS are expressed in millions. The performance targets included in this table are disclosed only to assist investors and other readers in understanding the Company’s executive compensation. They are not intended to provide guidance on the Company’s future performance and should not be relied upon as predictive of the Company’s future performance or the future performance of any of our operating segments.

[2]	Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.

[3]

Results in this column may differ from the Company’s reported results since expenses, revenues and other effects associated with acquisition activity during the year and changes in accounting that do not reflect changes in the underlying business are generally excluded when calculating results for purposes of the ESTIP. The Compensation Committee evaluated the changes to the Company’s business and agreed that Assurant Health results would be excluded from the Company’s performance targets.

[4]	The Global Housing segment was previously known as Assurant Specialty Property segment.

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

The following table shows target annual incentive compensation, the multipliers applied for each NEO and the resulting annual incentive award payout for 2016:

NEO	2016 Target Annual Incentive	2016 Multiplier	2016 Annual Incentive Payment
Alan B. Colberg	$1,528,000	0.74	$1,130,720
Richard S. Dziadzio	$625,000	0.74	$462,500
Christopher J. Pagano[1]	$714,223	0.74	$528,525
Gene E. Mergelmeyer	$843,750	0.83	$700,313
Ajay Waghray	$525,000	0.74	$388,500
Bart R. Schwartz	$595,000	0.74	$440,300
[1]	For Mr. Pagano, the 2016 target annual incentive reflects a weighted salary and target percentage for each of his roles during 2016.

Annual incentive awards are paid pursuant to the ESTIP. Historically, payments under the ESTIP were generally intended to be deductible as “performance-based compensation” within the meaning of Section 162(m)(4) of the Code. Under Section 162(m)(6), which was added as part of the Patient Protection and Affordable Care Act, certain companies with health insurance businesses may not deduct compensation in excess of $500,000. However, Assurant qualified for a de minimis exception to Section 162(m)(6) in 2016 because health insurance premiums it received were less than 2% of its gross revenues for the taxable year.

The aggregate payments to all ESTIP participants for any performance period cannot exceed 5% of the Company’s net income in the Company’s periodic reports filed with the SEC (defined as net income as reported in the Company’s income statement, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effect of tax or accounting charges, each as defined by generally accepted accounting principles in the United States of America (“GAAP”) or identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis). This aggregate maximum amount is allocated to all participants equally, except that the amount allocated to the Chief Executive Officer is twice the amount allocated to the other participants. With respect to 2016 annual incentives paid, the Compensation Committee exercised discretion to reduce participants’ awards by applying the pre-established performance goals set forth in the table entitled “2016 Annual Incentive Performance Targets and Results” on page 34. (For additional details on Section 162(m), please see the discussion on page 42 under “Tax and Accounting Implications”.)

Long-Term Equity Incentive Compensation

The target long-term incentive opportunities as a percentage of base salary for each of our NEOs, as approved by the Compensation Committee in 2016, are as follows: for the CEO, 475% and for the CFO and each of the other NEOs, between 225% and 250%. The maximum payout opportunity for PSUs is 200% of target.

75% of the annual long-term equity incentive award granted to our NEOs in 2016 was delivered in the form of PSUs, with a three-year performance period, and 25% was delivered in the form of RSUs, with a three-year vesting schedule.

PSUs. The Compensation Committee selected PSUs as an equity compensation vehicle to ensure that a portion of long-term equity compensation would be paid if the Company achieves specified financial objectives over an extended period.

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

For performance periods prior to 2016, for each year in the applicable three-year performance period, Assurant’s performance with respect to selected metrics (described in the chart below) is compared against an index of companies and assigned a percentile ranking. These rankings are then averaged to determine the composite percentile ranking for the three-year performance period. Measurement of performance against the designated financial performance metrics includes unusual or non-recurring events and other extraordinary items.

For the 2016-2018 performance period, Assurant’s performance is measured with respect to two equally weighted metrics, absolute NOI EPS, measured as the sum for each year within the three-year performance period, and total stockholder return (TSR) relative to the S&P 500 Index, measured over the three-year performance period. Measurement of performance against the designated financial performance metrics includes unusual or non-recurring events and other extraordinary items, unless otherwise determined by the Compensation Committee. NOI EPS excludes reportable catastrophe losses because they create volatility that is beyond management’s control and the Compensation Committee believes management should be focused on the underlying performance of the business.

After the end of 2016-2018 performance period, if the Company has achieved positive adjusted earnings per share for the performance period (defined as consolidated Net Operating Income per share, excluding reportable catastrophe losses), PSUs shall be considered earned at the maximum amount of 200% of an NEO’s target opportunity. When determining payout levels below the 200% maximum at the end of such performance period, the Compensation Committee may exercise discretion in its application of the pre-established performance metrics described in the immediately preceding paragraph.

The changes made by the Compensation Committee to the metrics, index and payout requirements for the ALTEIP are described below.

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

Performance-Based Long-Term Equity Plan Design Attributes

Metrics and Weighting

For performance periods before 2016:

Growth in Book Value Per Diluted Share Excluding AOCI[1] - 1/3

Revenue Growth[2] - 1/3

Total Stockholder Return (“TSR”)[3] - 1/3

Note: all relative metrics

For 2016 performance period:

Absolute NOI EPS[4] - 50%

Relative Total Stockholder Return (“TSR”)[3] - 50%

Rationale for 2016 changes:

The Compensation Committee believes that these new metrics:

•     complement the metrics in the annual plan; and

•     support the Company’s strategy of growing fee-based, capital light non-insurance businesses that have attractive margins and generate free cash flow.

Performance Measured Against an Industry Index

For performance periods before 2014:

Adjusted A.M. Best U.S. Insurance Index: A.M. Best U.S. Insurance Index, excluding companies with revenues of less than $1 billion or that are not in the health or insurance Global Industry Classification Standard codes (3510 and 4030)

For 2014 and 2015 performance periods:

Adjusted S&P Total Market Index: S&P Total Market Index, excluding companies with revenues of less than $1 billion or those that are not in (i) GICS Insurance Industry (code 4030) or (ii) the Managed Health Care Sub-Industry in GICS Health Care Equipment & Services Industry (code 3510); and including companies that are part of our compensation peer group

For 2016 performance period:

TSR measured against S&P 500 Index

Rationale for 2016 changes:

The Compensation Committee believes the S&P 500 Index:

•     reflects a more appropriate group benchmark following the Company’s exit from more traditional lines of insurance;

•     represents well-known and objective benchmark by which the Company’s performance can be measured; and

•     provides a robust sample of companies across different industries

Payout Considerations

For the relative metric(s):

Payout above target if above-median performance is achieved

For performance periods before 2016, payouts capped at 150% of target if the composite percentile ranking is at or above the 75th percentile

For 2016 performance period, payouts capped at 200% of target if the percentile is at or above the 90th percentile

Threshold for payout at the 25th percentile

Payouts for performance between the percentile levels are determined on a straight-line basis using linear interpolation

For the absolute metric:

Threshold for payout at pre-determined performance level. Payouts capped at 200% of target. Performance that is greater than threshold and less than maximum of cumulative three-year NOI EPS results in a proportional award. The interpolation is performed between the two corresponding payout tiers.

Rationale for 2016 changes:

The Compensation Committee believes the increase in the maximum payout opportunity:

•     supports the Company’s pay for performance philosophy;

•     appropriately rewards participants for achieving 90th percentile performance against a more diverse industry index; and

•     ensures focus on driving shareholder returns over the long term

[1]	Year-over-year growth in the Company’s total stockholder equity, excluding AOCI, divided by diluted shares outstanding at year-end.
[2]	Year-over-year growth in total revenue (net earned premiums, fee and investment income).
[3]	Percentage change on Company stock plus dividend yield percentage.
[4]	Cumulative three-year EPS NOI excluding catastrophe losses.

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

Performance-Based Long-Term Equity Plan Design—TSR Metric—2016-2018 Performance Period

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

Historically, payments in respect of PSUs were generally intended to be deductible as “performance-based compensation” within the meaning of Section 162(m)(4) of the Code. Compensation in excess of $500,000 is non-deductible under Section 162(m)(6) of the Code for certain companies with health insurance businesses. However, Assurant is not subject to Section 162(m)(6) because it qualified for a de minimis exception to Section 162(m)(6). (For additional details on Section 162(m), please see the discussion on page 42 under “Tax and Accounting Implications”). Additional information regarding the terms and conditions of PSUs and RSUs awarded under the ALTEIP is provided under the “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table—Long-Term Equity Incentive Awards” on page 48. For additional information on PSUs and RSUs granted to our NEOs in 2016, please see columns (g) and (i), respectively, of the “Grants of Plan-Based Awards Table” on page 48.

In support of Assurant’s pay for performance philosophy, in 2016 the Compensation Committee approved equity payments for performance share units granted in 2013 based on the above metrics. The Compensation Committee determined that the Company’s composite average percentile ranking relative to companies in the applicable index with regard to the three specified financial metrics over the 2013-2015 performance cycle was in the 63rd percentile. Because, over the three-year performance cycle, the Company achieved above median performance relative to the designated index of peer companies, each of our NEOs received shares of Common Stock equal to 126% of the target number of PSUs granted in 2013.

Yearly Average PSU Percentile Ranking
2013-2015 Performance Period	Percentile/Percentage
Year 1	93rd
Year 2	57th
Year 3	40th
Final Three-Year Average Percentile Ranking	63rd
Payout as a Percentage of Long-Term Equity Incentive Opportunity	126%

RSUs. RSUs typically vest in equal annual installments over a three-year vesting period and are granted in March of each year.

In addition, the Compensation Committee may grant awards to attract executives critical to the success of the Company’s business strategy. The Compensation Committee made grants of 10,000 RSUs to each of Messrs. Waghray and Dziadzio in May and July, 2016, respectively, in connection with their appointments as Chief Technology Officer and CFO, respectively.

Furthermore, from time to time the Compensation Committee may grant special awards to executives who demonstrate exceptional performance and are critical to the success of the Company’s business strategy over the long term. The Compensation Committee made a special grant of 4,000 RSUs to Mr. Pagano in recognition of his leadership in the finance department during the transformation and his simultaneous leadership of the enterprise risk management function. In September 2016, the Compensation Committee made a special grant of 10,000 RSUs to Mr. Mergelmeyer in recognition of his new role as Chief Operating Officer and leadership in the implementation of the new global organizational structure for business operations in connection with the Company’s transformation.

These awards typically consist of RSUs subject to vesting periods that are structured to facilitate retention through important business and/or career milestones. To facilitate retention, these awards will vest over a five-year period, 10% increments on each of the first four anniversaries of the grant date, with the remaining 60% increment vesting on the fifth anniversary of the grant date, subject to continued employment through the applicable vesting dates.

Compensation Discussion & Analysis

Part III - The Compensation Committee’s Decision-Making Process

III. The Compensation Committee’s Decision-Making Process

The Compensation Committee oversees our executive compensation program and advises the full Board on general aspects of Assurant’s compensation and benefit policies. The Compensation Committee is composed entirely of independent directors, as determined in accordance with its charter, our Corporate Governance Guidelines and applicable NYSE rules. The Compensation Committee’s charter and our Corporate Governance Guidelines are available under the “Corporate Governance” tab of the “Investor Relations” section of our website at http://ir.assurant.com.

Annual Compensation Review

The following chart outlines the Compensation Committee’s annual process in setting NEO compensation:

Step 1	Step 2	Step 3

• Committee reviews pay for performance analysis prepared by independent compensation consultant.	Committee reviews target direct compensation at companies in general industry survey.	Committee establishes total direct compensation opportunities for NEOS.
• Committee also considers input from the CEO on compensation of other NEOs.	(Availability of compensation data typically lags behind annual schedule used to set executive pay.)	(The Committee also reviews the allocations among each component of total direct compensation.)

For 2016, the Compensation Committee evaluated the recommendations of the CEO (for the compensation of the other NEOs) along with information and analysis provided by Semler Brossy, using data from a general industry survey from Willis Towers Watson. The Compensation Committee exercises its discretion in evaluating, modifying, approving or rejecting the CEO’s recommendations and makes all final decisions with regard to base salary, short-term incentives and long-term incentives for all executive officers, including the NEOs. The Compensation Committee also meets periodically in executive session without any members of management present to discuss recommendations and make decisions with respect to compensation of the Company’s executive officers.

Input from Management

Our CEO is not involved in the Compensation Committee’s determination of his compensation. Generally, the CEO completes a self-assessment of his own performance against prescribed criteria and each independent director separately assesses CEO performance using the same criteria.

The CEO annually reviews the performance and compensation of each of our executive officers in consultation with the Chief Human Resources Officer and makes recommendations regarding their compensation to the Compensation Committee. The CEO also provides input to the Compensation Committee, in consultation with the Company’s CFO and the Chief Human Resources Officer, on the annual incentive plan performance goals for the Company’s executive officers.

Input from Independent Compensation Consultant

The Compensation Committee has engaged Semler Brossy as its independent compensation consultant. At the Compensation Committee’s request, the independent compensation consultant provides analysis and advice on such items as pay competitiveness, incentive plan design, performance measurement, design and use of equity compensation and relevant market practices and trends with respect to the compensation of our executive officers and non-management directors (as applicable). Among other

Compensation Discussion & Analysis

Part III - The Compensation Committee’s Decision-Making Process

things, the independent compensation consultant prepares reports, delivers presentations and engages in discussions with the Compensation Committee regarding the information collected. These reports, presentations and discussions may address topics ranging from strategic considerations for compensation programs generally to the amount or specific components of each executive officer’s compensation. The independent compensation consultant also reviewed and provided input on the portions of the Company’s annual proxy statement regarding executive and director compensation matters.

At the direction of the Chair of the Compensation Committee, the independent compensation consultant prepares and reviews Compensation Committee materials and management’s recommendations in advance of each Compensation Committee meeting or other Compensation Committee communication. The independent compensation consultant participates in most Compensation Committee meetings, in each case at the request of the Chair of the Compensation Committee. The decisions made by the Compensation Committee are the responsibility of the Compensation Committee and may reflect factors other than the recommendations and information provided by the independent compensation consultant.

Level of Compensation Provided

In 2016, we aimed to set target total direct compensation for each NEO at approximately the median level provided to executives with similar responsibilities at companies included in the general industry survey data from Willis Towers Watson. The Compensation Committee received an assessment from its independent consultant relating to target total direct compensation as described in “Changes to Compensation Levels and Pay Mix for 2016” on page 32.

The Company determined to discontinue the use of a custom peer group for 2016. Following the divestiture and wind-down of the Company’s more traditional insurance businesses, the Compensation Committee determined that a broad set of general industry companies would serve as the most appropriate point of comparison for market competitiveness, replacing the previously used custom peer group. In connection with the Company’s transformation, the Compensation Committee did not identify a peer group that was reflective of the Company’s focus on the housing and lifestyle markets and fee-based, capital light non-insurance businesses. As an input to the Compensation Committee’s evaluation of 2016 pay levels, competitive market positioning was evaluated relative to Willis Towers Watson general industry survey data for companies of comparable revenue. The survey includes a broad representation of companies among a variety of industries. The Compensation Committee will continue to evaluate whether the use of a peer group is appropriate as a source of comparison for level of compensation.

Compensation Discussion & Analysis

Part - IV. Governance Features of Executive Compensation

IV. Governance Features of Executive Compensation

Our executive compensation programs are guided by strong governance practices intended to reinforce our pay for performance philosophy, support our culture of accountability and encourage prudent risk management. Summarized below are the key governance features of our executive compensation programs.

Executive Compensation Recoupment (“Clawback”) Policy

Effective January 1, 2012, the Compensation Committee implemented a policy regarding the recoupment of performance-based incentive compensation awarded to the Company’s key executives on or after such date. The policy provides that, in the event that the Company is required to prepare a restatement of its financial results due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee may recover the excess of (x) any annual cash incentive and long-term cash or equity-based incentive award amounts provided to any of the Company’s current or former executive officers based on the original financial statements (including any deferrals thereof) over (y) the amounts that would have been provided based on the restatement. The recovery period may comprise up to three years preceding the date on which the Company is required to prepare the restatement. This is in addition to the clawback requirements of the Sarbanes-Oxley Act applicable to the CEO and CFO.

Stock Ownership Guidelines

The Company adopted Stock Ownership Guidelines and holding requirements for its non-employee directors and certain senior executives. The current Guidelines are as follows:

Position	Minimum Stock Ownership Requirement

Non-Employee Director	Market value of 5 times annual base cash retainer
Chief Executive Officer	Market value of 5 times current base salary
Other Executive Officers	Market value of 3 times current base salary

Individuals have five years from their permanent appointment to a specified position to acquire the required holdings. The Compensation Committee tracks the ownership amounts of the non-employee directors and applicable executives on an annual basis. As of December 31, 2016, all of our executive officers, including our NEOs, were in compliance with the Company’s stock ownership requirements.

Timing of Equity Grants

Assurant does not coordinate the timing of equity awards with the release of material non-public information. Under the Company’s Equity Grant Policy, annual equity awards granted by the Compensation Committee pursuant to the ALTEIP are scheduled to be granted on the second Thursday in March each year.

Prohibition on Hedging and Pledging Transactions

The NEOs are subject to the Company’s Insider Trading Policy, which prohibits employees and directors from engaging in hedging or monetizing transactions with respect to Company securities they own as well as holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Tax and Accounting Implications

Section 162(m)(4) of the Code limits the federal income tax deductibility of certain compensation amounts in excess of $1 million paid to a public corporation’s chief executive officer and the three other

Compensation Discussion & Analysis

Part - IV. Governance Features of Executive Compensation

most highly-paid executive officers (other than the chief financial officer) unless such executive compensation was awarded under a performance-based plan approved by stockholders and meets certain additional requirements. Effective for 2013, Section 162(m)(6), which applies to compensation paid by health insurance companies and their affiliates including the Company and its subsidiaries, was added to the Code as part of the Patient Protection and Affordable Care Act. It limits deductible compensation to $500,000 per employee and has no exception for qualified performance-based compensation. The Compensation Committee has continued to emphasize performance-based compensation that attracts, retains and rewards the executives necessary to successfully execute the Company’s business strategy. In 2016, the Company was exempt from Section 162(m)(6) based on the de minimis exception applicable to companies whose revenue from certain health premiums accounts for less than 2% of total revenue. While the Compensation Committee generally seeks to pay compensation that is deductible, it reserves the right to pay non-deductible compensation to the extent it deems appropriate.

The compensation that we pay to the NEOs is reflected in our consolidated financial statements as required by GAAP. The Compensation Committee considers the financial statement impact, along with other factors, in determining the amount and form of compensation provided to executives. We account for stock-based compensation under the ALTEIP and all predecessor plans in accordance with the requirements of FASB ASC Topic 718.

Compensation Discussion & Analysis

Part - V. Benefits

V. Benefits

Assurant’s NEOs participate in the same health care, disability, life insurance, pension and 401(k) benefit plans made available generally to the Company’s U.S. employees. In addition, they are eligible for certain change of control benefits, supplemental retirement plans and executive disability benefits as described below.

Change of Control Benefits. Assurant is party to a change of control agreement (a “COC Agreement”) with each of its NEOs. The purpose of these COC Agreements is to enable our executives to focus on maximizing stockholder value in the context of a control transaction without regard to personal concerns related to job security.

The COC Agreements with our NEOs contain a “double trigger,” meaning that benefits are generally payable only upon a termination of employment “without cause” by the Company or for “good reason” by the executive within two years following a change of control. Executives who have COC Agreements are also subject to non-compete and non-solicitation provisions. In addition, these agreements do not contain excise tax gross-up provisions. Rather, in the event of a change of control, our NEOs are entitled to receive either (i) the full benefits payable in connection with a change of control (whether under the COC Agreement or otherwise) or (ii) a reduced amount that falls below the applicable safe harbor provided under Section 280G of the Code, whichever amount provides the greater after-tax value for the executive. Additional information regarding the terms and conditions of the COC Agreements is provided under “Narrative to the Potential Payments Upon Termination or Change of Control Table—Change of Control Agreements” on page 62.

Retirement Plans. We have an Executive 401(k) Plan (the “Executive 401(k) Plan”) and a 401(k) Plan (the “401(k) Plan”). These retirement plans are intended to provide our NEOs with competitive levels of income replacement upon retirement and thus to attract and retain talented executives in key positions. The Executive 401(k) Plan is designed to replace income levels capped under the 401(k) Plan by the compensation limit of Section 401(a)(17) of the Code ($265,000 for 2016). Additional information regarding the terms and conditions of these plans is provided under “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 59.

We have a Supplemental Executive Retirement Plan (the “SERP”), an Executive Pension Plan (the “Executive Pension Plan”), and a Pension Plan (the “Pension Plan”). The Executive Pension Plan replaces income levels capped under the Pension Plan by the compensation limit of Section 401(a)(17) of the Code ($265,000 for 2016). The SERP supplements the pension benefits provided under the Pension Plan, Executive Pension Plan and Social Security so that total income replacement from these programs will equal up to 50% of an NEO’s base salary plus his annual incentive target. Effective January 1, 2014, the SERP, Executive Pension Plan, and Pension Plan were closed to new participants. Effective March 1, 2016, the SERP, Executive Pension Plan, and Pension Plan were frozen to better align our benefit offerings with the marketplace. No additional benefits will accrue after February 29, 2016 for any of these plans. Additional information regarding the terms and conditions of these plans is provided under “Narrative to the Pension Benefits Table” on page 54.

Deferred Compensation Plans. Each of the NEOs is eligible to participate in the Amended and Restated Assurant Deferred Compensation Plan (the “ADC Plan”). The ADC Plan enables key employees to defer a portion of eligible compensation, which is then notionally invested in a variety of mutual funds. Deferrals and withdrawals under the ADC Plan are intended to comply with Section 409A of the Code (“Section 409A”). Before the adoption of Section 409A and the establishment of the ADC Plan in 2005, the NEOs were eligible to participate in either the Assurant Investment Plan or the American Security Insurance Company Investment Plan (the “ASIC Plan”). However, after the enactment of Section 409A, both plans were frozen as of January 1, 2005 and, currently, only withdrawals are permitted. Additional information

Compensation Discussion & Analysis

Part - V. Benefits

regarding the terms and conditions of the ASIC Plan is provided under “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 59.

Long-Term Disability Benefits. As part of the Company’s general benefits program, the Company provides Long-Term Disability (“LTD”) coverage for all benefits-eligible employees under a group policy. LTD benefits replace 60% of an employee’s monthly plan pay (which is generally defined as base salary plus the amount of the employee’s target bonus percentage), up to a maximum monthly benefit of $15,000. As an additional benefit, each NEO is eligible for Executive LTD coverage, subject to underwriting for amounts in excess of a guaranteed monthly benefit of $3,000. Executive LTD supplements benefits payable under the group LTD policy and provides a maximum monthly benefit of $10,000. The combined maximum LTD (group LTD and Executive LTD) benefit is $25,000 per month. Executive LTD is provided through the purchase of individual policies and is fully paid for by the Company. Additional information regarding Executive LTD benefits is provided in footnote 3 to the Summary Compensation Table on page 47.

Executive Compensation

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the cash and other compensation earned by the NEOs for all services in all capacities during 2016, 2015 and 2014 as applicable.

Summary Compensation Table for Fiscal Years 2016, 2015 and 2014

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings[2] ($)	All Other Compensation[3] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Alan B. Colberg, President and Chief Executive Officer (effective January 1, 2015)	2016	955,000	-	4,696,423	-	1,130,720	627,302	388,436	7,797,881
	2015	850,000	-	3,822,671	-	2,080,800	1,355,910	164,844	8,274,225
	2014	598,750	-	1,270,097	-	586,775	352,874	149,361	2,957,857
Richard S. Dziadzio, Executive Vice President, Chief Financial Officer and Treasurer (effective July 18, 2016)

	2016	283,205	-	2,331,766	-	462,500	-	26,326	3,103,797
Christopher J. Pagano, Executive Vice President, Chief Financial Officer and Treasurer (until July 18, 2016); Executive Vice President and Chief Risk Officer (effective July 18, 2016)

	2016	639,583	50,000[4]	2,030,393	-	528,525	631,888	269,341	4,149,730
	2015	650,000	-	1,624,031	-	1,193,400	512,028	162,946	4,142,405
	2014	596,250	-	1,470,797	-	701,190	2,308,632	160,078	5,236,947
Gene E. Mergelmeyer, Executive Vice President and Chief Operating Officer (effective July 1, 2016)	2016	657,500	-	2,556,017	-	700,313	900,332	315,291	5,129,453
	2015	630,000	-	1,416,644	-	1,262,520	452,456	215,838	3,977,458
	2014	596,250	-	1,470,797	-	937,305	2,445,171	206,525	5,656,048
Ajay Waghray, Executive Vice President and Chief Technology Officer (effective May, 9 2016)

	2016	338,335	-	2,093,043	-	388,500	-	290,075	3,109,953
Bart R. Schwartz, Executive Vice President and Chief Legal Officer and Secretary
	2016	595,000	-	1,478,457	-	440,300	260,104	220,629	2,994,490
	2015	585,000	-	1,315,486	-	895,050	386,205	140,617	3,322,358
[1]

The amounts reported in column (e) for 2016, 2015 and 2014 represent awards of PSUs and RSUs. These amounts are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718 using the closing price of our Common Stock on the grant date. Please see column (k) in the Grants of Plan-Based Awards table on page 48 for the closing price on the grant date for 2016 awards.

The amounts included in column (e) for PSUs were computed based on the achievement of target level performance for each award. As described in “CD&A—Long-Term Equity Incentive Compensation—PSUs” on page 35 payouts for PSU awards can range from no payout to 150-200% maximum payout depending on the performance period.

Executive Compensation

Assuming the achievement of maximum level performance for each NEO, the amounts in column (e) (representing both RSUs and PSUs) would be as follows: (i) for awards granted in 2016: $8,258,806 for Mr. Colberg; $3,436,046 for Mr. Dziadzio; $3,306,503 for Mr. Pagano; $3,812,511 for Mr. Mergelmeyer; $3,020,674 for Mr. Waghray; and $2,599,887 for Mr. Schwartz; (ii) for awards granted in 2015: $5,255,875 for Mr. Colberg; $2,232,927 for Mr. Pagano; $1,947,771 for Mr. Mergelmeyer; and $1,808,686 for Mr. Schwartz; and (iii) for awards granted in 2014: $1,746,229 for Mr. Colberg; $1,946,929 for Mr. Pagano; and $1,946,929 for Mr. Mergelmeyer.

Please see Footnote 17, Stock Based Compensation—Performance Share Units, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC (the “2016 Form 10-K”) for a discussion of the assumptions used in this valuation.

[2]

The change in pension value is the aggregate change in the actuarial present value of the respective NEO’s accumulated benefit under the Company’s three defined benefit pension plans (the SERP, the Executive Pension Plan and the Assurant Pension Plan) from December 31, 2015 to December 31, 2016, from December 31, 2014 to December 31, 2015 and from December 31, 2013 to December 31, 2014. For each plan, the change in the pension value is determined as the present value of the NEO’s accumulated benefits as of December 31, 2014, December 31, 2015 or December 31, 2016 plus the amount of any benefits paid from the plan during the year less the present value of the accumulated benefits as of December 31, 2013, December 31, 2014 or December 31, 2015, as applicable. Present values of accumulated benefits as of December 31, 2013, December 31, 2014, December 31, 2015 and December 31, 2016 use the same assumptions as included in the financial statements in the Company’s Annual Reports on Form 10-K for the fiscal years ending December 31, 2013, December 31, 2014, December 31, 2015 and December 31, 2016, respectively, as filed with the SEC. Effective February 29, 2016, the accrual of additional benefits under the SERP, Executive Pension and Pension Plans was frozen.

[3]

The table below details the amounts reported in the “All Other Compensation” column, which includes premiums paid for Executive LTD, Company contributions to the Executive 401(k) Plan, Company contributions to the Assurant 401(k) Plan, dividends and dividend equivalents, and certain other amounts during 2016:

Name	Executive LTD	Company Contributions to Executive 401(k)[a]	Company Contributions to Assurant 401(k)[b]	Dividends and Dividend Equivalents[c]	Other Amounts[d]	Total
Alan B. Colberg	$1,768	$247,884	$23,850	$114,934	-	$388,436
Richard S. Dziadzio	-	$665	$11,227	$14,434	-	$26,326
Christopher J. Pagano	$2,785	$144,645	$23,850	$98,061	-	$269,341
Gene E. Mergelmeyer	$2,521	$148,882	$23,850	$128,734	$11,304	$315,291
Ajay Waghray	-	$5,782	$16,865	$20,493	$246,935	$290,075
Bart R. Schwartz	$8,908	$109,328	$23,850	$78,543	-	$220,629

[a]

The amounts in this column include the Company contribution as well as a special one-time 3% Profit Sharing contribution for the Assurant Executive 401(k) Plan. The Company provided this special one-time contribution to employees for 2016 in connection with freezing the Executive Pension Plan effective March 1, 2016.

[b]

The amounts in this column include the Company contribution as well as a special one-time 3% Profit Sharing contribution for the Assurant 401(k) Plan. The Company provided this special one-time contribution to employees for 2016 in connection with freezing the Pension Plan effective March 1, 2016.

[c]

The amounts in this column reflect the dollar value of dividends and dividend equivalents paid in 2016 on unvested RSUs that were not factored into the grant date fair value required to be reported for these awards in column (e). The amounts in column (i) of the Summary Compensation Table for prior years reflect the dollar value of dividends and dividend equivalents paid on unvested awards of RSUs in those respective years that were not factored into the grant date fair value required to be reported for these awards in column (e). Dividend equivalents were paid on 2013 PSUs for shares vested in 2016; and on 2012 PSUs for shares vested in 2015. No dividends or dividend equivalents were paid on PSUs granted in 2016, 2015 or 2014.

[d]

Amounts in this column reflect: (i) in the case of Mr. Mergelmeyer, a $10,904 payment made in 2016 for unused vacation time during 2016 and $400 Health Savings Account taxable income, as required by California state law; and (ii) in the case of Mr. Waghray, $246,935 in relocation expenses; no tax gross ups were provided to Mr. Waghray in relation to this benefit.

[4]

Mr. Pagano received a $50,000 cash bonus in recognition of his leadership during the transformation in the finance department and his simultaneous leadership of the enterprise risk management function.

Executive Compensation

Grants of Plan-Based Awards

The table below sets forth individual grants of awards made to each NEO during 2016.

Grants of Plan-Based Awards Table for Fiscal Year 2016

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)[3]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Alan Colberg	3/10/2016	-	-	-	-	-	-	14,770	-	-	$1,134,041
	3/10/2016	-	-	-	22,156	44,311	88,622	-	-	-	$3,562,383
	-	0	1,528,000	3,056,000	-	-	-	-	-	-	-
Richard S. Dziadzio	7/18/2016	-	-	-	-	-	-	4,014	-	-	$351,586
	7/18/2016 7/18/2016	- -	- -	- -	6,021 -	12,041 -	24,082 -	- 10,000	- -	- -	$1,104,280 $875,900
	-	0	625,000	1,250,000	-	-	-	-	-	-	-
Christopher J. Pagano	3/10/2016	-	-	-	-	-	-	5,291	-	-	$406,243
	3/10/2016	-	-	-	7,937	15,873	31,746	-	-	-	$1,276,110
	5/10/2016 -	- 0	- 714,223	- 1,428,445	- -	- -	- -	4,000 -	- -	- -	$348,040 -
Gene E. Mergelmeyer	3/10/2016	-	-	-	-	-	-	5,210	-	-	$400,024
	3/10/2016	-	-	-	7,815	15,629	31,258	-	-	-	$1,256,493
	9/08/2016 -	- 0	- 843,750	- 1,687,500	- -	- -	- -	10,000 -	- -	- -	$899,500 -
Ajay Waghray	5/10/2016	-	-	-	-	-	-	3,394	-	-	$295,312
	5/10/2016 5/10/2016	- -	- -	- -	5,091 -	10,182 -	20,364 -	- 10,000	- -	- -	$927,631 $870,100
	-	0	525,000	1,050,000	-	-	-	-	-	-	-
Bart R. Schwartz	3/10/2016	-	-	-	-	-	-	4,650	-	-	$357,027
	3/10/2016	-	-	-	6,975	13,949	27,898	-	-	-	$1,121,430
	-	0	595,000	1,190,000	-	-	-	-	-	-	-
[1]

The values in columns (c), (d), and (e) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO’s annual incentive target award percentage. The actual annual incentive award earned by each NEO for 2016 performance is reported in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

[2]	As described in the “CD&A — Long-Term Equity Incentive Compensation — PSUs” on pages 35, payouts for PSU awards can range from no payment to 200% maximum payout.

[3]

The base price of 2016 RSU awards is equal to the closing price of our Common Stock on the grant date. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 using the closing price of our Common Stock on the grant date.

The base price of 2016 PSU awards and the grant date fair value of each PSU award were computed in accordance with FASB ASC Topic 718 based on achievement of target performance. Please see Footnote 17, Stock Based Compensation-Performance Share Units, of the Company’s 2016 Form 10-K for a discussion of the assumptions used in this valuation.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

Annual Incentive Awards

Annual incentive awards are paid pursuant to the ESTIP approved by the Company’s stockholders in May 2008. After the end of each year, the Compensation Committee certifies the amount of the Company’s net

Executive Compensation

income and the maximum award amounts that can be paid under the ESTIP. The Compensation Committee then has discretion to pay an incentive award that is less than the applicable maximum. For 2016, the Compensation Committee exercised discretion to reduce participants’ awards by applying the performance goals described in the CD&A under “—2016 Annual Incentive Compensation” beginning on page 33. The threshold, target and maximum payout amounts disclosed in the Grants of Plan-Based Awards Table reflect the application of the performance goals.

Long-Term Equity Incentive Awards

Our equity-based awards have been granted under the ALTEIP. The ALTEIP was originally approved by the Company’s stockholders in May 2008, and the material terms of the performance goals under the ALTEIP were reapproved by the Company’s stockholders in May 2015. Since 2008, equity grants to our NEOs have been awarded pursuant to the ALTEIP. If the Company’s stockholders approve the 2017 ALTEIP (as described in Proposal 5 on page 13), equity grants to our NEOs will be made pursuant to the 2017 ALTEIP thereafter.

Generally, RSUs vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to full or partial acceleration in connection with certain qualifying events. The RSUs granted upon hiring or as special awards to Messrs. Pagano, Colberg and Mergelmeyer in November 2013, to Messrs. Pagano and Mergelmeyer in May 2014 and to Messrs. Waghray and Pagano in May 2016 and Messrs. Dziadzio and Mergelmeyer in July and September 2016, respectively, vest over a five-year period, in four 10% increments on each of the first four anniversaries of the grant date, with the remaining 60% increment vesting on the fifth anniversary of the grant date, subject to each of their continued employment through the applicable vesting dates (with the exception of a termination without cause for Mr. Dziadzio). Dividend equivalents on RSUs are paid in cash during the vesting period. Participants do not have voting rights with respect to RSUs.

PSUs vest on the third anniversary of the grant date, subject to a participant’s continuous employment through the vesting date and the level of performance achieved. Dividend equivalents on PSUs are accrued and paid in cash at the end of the performance period in accordance with the level of performance achieved. Participants do not have voting rights with respect to PSUs.

For a discussion of the role of long-term equity incentive compensation in our overall NEO compensation program, as well as an explanation of the ratio of long-term equity incentive compensation to total compensation, please see “CD&A —Mix of Target Total Direct Compensation Elements” and “—Long-Term Equity Incentive Compensation” on pages 32 and 35, respectively.

Executive Compensation

Outstanding Equity Awards at Fiscal Year End

The table below provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2016.

Outstanding Equity Awards Table for Fiscal Year 2016

Option Awards						Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2] ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Alan Colberg						14,770	[8]	1,371,542
						1,630	[3]	151,362
						2,450	[9]	227,507
						10,304	[7]	956,829
									22,156	[5]	2,057,360
									14,666	[6]	1,361,885
									46,367	[4]	4,305,640
Richard S. Dziadzio						4,014	[12]	372,740
						10,000	[13]	928,600
									6,021	[14]	559,064
Christopher J. Pagano						2,400	[10]	222,864
						5,291	[8]	491,322
						1,630	[3]	151,362
						2,450	[9]	227,507
						4,378	[7]	406,541
						4,000	[16]	371,440
									7,937	[5]	736,983
									14,666	[6]	1,361,885
									19,699	[4]	1,829,249
Gene E. Mergelmeyer						5,210	[8]	483,801
						10,000	[15]	928,600	7,815	[5]	725,654
									14,666	[6]	1,361,885
									17,183	[4]	1,595,613
Ajay Waghray						3,394	[17]	315,167
						10,000	[16]	928,600
									5,091	[11]	472,750
Bart R. Schwartz						4,650	[8]	431,799
						1,630	[3]	151,362
						3,546	[7]	329,282
									6,975	[5]	647,652
									14,666	[6]	1,361,885
									15,956	[4]	1,481,674
[1]	These columns represent awards under the ALTEIP. Awards are PSUs or RSUs.

Executive Compensation

[2]	Value was determined using the December 30, 2016 closing price of our Common Stock of $92.86.

[3]	This RSU award was granted on March 13, 2014 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[4]

This PSU award was granted on March 12, 2015 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at target levels, as the Company’s ranked average performance for 2015 relative to the applicable index did not exceed the applicable performance targets. The Company’s ranked average performance for 2016 relative to the applicable index was not determinable as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2015-2017 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[5]

This PSU award was granted on March 10, 2016 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at threshold levels, as the Company’s ranked average performance for 2016 relative to the applicable index was not determinable as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2016-2018 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[6]

This PSU award was granted on March 13, 2014 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at target levels, as the Company’s ranked average performance for 2014 and 2015 relative to the applicable index did not exceed the applicable performance targets. Company’s ranked average performance for 2016 relative to the applicable index was not determinable as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2014-2016 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[7]	This RSU award was granted on March 12, 2015 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[8]	This RSU award was granted on March 10, 2016 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[9]

This RSU award was granted on November 14, 2013 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[10]

This RSU award was granted on May 8, 2014 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[11]

This PSU award was granted on May 10, 2016 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at threshold levels, as the Company’s ranked average performance for 2016 relative to the applicable index was not determinable as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2016-2018 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[12]	This RSU award was granted on July 18, 2016 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[13]

This RSU award was granted on July 18, 2016 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[14]

This PSU award was granted on July 18, 2016 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3

Executive Compensation

to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at threshold levels, as the Company’s ranked average performance for 2016 relative to the applicable index was not determinable as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2016-2018 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[15]

This RSU award was granted on September 8, 2016 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[16]

This RSU award was granted on May 10, 2016 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[17]	This RSU award was granted on May 10, 2016 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

Executive Compensation

Option Exercises and Stock Vested in Last Fiscal Year

The following table provides information regarding all of the SARs that were exercised by the NEOs during 2016, and all RSUs, PSUs and shares of restricted stock held by the NEOs that vested during 2016 on an aggregated basis.

Option Exercises and Stock Vested Table for Fiscal Year 2016

Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) [1]	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) [1]
(a)	(b)	(c)	(d)		(e)
Alan B. Colberg	-	-	4,110		318,237
			1,630		126,488
			5,152		399,795
			15,534	[3]	1,266,332
			350		30,104
Richard S. Dziadzio [4]	-	-	-		-
Christopher J. Pagano	-	-	4,110		318,237
			1,630		126,488
			15,534	[3]	1,266,332
			2,188		169,789
			300		25,908
			350		30,104
Gene E. Mergelmeyer	-	-	3,819	[2]	307,582
			15,534	[3]	1,266,332
			1,909		148,138
Ajay Waghray [4]	-	-	-		-
Bart R. Schwartz	-	-	4,110		318,237
			1,630		126,488
			15,534	[3]	1,266,332
			1,773		137,585
[1]

The value realized on exercise and/or vesting was determined using the closing price of our Common Stock on the exercise or vesting date (or prior trading day if the exercise or vesting date fell on a weekend or holiday).

[2]

This amount represents the value of outstanding RSU awards granted to Mr. Mergelmeyer in 2015 that, in accordance with the terms of the applicable award agreements, became fully vested in 2016 because this executive is eligible for retirement. Payouts in respect of this award will continue in accordance with the applicable vesting schedule, subject to full payout in the event of an actual retirement from employment (in compliance with Section 409A). Accordingly, the amount of compensation actually realized upon a payout will be based on the then-fair market value of the Common Stock and may differ from the amount set forth above.

[3]

These amounts represent the value of PSU awards granted in 2013 that, in accordance with the terms of the applicable award agreements, became fully vested in 2016. The performance ranking for these awards exceeded the median performance of the peer group which resulted in a final payout amount of 126% of target shares awarded. Accordingly, the amount of compensation actually realized upon a payout is based on the fair market value of the Common Stock on the date the Compensation Committee approved the performance ranking, which was April 19, 2016.

[4]	These executives were hired in 2016 and had no equity awards that vested in 2016.

Executive Compensation

Pension Benefits

The Company maintains three defined benefit pension plans. Two are nonqualified executive defined benefit pension plans: the SERP and the Executive Pension Plan. In addition, the Company maintains the Pension Plan, a broad-based, tax qualified, defined benefit pension plan.

The table below provides information for each defined benefit plan that provides for pension payments to the NEOs.

Pension Benefits Table for Fiscal Year 2016

Name	Plan Name	Number of Years of Credited Service [1] (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Alan B. Colberg	Pension Plan	4	30,900
	Executive Pension Plan	4	127,862
	SERP	4.9167	2,473,606
Richard S. Dziadzio	Pension Plan	0	0
	Executive Pension Plan	0	0
	SERP	0	0
Christopher J. Pagano	Pension Plan	19	214,200
	Executive Pension Plan	19	864,610
	SERP	20	6,354,757
Gene E. Mergelmeyer[2]	Pension Plan	18.38	570,125
	Executive Pension Plan	18.38	367,160
	SERP	18.5	7,031,277
Ajay Waghray	Pension Plan	0	0
	Executive Pension Plan	0	0
	SERP	0	0
Bart R. Schwartz	Pension Plan	7	53,550
	Executive Pension Plan	7	206,390
	SERP	7.9167	2,785,569
[1]	None of the NEOs have more years of credited service under any of the plans than actual years of service with the Company.

[2]	As of December 31, 2016, Mr. Mergelmeyer met the requirements for retirement eligibility (age 55 with 10 years of service).

Narrative to the Pension Benefits Table

The following is a description of the plans and information reported in the Pension Benefits Table.

The Pension Plan

Eligible employees hired by the Company prior to January 1, 2014, were generally able to participate in the Pension Plan after completing one year of service with the Company. Employees hired by the Company on or after January 1, 2014 were not eligible to participate in the Pension Plan. Effective March 1, 2016, the Pension Plan was frozen to better align our benefit offerings with the marketplace. No additional benefits will accrue after February 29, 2016. Each active plan participant on December 31, 2000 was given the choice to continue having his or her benefits calculated under the applicable prior

Executive Compensation

plan formula or to have his or her benefits determined under the current pension formula. Benefits for employees joining (or rejoining) the plan after December 31, 2000 were determined under the current pension formula. Mr. Mergelmeyer is covered under the prior plan formula. Messrs. Colberg, Pagano and Schwartz are covered under the current plan formula. Messrs. Dziadzio and Waghray are not eligible to participate in the Pension Plan.

Under the current plan formula, the lump sum value of the benefit is based on the participant’s accumulated annual accrual credits multiplied by their final average earnings, but is not less than the present value of accrued benefits under the prior plan formula. Final average earnings (for both the current and prior plan formula) is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the ten consecutive complete calendar years immediately prior to the plan freeze date. As set forth below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.

Years of Service	Credit
Years 1 through 10	3%
Years 11 through 20	6%
Years 21 through 30	9%
Years 30 and over	12%

Under the current plan formula, the present value of accumulated benefits as of December 31, 2016 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and final average earnings (limited by Section 401(a)(17) of the Code), which were frozen as of February 29, 2016, and are not less than the present value of accrued benefits under the prior plan formula as of December 31, 2000.

The prior plan formula is calculated by taking (a) 0.9% multiplied by final average earnings up to Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (b) 1.3% multiplied by final average earnings in excess of Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (c) 1.3% multiplied by final average earnings multiplied by years of credited service in excess of 35. Under the prior plan formula, the present value of accumulated benefits as of December 31, 2016 is determined based on the accrued plan benefit at that date and assumes the following: (1) the executives will retire from Assurant at age 65, (2) 35% of executives will receive their payments in the form of a life annuity and 65% of executives will receive their payments in the form of a 50% joint & survivor annuity, and (3) the present value of annuity benefits is based on an interest rate assumption of 4.31% and the MILES—Banking, Finance and Insurance mortality table with MMP-2016 improvements (which the Company adopted in January 2017).

The normal retirement age for the Assurant Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. A participant covered under the prior plan formula generally can commence his or her benefit at age 55, provided that he or she has accrued ten years of credited service, or elect to commence benefits at age 65. Participants covered under the current plan formula may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65. A participant becomes 100% vested in the benefits under the current plan formula after three years of vesting service. If the participant elected to participate in the prior plan formula, the benefits will become vested after five years of vesting service. All of the participating NEOs are 100% vested. If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity.

The Executive Pension Plan

Eligible employees hired by the Company prior to January 1, 2014, were generally able to participate in the Executive Pension Plan after completing one year of service with the Company and when their eligible

Executive Compensation

compensation exceeded the Section 401(a)(17) compensation limit ($265,000 for 2016). Employees hired by the Company on or after January 1, 2014 were not eligible to participate in the Executive Pension Plan. Effective March 1, 2016, the Executive Pension Plan was frozen to better align our benefit offerings with the marketplace. No additional benefits will accrue after February 29, 2016. For participants who were covered under the prior plan formula, eligible compensation was capped for 2016 at $420,000 and this cap was adjusted annually for inflation. Eligible compensation for participants covered under the current plan formula was not capped. With respect to the plan formula to determine benefits, the elections made under the Assurant Pension Plan on December 31, 2000 also applied to the Executive Pension Plan. Mr. Mergelmeyer is covered under the prior plan formula. Messrs. Colberg, Pagano and Schwartz are covered under the current plan. Messrs. Dziadzio and Waghray are not eligible to participate in the Executive Pension Plan.

A participant’s benefit under the Executive Pension Plan is equal to the benefit he or she would have received under the Pension Plan at normal retirement age (65), recognizing all eligible compensation (not subject to the limit in the Code) reduced by the benefit payable under the Pension Plan. The benefits under the Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under Section 409A. Credited service for determining a participant’s benefit under each of these formulas begins after an employee begins participating in the plan and was frozen as of February 29, 2016. A participant becomes 100% vested in the benefits under the Executive Pension Plan after three years of service if the participant has elected to participate in the current plan formula, and after five years of service if the participant has elected to participate in the prior plan formula. All participating NEOs are 100% vested. Messrs. Dziadzio and Waghray are not eligible to participate in the Executive Pension Plan.

The methodology for determining the present value of the accumulated benefits under the Executive Pension Plan uses the same assumptions and methodologies as the Assurant Pension Plan described above, except that benefits calculated under the prior plan formula are paid as a lump sum rather than an annuity. For current plan formula participants, the present value of accumulated benefits as of December 31, 2016 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and unlimited final average earnings, which were frozen as of February 29, 2016, offset by the Assurant Pension Plan benefits. For prior plan benefits, the present value of accumulated benefits as of December 31, 2016 is based on the benefit produced under the prior plan formula converted to a lump sum payment5 at the plan’s normal retirement age of 65.

The SERP

Prior to January 1, 2014, executives were nominated by the Company and approved by the Compensation Committee for participation in the SERP. Effective March 1, 2016, the SERP was frozen to better align our benefit offerings with the marketplace. No additional benefits will accrue after February 29, 2016. Under the SERP, when a participant terminates employment, he or she is entitled to a benefit equal to a “Target Benefit” that is offset by the participant’s benefit payable from the Pension Plan, the Executive Pension Plan and the participant’s estimated Social Security benefit. The Target Benefit is equal to 50% of the participant’s eligible compensation as of February 29, 2016 multiplied by a fraction, not to exceed 1.0, whose numerator is equal to the number of months of credited service, which was frozen as of February 29, 2016, and whose denominator is equal to 240. After 20 years of credited service and turning age 60, 62 or 65, as applicable, a participant will earn a full 50% benefit under the SERP payable as a life

[5]

The lump sum conversion basis at retirement consists of the greater of an interest rate of 5.00% and the 1994 Group Annuity Mortality Table and segmented high-quality corporate bond rates using the mortality required by Section 417(e) of the Code, as updated by the Pension Protection Act of 2006 (the “PPA”). Accordingly, the lump sum values shown are based on an interest rate of 2.04% for years 0-5, 4.03% for years 5-20 and 4.82% for years 20+. The present value of the lump sum payment is determined using a pre-retirement interest rate of 3.89%.

Executive Compensation

annuity. Generally, credited service is based on the participant’s years of service with the Company. If a participant was formerly employed by an acquired company, then service with that company may be recognized under the SERP at the discretion of the Compensation Committee. No additional credited service was earned after February 29, 2016. In 2006, based on a study of the market practice, the Compensation Committee approved a change to the normal retirement age from age 60 to age 62. This change is effective only for participants who joined the SERP during the period January 1, 2007-December 31, 2009. Because Messrs. Pagano, Mergelmeyer and Schwartz were approved for participation in the SERP between January 1, 2007 and December 31, 2009, the change in normal retirement age applies to them. For participants who join the SERP on or after January 1, 2010, the normal retirement age is 65. Because Mr. Colberg was approved for participation in the SERP after January 1, 2010, this change applies to him. A participant commences vesting in the SERP on the second anniversary of participation and continues to vest at the rate of 3% for each month of employment thereafter with the Company. Messrs. Dziadzio and Waghray are not eligible to participate in the SERP.

For benefits earned and vested as of December 31, 2004, a participant may commence his or her vested SERP benefit at any time following termination and the default form of payment under the SERP is a single lump sum payment that is the actuarial equivalent of the SERP benefit payable as a life annuity (but a participant may elect a different form of benefit). For benefits earned or vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.

As of December 31, 2016, Messrs. Colberg, Pagano, Mergelmeyer and Schwartz were 100% vested in their SERP benefits. Of the participating NEOs, only Mr. Schwartz had attained normal retirement age as of December 31, 2016; therefore, if any of the participating NEOs other than Mr. Schwartz had terminated employment on or prior to that date, their SERP benefit would have been actuarially reduced to reflect their respective ages.

The present value of the accumulated benefits as of December 31, 2016 was determined based on the December 31, 2016 accrued benefit using the base salary, target ESTIP award and credited service as of February 29, 2016. The present value of the accumulated benefits as of December 31, 2016 was determined assuming the following: (1) the executives will retire from Assurant at the plan’s normal retirement age; (2) the executives will receive their benefits in accordance with their current form of payment elections; (3) the present value of single lump sum benefits is determined using an interest rate of 3.89% to the retirement date and a lump sum conversion factor6 at retirement.

Number of Years of Credited Service

The number of years of credited service varies between plans for the following reasons. Eligibility for the Pension Plan and Executive Pension Plan was based on a one-year waiting period from date of hire and resulted in the same amount of credited service under both plans. Eligibility under the SERP generally recognized all service with the Company; however, if a participant was formerly employed by an acquired company, then service with that company may or may not have been recognized under the SERP at the discretion of the Compensation Committee. Mr. Mergelmeyer has prior service that was not recognized. No additional credited service was earned after February 29, 2016 for the Pension Plan, Executive Pension Plan, and SERP.

[6]

The lump sum values shown for Messrs. Colberg, Pagano, Mergelmeyer, and Schwartz are based on December 2016 monthly bond segment rates of 2.04% for years 0-5, 4.03% for years 5-20 and 4.82% for years 20+. The mortality is based on the Section 417(e) mortality prescribed by the PPA.

Executive Compensation

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The table below sets forth, for each NEO, information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Company currently maintains the ADC Plan, which provides for the deferral of compensation on a basis that is not tax-qualified. The ASIC Plan was frozen as of January 1, 2005. The Executive 401(k) Plan is a nonqualified defined contribution plan.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

for Fiscal Year 2016

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY [1,2] ($)	Aggregate Earnings in Last FY [1] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE [1] ($)
(a)		(b)	(c)	(d)	(e)	(f)
Alan B. Colberg	ADC Plan	-	-[3]	-	-	-
	Executive 401(k) Plan	-[4]	247,884	29,847	-	560,638
	TOTAL	-	247,884	29,847	-	560,638
Richard S. Dziadzio	ADC Plan	-	-[3]		-
	Executive 401(k) Plan	-[4]	665	-	-	665
	TOTAL	-	665	-	-	665
Christopher J. Pagano	ADC Plan	-	-[3]	-	-	-
	Executive 401(k) Plan	-[4]	144,645	125,193	-	1,573,023
	TOTAL	-	144,645	125,193	-	1,573,023
Gene E. Mergelmeyer	ADC Plan	-	-[3]	98,366	-	1,108,895
	ASIC	-[4]	-[4]	35,536	-	767,822
	Executive 401(k) Plan	-[4]	148,882	5,576	-	932,144
	TOTAL	-	148,882	139,478	-	2,808,861
Ajay Waghray	ADC Plan	-	-[3]		-
	Executive 401(k) Plan	-[4]	5,782	20	-	5,802
	TOTAL	-	5,782	20	-	5,802
Bart R. Schwartz	ADC Plan	476,722	-[3]	177,784	-	1,421,708
	Executive 401(k) Plan	-[4]	109,328	32,591	-	566,612
	TOTAL	476,722	109,328	210,375	-	1,988,320
[1]

The amounts in column (c) were reported as 2016 compensation in the “All Other Compensation” column of the Summary Compensation Table as follows: for Mr. Colberg, $247,884; for Mr. Dziadzio, $665; for Mr. Pagano, $144,645; for Mr. Mergelmeyer, $148,882; for Mr. Schwartz, $109,328; and for Mr. Waghray, $5,782 of Company contributions to the Executive 401(k) Plan.

The NEOs’ aggregate earnings in the last fiscal year reported in column (d) with respect to the ADC Plan and ASIC Plan, as applicable, represent the notional capital gains or losses on investments in publicly available mutual funds and notional interest and dividends held in the plans during 2016. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k) Plan, the aggregate earnings represent the notional capital gains or losses, interest and dividends on the aggregate balance during 2016. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.

Executive Compensation

For the Executive 401(k) Plan, the following amounts that make up the totals in column (f) were reported as compensation in the “All Other Compensation” column of the Summary Compensation Table for the 2014, 2015 and 2016 fiscal years, as applicable: for Mr. Colberg, $71,010 for 2014, $70,307 for 2015 and $247,884 for 2016; for Mr. Dziadzio, $665 for 2016; for Mr. Pagano, $70,860 for 2014, $65,171 for 2015 and $144,645 for 2016; for Mr. Mergelmeyer, $82,431 for 2014, $78,635 for 2015 and $148,882 for 2016; for Mr. Schwartz, $53,100 for 2015 and $109,328 for 2016; and for Mr. Waghray, $5,782 for 2016.

[2]

The Executive 401(k) Plan amounts reported in this column reflect the Company contribution to the Executive 401(k) Plan (6% of eligible compensation in excess of the limit under Section 401(a)(17) of the Code). The amounts in this column also include a special one-time 3% Profit Sharing contribution for the Executive 401(k) Plan. Assurant provided this special one-time contribution to employees for 2016 in connection with freezing the Executive Pension Plan effective March 1, 2016.

[3]	The Company does not currently make any contributions to the ADC Plan.

[4]	Because the ASIC Plan has been frozen since January 1, 2005, no contributions could have been made during fiscal year 2016. The Executive 401(k) Plan does not provide for participant contributions.

Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

The following is a description of the plans and information reported in the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.

The ADC Plan

Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of the Company and to our non-employee directors. Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to any non-employee director) director fees to be earned in the following year. Amounts deferred under the ADC Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and any notional earnings or losses are credited to a deemed investment account. The Company does not provide any above market earnings or preferential earnings to participants. Each deferral must remain in the plan for at least one full calendar year, until July 1 of the following year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. Upon a voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, ten or fifteen years or other agreed upon installment schedule between the participant and the administrator. As a result of Section 409A, certain key employees (including the NEOs) are subject to a six-month waiting period for distributions following termination.

The ASIC Plan

Prior to the establishment of the ADC Plan in 2005, Mr. Mergelmeyer was eligible to participate in the ASIC Plan. The ASIC Plan permitted key employees to exchange a portion of their compensation for options to purchase certain publicly available mutual funds. The Company did not provide any above market earnings or preferential earnings to the participants. The ASIC Plan was frozen as of January 1, 2005. Since then, participants have been able to withdraw amounts from the ASIC Plan and have the ability to change their investment elections, but any subsequent deferrals of compensation have been made under the ADC Plan.

The Executive 401(k) Plan

Eligible employees may generally participate in this plan after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under the Code. The Company made an annual contribution for each participant in this plan equal to 6% of eligible compensation in excess of the limit ($265,000 for 2016). To be eligible for the contribution, the

Executive Compensation

participant must be employed on the last regularly scheduled work day of the year unless the participant retires, becomes totally disabled or dies, or his or her employment is terminated in the fourth quarter of the year as a result of a reduction in force. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. These notional contributions are credited with notional earnings and losses based on the performance of the mutual funds. The Company does not provide any above market earnings or preferential earnings to the participants. Please see footnote 3 to the Summary Compensation Table on page 47 for quantification of Company contributions to the Executive 401(k) Plan in 2015.

Benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of Section 409A, including the six-month delay described above. A participant becomes vested in the benefits under the Executive 401(k) Plan after two years of service. All of the NEOs, other than Messrs. Dziadzio and Waghray are 100% vested in their Executive 401(k) Plan benefit.

Potential Payments Upon Termination or Change of Control

The following section sets forth for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with termination of employment under the circumstances described below on December 31, 2016.

Potential Payments Upon Termination or Change of Control Table on December 31, 2016

Name	Payout if Terminated Voluntarily 12/31/16 Not Retirement[1]	Payout if Terminated Voluntarily 12/31/16 Retirement[1]	Payout if Terminated Involuntarily 12/31/16[2]	Payout if Terminated Upon Change of Control 12/31/16		Payout if Terminated Upon Death 12/31/16	Payout if Terminated Upon Disability 12/31/16
	(a)	(b)	(c)	(d)		(e)	(f)
Alan B. Colberg
STIP Award	-	-	-	764,000		-	-
Long-Term Equity Awards[3]	-	-	6,074,530	12,489,484		6,074,530	6,074,530
Executive Pension Plan[4]	127,862	-	127,862	127,862		127,862	127,862
SERP[5]	2,385,022	-	2,385,022	2,385,022	[6]	2,385,022	2,385,022
Executive 401(k) Plan[7]	560,638	-	560,638	560,638		560,638	560,638
Welfare Benefit Lump Sum[8]	-	-	-	47,336		-	-
Severance	-	-	-	7,449,000		-	-
Outplacement[9]	-	-	-	7,000		-	-
TOTAL	3,073,522		9,148,052	23,830,342		9,148,052	9,148,052
Richard S. Dziadzio
STIP Award	-	-	-	312,500		-	-
Long-Term Equity Awards[3]	-	-	284,430	2,419,467		284,430	284,430
Executive Pension Plan[4]	-	-	-	-		-	-
SERP[5]	-	-	-	-		-	-
Executive 401(k) Plan[7]	665	-	665	665		665	665
Welfare Benefit Lump Sum[8]	-	-	-	38,147		-	-
Severance	-	-	-	2,500,000		-	-
Outplacement[9]	-	-	-	7,000		-	-
TOTAL	665		285,095	5,277,779		285,095	285,095

Executive Compensation

Name	Payout if Terminated Voluntarily 12/31/16 Not Retirement[1]	Payout if Terminated Voluntarily 12/31/16 Retirement[1]	Payout if Terminated Involuntarily 12/31/16[2]	Payout if Terminated Upon Change of Control 12/31/16		Payout if Terminated Upon Death 12/31/16	Payout if Terminated Upon Disability 12/31/16
	(a)	(b)	(c)	(d)		(e)	(f)
Christopher J. Pagano
STIP Award	-	-	-	357,111		-	-
Long-Term Equity Awards[3]	-	-	3,496,272	6,536,137		3,496,272	3,496,272
Executive Pension Plan[4]	64,610	-	864,610	864,610		864,610	864,610
SERP[5]	6,309,190	-	6,309,190	6,309,190	[6]	6,309,190	6,309,190
Executive 401(k) Plan[7]	1,573,023	-	1,573,023	1,573,023		1,573,023	1,573,023
Welfare Benefit Lump Sum[8]	-	-	-	45,107		-	-
Severance	-	-	-	2,760,975	[11]	-	-
Outplacement[9]	-	-	-	7,000		-	-
TOTAL	8,746,823		12,243,095	18,453,153		12,243,095	12,243,095
Gene E. Mergelmeyer
STIP Award	-	-	-	421,875		-	-
Long-Term Equity Awards[3]	-	4,893,536	4,893,536	4,893,536	[10]	3,939,307	3,939,307
Executive Pension Plan[4]	-	441,479	441,479	441,479		404,086	441,479
SERP[5]	-	7,241,125	7,241,125	7,241,125	[6]	7,241,125	7,241,125
Executive 401(k) Plan[7]	-	932,144	932,144	932,144		932,144	932,144
Welfare Benefit Lump Sum[8]	-	-	-	45,592		-	-
Severance	-	-	-	4,331,166	[11]	-	-
Outplacement[9]	-	-	-	7,000		-	-
TOTAL	-	13,508,284	13,508,284	18,313,917		12,516,662	12,554,055
Ajay Waghray
STIP Award	-	-	-	262,500		-	-
Long-Term Equity Awards[3]	-	-	403,941	2,189,267		403,941	403,941
Executive Pension Plan[4]	-	-	-	-		-	-
SERP[5]	-	-	-	-		-	-
Executive 401(k) Plan[7]	5,802	-	5,802	5,802		5,802	5,802
Welfare Benefit Lump Sum[8]	-	-	-	36,503		-	-
Severance	-	-	-	2,100,000		-	-
Outplacement[9]	-	-	-	7,000		-	-
TOTAL	5,802		409,743	4,601,072		409,743	409,743
Bart R. Schwartz
STIP Award	-	-	-	297,500		-	-
Long-Term Equity Awards[3]	-	-	2,934,840	5,051,305		2,934,840	2,934,840
Executive Pension Plan[4]	206,390	-	206,390	206,390		206,390	206,390
SERP[5]	2,785,569	-	2,785,569	2,785,569	[6]	2,785,569	2,785,569
Executive 401(k) Plan[7]	566,612	-	566,612	566,612		566,612	566,612
Welfare Benefit Lump Sum[8]	-	-	-	53,986		-	-
Severance	-	-	-	3,023,688	[11]	-	-
Outplacement[9]	-	-	-	7,000		-	-
TOTAL	3,558,571		6,493,411	11,992,050		6,493,411	6,493,411
[1]

As of December 31, 2016, Mr. Mergelmeyer met the requirements for retirement eligibility (age 55 with 10 years of service). Accordingly, a voluntary termination by the executive would be considered a retirement and column (a) “Payout if Terminated Voluntarily (Not Retirement)” would not apply. Because none of the

Executive Compensation

other NEOs were retirement eligible as of December 31, 2016, the column entitled “Payout if Terminated Voluntarily (Retirement)” does not apply to them.

[2]

The values in this column reflect an involuntary termination for reasons other than for cause. In the event of an involuntary termination for cause, the same amounts would be payable except (1) the NEOs would not receive a SERP payment and (2) the NEOs would not receive a pro-rata vesting with respect to their ALTEIP grants.

[3]

These amounts assume accelerated vesting and/or exercise of all or a portion of unvested equity awards on December 31, 2016 based on the closing stock price of $92.86 on December 30, 2016. These amounts also reflect accelerated vesting in the event of a change of control of the Company (with the exception of Mr. Mergelmeyer) and pro-rata vesting in the event of death, disability or an involuntary termination for reasons other than cause. PSU amounts are computed based on the achievement of target level performance for each award.

For Mr. Mergelmeyer, values in columns (b) and (c) reflect accelerated vesting of unvested equity awards granted prior to 2016 as he meet the requirements for retirement eligibility.

For all NEOs, except Mr. Mergelmeyer, values in column (d) assumes a hypothetical corporate change of control. For Mr. Mergelmeyer, the value in column (d) assumes a hypothetical change of control of Global Housing (formerly Assurant Specialty Property), which is further described in footnote 10 below.

[4]	Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with Section 409A).

[5]	SERP payments are all shown as the present value of the retirement benefit.

[6]

Upon a change of control (under the SERP), participants are granted three additional years of benefit service (capped at 20 years) and are considered three years older. The amounts in this column represent the present value of the SERP benefit under these conditions. Effective as of February 29, 2016, the accrual of additional years of service under the SERP was frozen.

[7]

This amount includes the Company’s contribution to the Executive 401(k) Plan made in 2016 and a special one-time 3% Profit Sharing contribution to the Assurant Executive 401(k) Plan. Assurant provided this special one-time contribution to employees for 2016 in connection with the freezing of the Executive Pension Plan effective March 1, 2016.

[8]

This amount represents a one-time lump sum payment by the Company that equals the value of Company paid premiums for the medical, dental, life insurance and disability plans as of December 31, 2016 for 18 months based on the individual’s benefit election (in accordance with Section 409A).

[9]	This amount represents the Company’s best estimate of the costs of outplacement services for an NEO.

[10]	The amounts in column (d) for Mr. Mergelmeyer were determined based on a hypothetical change of control of Global Housing.

Equity awards granted to Mr. Mergelmeyer prior to 2016 under the ALTEIP plan would be accelerated as of December 31, 2016 since Mr. Mergelmeyer met the requirements for retirement eligibility; and equity awards granted in 2016 would be forfeited.

Had a change of control of the Company occurred on December 31, 2016, the value of accelerated equity for Mr. Mergelmeyer would have been $7,757,246, based on the closing stock price of $92.86 for our Common Stock on December 30, 2016.

[11]	Represents lump sum severance following 280G cutback pursuant to the terms of each of Messrs. Pagano’s, Mergelmeyer’s and Schwartz’s agreement.

Narrative to the Potential Payments Upon Termination or Change of Control Table

The following is a description of the information reported in the Potential Payments Upon Termination or Change of Control Table, including the material terms of the Change of Control Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan and SERP benefits payable in the event of disability or death. The material terms of the Executive Pension Plan and the SERP are described in “Narrative to the Pension Benefits Table” on page 54. The material terms of the ADC Plan and the Executive 401(k) Plan are described in “Narrative to the Nonqualified Defined

Executive Compensation

Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 59. Additional information on the ALTEIP is provided in the CD&A and in “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table” on page 48.

Treatment of Annual Incentive Awards

Under the ESTIP, if a participant’s employment is terminated during a performance period due to disability or death, the Compensation Committee may grant the participant an award in any amount the Compensation Committee deems appropriate. If a participant’s employment is terminated during a performance period due to retirement, any award for that participant will be subject to the maximum limits under the ESTIP (participant’s allocated portion of 5% of the Company’s net income as defined under the ESTIP), based on the amount of the Company’s net income for the full performance period. If a participant’s employment terminates for any other reason, any award paid to that participant will be subject to the maximum limits described above, pro-rated to reflect the number of days in the performance period that the participant was employed. Upon a change of control of the Company, each participant will be paid an amount based on the level of achievement of the performance goals as determined by the Compensation Committee no later than the date of the change of control.

Accelerated and Pro-rated Vesting of Equity Awards

In the event of a change of control, RSUs vest in full. PSUs vest (a) at the target performance level, if a change of control occurs in the year in which the award is granted or (b) on the basis of the greater of actual performance through the time of the change of control or the target performance level, if a change of control occurs after the year in which the award is granted. If the Company’s stockholders approve the 2017 ALTEIP (as described in Proposal 5 on page 13), equity grants to our NEOs will be made pursuant to the 2017 ALTEIP thereafter. In the event of a change of control, the 2017 ALTEIP provides that RSUs will vest in full and PSUs will vest based on the greater of: (i) an assumed achievement of all relevant performance goals at the “target” level pro-rated based upon the length of time within the performance period that has elapsed prior to the change in control or (ii) the actual level of achievement of all relevant performance goals (measured as of the latest date immediately preceding the change in control for which performance can, as a practical matter, be determined).

Upon a termination due to death or disability, RSUs and PSUs vest on a pro-rata basis (subject, in the case of PSUs, to the level of performance achieved). RSUs and PSUs are settled in full upon retirement (subject, in the case of PSUs, to the level of performance achieved), except for grants made in the year of retirement, which are forfeited. RSUs and PSUs vest on a pro-rata basis upon an involuntary termination without cause (subject, in the case of PSUs, to the level of performance achieved), and are forfeited upon a voluntary termination.

The SERP

As of December 31, 2016, Messrs. Colberg, Pagano, Mergelmeyer and Schwartz were 100% vested in their SERP benefits. Of the NEOs, only Mr. Schwartz had attained normal retirement age as of December 31, 2016; therefore, if any of the NEOs other than Mr. Schwartz had terminated employment on or prior to that date, their SERP benefit would have been actuarially reduced to reflect their respective ages. Messrs. Dziadzio and Waghray are not eligible to participate in the SERP.

If there is a change of control with respect to the Company or operating segment, and within two years after the change of control a participant’s employment is terminated without cause or the participant terminates employment for good reason (as defined in the SERP), then (1) the participant will become 100% vested in his SERP benefit; (2) the participant will be credited with 36 additional months of service for purposes of computing his target benefit; (3) the actuarial reduction for commencement of the SERP benefit prior to normal retirement age will be calculated as though the participant was 36 months older than his actual age; and (4) the participant may receive his SERP benefit following a change of control at

Executive Compensation

a time and in an optional form that is different than the time and optional form that he would receive under circumstances not related to a change of control. This election may not be changed within one year prior to the participant’s termination date. In the event of a termination of employment other than described above, the following applies: (i) a participant will automatically become 100% vested in his SERP benefit in the event of death or disability; and (ii) a participant will forfeit any remaining benefit in the event he is terminated for cause or commits a material breach of certain covenants regarding non-competition, confidentiality, non-solicitation of employees or non-solicitation of customers.

The Executive 401(k) Plan

The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of Section 409A.

Change of Control Agreements for Messrs. Colberg, Pagano, Mergelmeyer and Schwartz

The Company is a party to a COC Agreement with each NEO. The COC Agreements for Messrs. Colberg, Pagano, Mergelmeyer and Schwartz generally provide that if, during the two-year period following a change of control (as defined in the COC Agreements), the executive’s employment is terminated by the Company other than for cause or disability, or by the executive for good reason (each as defined in the COC Agreements), the executive would be entitled to receive, subject to the execution of a release of claims, within 60 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a payment equal to 0.5 times the target annual ESTIP award for the year in which the date of termination occurs, an amount of cash severance equal to three times the sum of the executive’s annual base salary plus target ESTIP award, continued welfare benefits for the 18-month period following the date of termination, and outplacement benefits.

Effective as of February 1, 2010, each member of our Management Committee entered into an amendment that eliminated the excise tax gross-up provisions in his or her COC Agreement with the Company. Accordingly, our NEOs are entitled to receive either (i) the full benefits payable in connection with a change of control (whether under the COC Agreement or otherwise) or (ii) a reduced amount that falls below the applicable safe harbor provided under Section 280G of the Code, whichever amount generates the greater after-tax value for the executive.

Termination in Anticipation of a Change of Control. If an executive’s employment with the Company is terminated by the Company without cause or by the executive for good reason prior to the date on which a change of control occurs, and if it is reasonably demonstrated by the executive that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a change of control or (ii) otherwise arose in connection with or in anticipation of a change of control, then the executive will be entitled to the severance and other benefits described above.

Funding of Severance Payment Obligations. Within five business days of the executive’s date of termination after a change of control, the Company must establish and fund a trust in an amount of cash equal to the amount of the severance payments to which the executive may become entitled under the COC Agreements.

Definition of “Change of Control”. For purposes of the agreements, for NEOs who serve in an enterprise capacity (including our CEO, CFO, and Messrs. Pagano and Schwartz) change of control is defined as:

•

a change in a majority of the Company’s Board (the “Incumbent Board”) excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest;

•	an acquisition by an individual, entity or a group of 30% or more of the Company’s Common Stock or voting securities (excluding an acquisition directly from the Company, by the

Executive Compensation

Company, by an employee benefit plan of the Company or pursuant to a transaction described immediately below);

•

consummation of a merger, consolidation or similar transaction, or sale of all or substantially all of the Company’s assets other than a business combination in which all or substantially all of the stockholders of the Company receive 60% or more of the stock of the company resulting from the business combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the business combination; or

•	stockholder approval of a complete liquidation or dissolution of the Company.

For Mr. Mergelmeyer, change of control is defined as the sale or other disposition of the companies, assets or businesses comprising the Global Housing segment (formerly, Assurant Specialty Property) having (A) book value equal to at least 70% of the book value of the aggregate consolidated assets of the division immediately prior to such sale or disposition, or (B) market value equal to at least 70% of the market value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; provided, that neither an initial public offering of some or all of the division nor a spin-off to the Company’s stockholders of some or all of the companies or business divisions comprising the division (or a transaction having a similar effect) shall constitute a change of control.

Non-Competition and Non-Solicitation. Under the COC Agreements, executives may not engage in activity competitive with the Company (including as an employee or officer of a competitor) or solicit customers of the Company during the period beginning on January 1, 2009 and expiring on the date of a change of control. If the executive’s employment is terminated before a change of control occurs, the length of the applicable non-competition period varies based on the type of termination. Specifically, if the executive’s employment is terminated by the Company for cause or by the executive without good reason, the non-competition period will expire six months after the date of termination. If the executive’s employment is terminated by the Company without cause or by the executive for good reason, the non-competition period will expire on the date of termination. Executives also may not employ or offer to employ officers or employees of the Company or any of its subsidiaries during the period beginning on January 1, 2009 and ending one year after the date of termination of the executive’s employment.

Change of Control Agreements for Messrs. Dziadzio and Waghray

The COC agreements for Messrs. Dziadzio and Waghray use a new form of agreement approved by the Compensation Committee in February 2016. Messrs. Dziadzio and Waghray received their COC agreements in May and July of 2016, respectively. This new form of COC agreement is substantially similar to the form of agreement covering Messrs. Colberg, Pagano, Mergelmeyer and Schwartz, except as described below. Messrs. Colberg, Pagano, Mergelmeyer and Schwartz have received a notice that their COC Agreements will not be renewed and at the expiration of their COC Agreements in 2018, it is anticipated that Messrs. Colberg, Pagano and Mergelmeyer will receive this new form of agreement.

The principle differences between Messrs. Colberg, Pagano, Mergelmeyer and Schwartz’s COC Agreements and Messrs. Dziadzio and Waghray’ s new COC agreement are as follows:

•	the amount of cash severance has been reduced from three times the sum of the executive’s annual base salary and target ESTIP award to two times the sum of such amounts;

•	the new form of COC agreement eliminates the 18 month continuation of long-term disability insurance coverage benefit;

•

the new form of COC agreement amends the definition of “change of control” slightly so that the consummation of a merger, consolidation, reorganization or similar corporate transaction shall be a “change of control” unless such transaction results in the outstanding voting

Executive Compensation

securities immediately prior to such transaction continuing to represent more than 50% of the combined voting power of securities outstanding immediately after such transaction;

•

the definition of an “anticipatory termination” has been strengthened in the new form of COC agreement to count such a termination prior to a change of control as a second trigger only if the termination is initiated by the Company after the public announcement of a proposed transaction that results in a change of control; and

•

the restrictive covenants have been strengthened in the new form of COC agreement to prohibit an executive from: (i) participating in any business that is in competition with the Company, (ii) soliciting any employee of the Company to leave the employ of the Company, (iii) soliciting any customer of the Company to cease doing business with the Company, or (iv) disparaging the Company. The restrictive covenants commence on the date of a change of control and continue for one year after termination of employment (with the exception of the non-disparagement prohibition which continues for two years after termination of employment).

Amounts Previously Earned and Payable Regardless of Termination or Change of Control

The amounts reflected in the Potential Payments Upon Termination or Change of Control Table show payments that the NEOs could only receive in the event of termination or change of control. The amounts reflected below were earned in previous years and were already available to the NEOs through withdrawal or exercise regardless of termination or change of control. These amounts include deferred compensation balances held in the ASIC Plan and/or ADC Plan.

The following amounts would have been available on December 31, 2016 for withdrawal or exercise by the NEOs regardless of termination or change of control: for Mr. Mergelmeyer, $761,718 from the ASIC Plan, and $1,091,071 from the ADC Plan; for Mr. Schwartz, $1,391,043 from the ADC Plan.

Director Compensation

DIRECTOR COMPENSATION

The following table sets forth the cash and other compensation earned by (or accrued to) the members of the Board for all services in all capacities during the fiscal year ended December 31, 2016. Mr. Colberg is not eligible to participate in the Directors Compensation Plan and did not receive any compensation for his service as a director.

Director Compensation Table for Fiscal Year 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[2]	All Other Compensation ($)[3]	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Howard L. Carver	117,500	125,033	-	-	-	2,000	244,533
Juan N. Cento	100,000	125,033	-	-	-	2,000	227,033
Elyse Douglas	117,500	125,033	-	-	-	2,000	244,533
Lawrence V. Jackson	120,000[4]	125,033	-	-	47,680	5,000	297,713
Charles J. Koch	100,000	125,033	-	-	-	5,000	230,033
Jean-Paul L. Montupet	100,000	125,033	-	-	-	5,000	230,033
Paul J. Reilly	100,000	125,033	-	-	-	5,000	230,033
Elaine D. Rosen	225,000	125,033	-	-	-	6,000	356,033
Robert W. Stein	125,000	125,033	-	-	-	3,000	253,033
[1]

The amounts reported in this column are consistent with the grant date fair value of each award computed in accordance with FASB ASC Topic 718. The grant date fair value of the stock awards granted in 2016 equals the amount disclosed in column (c). As of December 31, 2016, each director held 2,962 unvested RSUs.

[2]

The amounts set forth in column (f) reflect notional investment gains on the deferred directors fees that were credited to the ADC Plan account in 2016. For additional information regarding the ADC Plan, see “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table—The ADC Plan,” on page 59.

[3]

Amounts in this column include charitable contributions made by the Company or the Assurant Foundation during 2016 to eligible charitable organizations pursuant to the matching gift programs described below.

[4]	Mr. Jackson elected to defer the 2016 director fees set forth in column (b) pursuant to the ADC Plan.

Narrative to the Director Compensation Table

The following is a brief description of our director compensation program and the information reported in the Director Compensation Table.

Fees Earned or Paid in Cash

The Assurant Amended and Restated Directors Compensation Plan (the “Directors Compensation Plan”) provides for an annual retainer for non-management directors of $100,000, payable in cash quarterly. Additional annual retainers were paid under the Directors Compensation Plan to the Chair of the Board and committee Chairs as follows: (i) Chair of the Board: $125,000; (ii) Audit Committee Chair: $25,000; (iii) Compensation Committee Chair: $20,000; (iv) Nominating and Corporate Governance Committee Chair: $20,000; and (v) Finance and Risk Committee Chair: $20,000.

The Directors Compensation Plan also provides for reimbursement of reasonable travel expenses in connection with attending meetings of our Board and its committees and other Company functions where the director’s attendance is requested by our CEO. A participant may elect to have any cash amounts payable under the Directors Compensation Plan deferred under the ADC Plan. The Company does not make any contributions to, or provide any preferential or above market earnings under the ADC Plan.

Director Compensation

Restricted Stock Unit Awards

In addition to cash compensation, the Directors Compensation Plan provides that each non-employee director will receive, on the date he or she first becomes a non-employee director, an initial award of RSUs having an aggregate fair market value on the grant date equal to $125,000. In no event will a director receive an initial award of RSUs if the next annual meeting of our stockholders is within four months of the date he or she becomes a director. On the day following each annual meeting of our stockholders, each non-employee director then in office will receive an annual award of RSUs having a fair market value on the grant date equal to $125,000.

Initial RSU grants vest in three equal annual installments on each of the first three anniversaries of the grant date, and annual RSU grants vest in three equal annual installments on the day immediately preceding the date of the annual meeting of stockholders in each of the three years following the grant date. All RSUs vest in full in the event of a change of control (as defined in the ALTEIP) or upon retirement after reaching age 55 and completing at least five consecutive years of service on the Board. Settlement of the shares are deferred until separation from the Board. Quarterly dividend equivalents earned throughout the vesting period on awards granted accumulate and are in cash upon separation from the Board.

The maximum number of shares that may be granted to any non-employee director under the proposed 2017 ALTEIP in any calendar year shall be limited to a number that, combined with any cash fees or other compensation, does not exceed $600,000 in total value based on the share value on the date of grant (or $800,000 under extraordinary circumstances as determined by the Board). See Proposal Five.

All Other Compensation

Directors are eligible to participate in the Assurant Employee Matching Gifts Program to support U.S.-based Section 501(c)(3) charities. In 2016, the Assurant Foundation matched up to $1,000 each in charitable contributions made by directors.

Separately, if a director contributes to the Assurant Political Action Committee, the Company makes an equivalent donation up to $5,000 to a U.S.-based Section 501(c)(3) charity of the director’s choice.

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION

The following table shows aggregate information, as of December 31, 2016, with respect to compensation plans under which equity securities of Assurant are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))[2]
Equity Compensation Plans Approved by Security Holders	2,144,841	-	6,829,433
Equity Compensation Plans Not Approved by Security Holders	-	-	-

Total	2,144,841	-	6,829,433

[1]

This amount reflects securities to be issued under outstanding awards of RSUs and PSUs. For outstanding awards of PSUs, the amount reflects the number of securities that could be issued if the maximum level of performance is achieved. Assuming achievement of target level performance under outstanding PSUs, the amount in column (a) would be 1,570,686.

[2]

This amount is comprised of 2,734,101 securities available for issuance under the Assurant, Inc. Amended and Restated 2004 Employee Stock Purchase Plan and 4,095,332 securities available for issuance under the ALTEIP.

Transactions with Related Persons

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

The Company engages in ordinary course business transactions with certain related persons or companies in which related persons serve as officers, directors or affiliates and in which such related persons do not have a material direct or indirect interest. See “Corporate Governance—Director Independence” for a description of certain ordinary course business transactions and relationships with our directors.

Review, Approval or Ratification of Transactions with Related Persons

In March 2007, to provide written guidelines on the review, approval and monitoring of transactions involving related persons, the Nominating Committee adopted the Assurant, Inc. Related Person Transaction Policy. It applies to Company transactions with related persons in excess of the threshold for disclosure in the proxy statement under the relevant SEC rules. Generally, such disclosure is required for transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest. Related persons are the Company’s directors, executive officers, their immediate family members and beneficial owners of five percent or more of the Company’s outstanding Common Stock.

Policy:

•

Related person transactions must be approved by the Nominating Committee, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. In determining whether to approve or ratify a transaction, the Nominating Committee will take into account, among other factors it deems appropriate: (1) the benefits to the Company; (2) the extent of the related person’s interest in the transaction, including the related person’s position(s) or relationship(s) with, or ownership of, the entity that is a party to, or has an interest in, the transaction; (3) the impact on a director’s independence if the related person is a director, an immediate family member of a director or an entity in which the director is a partner, stockholder or executive officer; and (4) whether the transaction is on terms no less favorable to the Company than those generally available to unrelated third-parties under similar circumstances.

•

If a related person transaction will be ongoing, the Nominating Committee may establish guidelines for the Company’s management to follow in its dealings with the related person. Thereafter, the Nominating Committee, at least annually, will review and assess the relationship with the related person to determine whether it remains appropriate.

Procedures:

•	Related persons must notify the Company’s law department in advance of any potential related person transaction.

•

If the law department determines that the proposed transaction involves an amount in excess of $120,000 and a related person has a material direct or indirect interest, it will submit the proposed transaction to the Nominating Committee for consideration at its next meeting. If it is not practicable to wait until then, the Nominating Committee will call a special meeting to consider proposed transaction.

•

After considering the pertinent facts, the Nominating Committee will review and approve or disapprove the transaction. If advance approval is not feasible, then the transaction will be considered and, if appropriate, ratified at the Nominating Committee’s next meeting.

•	No director will participate in any discussion or approval of a transaction in which he or she is a related person.

Section 16(a) Beneficial Ownership Reporting Compliance

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our directors, executive officers, and beneficial owners of more than ten percent of our Common Stock are required to report their initial ownership of and subsequent changes in ownership of our Common Stock and other equity securities to the SEC and the NYSE. They are also required to send copies of these reports to us. Solely on the basis of a review of forms filed pursuant to Section 16 of the Exchange Act, we believe that, in 2016, all such filing requirements were satisfied.

Corporate Governance

CORPORATE GOVERNANCE

The following section provides an overview of Assurant’s corporate governance practices. The Company’s commitment to strong corporate governance in order to support the long-term value of the corporation for the benefit of its stockholders is evidenced by the framework the Company currently has in place.

Highlights of Assurant Corporate Governance Framework

•    Independent Board Chair

•    Declassified Board

•    Appropriate Mix of Director Tenure Offering

•    Experience and Knowledge of the Company and our Industry

•    Independent Board (except for CEO) and Board Committees

•    Annual Board Evaluation of CEO

•    Annual Board and Committee Self-Evaluations, including individual director evaluations by Chair and periodic third-party facilitation

•    Limitation on Public Company Board and Audit Committee Service

•    Majority Voting Standard for Director Elections

•    Board recommending eliminating remaining supermajority voting provisions at this meeting

•    Regular Executive Sessions of Independent Directors

•    98% Director Attendance at Meetings

•    Regular Outreach to Investors

•    Officers and Directors Prohibited from Hedging and Pledging Company Securities

•    Code of Ethics Applicable to all Employees and Directors

•    Clawback Policy

•    Director Resignation Policy

•    All Board Committees Authorized to Retain Independent Advisors

•    No Stockholder Rights Plan

•    Policy Against Independent Corporate Political Expenditures*

*(The Political Expenditures Policy is located in the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.)

General

Composition of Board of Directors. The Board consists of 10 members: Ms. Rosen (Non-Executive Chair), Ms. Douglas and Messrs. Carver, Cento, Colberg, Jackson, Koch, Montupet, Reilly and Stein.

Board of Directors Committee Composition

	Audit	Compensation	Nominating and Corporate Governance	Finance and Risk
Elaine D. Rosen+		x
Howard L. Carver	x		▲
Juan N. Cento		x	x
Elyse Douglas	x			▲
Lawrence V. Jackson		▲		x
Charles J. Koch		x		x
Jean-Paul L. Montupet			x	x
Paul J. Reilly	x		x
Robert W. Stein	▲
+	Non-Executive Chair of the Board. ▲ Denotes Committee Chair.
**	Mr. Colberg does not serve on any Board committees.

Corporate Governance

Director Tenure. The Company does not set specific term limits on director service and believes that a mix of director tenures on the Board can strengthen board effectiveness and dynamics. Longer tenured directors possess experience and organizational knowledge while newer directors can bring fresh insight and perspective. Our current Board reflects this perspective; of our ten directors, two have five or fewer years of service; five directors have between six and ten years of service and three directors have over ten years of service. Current average director tenure is seven years and seven months.

Corporate Governance Guidelines. The Nominating Committee reviews our Corporate Governance Guidelines periodically to ensure they reflect current corporate governance standards. The Corporate Governance Guidelines and the charters of each of the Board’s committees may be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005.

Code of Ethics. The Assurant Code of Ethics is applicable to all of our employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics may be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005. We intend to post any amendments to or waivers from our Code of Ethics that apply to our executive officers or directors at this location on our website.

Director Independence

In compliance with the listing standards applicable to Assurant under the NYSE Listed Company Manual, the Board has adopted categorical standards to assist in evaluating the independence of the Company’s directors. They are available on the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Applying the Director Independence Standards, the Nominating Committee and the Board have affirmatively determined that Ms. Rosen, Ms. Douglas and Messrs. Carver, Cento, Jackson, Koch, Montupet, Reilly and Stein are independent of the Company and its management. In addition, they determined that each member of the Audit Committee and the Compensation Committee is independent of the Company and its management under the applicable criteria.

In conducting its annual director independence determination, the Board considered transactions or relationships that the Company engaged or engages in with companies for which our independent directors serve as officers or directors, or with which these directors have certain other relationships, and determined that there were no such transactions that were material to either company involved or in which any such director had a direct or indirect financial interest. Specifically, the Board considered the following ordinary course business transactions and relationships:

•	The Company owns immaterial amounts of bonds in a company with which Mr. Cento is affiliated as an officer.

•	The Company also owns immaterial amounts of bonds in a company with which Mr. Koch is affiliated as a director.

•

Ms. Rosen and Messrs. Cento, Koch, Montupet and Stein serve, or within the past three years, have served as officers, directors or affiliates of companies with which the Company engaged in ordinary course, arms-length business transactions that were immaterial to both companies and in which such directors had no material direct or indirect interest.

•

Matching contributions have been made on behalf of Ms. Rosen and Messrs. Carver, Cento, Koch and Jackson to eligible charitable institutions with which these directors are affiliated. These matching gifts were made in accordance with the provisions and limitations of the matching gift policies described on page 68.

Corporate Governance

Our Corporate Governance Guidelines state that if the Chair of the Board is an independent director, then the Chair shall serve as the presiding director. As the independent Chair of the Board, Ms. Rosen is the presiding director and chairs the executive sessions of the Board.

Board Leadership Structure and Role in Risk Oversight

In line with corporate governance best practices and the interests of stockholders, our Board has been chaired by an independent director since Assurant became a publicly traded company in 2004. Additionally, each of the Board committees is chaired by an independent director.

The Company has made effective risk management a key ongoing corporate objective. As a global risk management provider, Assurant faces risks that could have a material adverse effect on its business, financial condition and results of operations. For detailed information on these risks, please see the section entitled “Risk Factors” in the 2016 Form 10-K. Because the risks faced by the Company span a wide variety of disciplines, both senior management and the Board are involved in oversight of the Company’s risk management policies and practices. As described below and consistent with their charters, the committees of the Board oversee risk management in specific areas and regularly discuss risk-related issues with the entire Board.

In 2016, the Company established the Office of Risk Management, which coordinates the Company’s risk management activities, and appointed Mr. Pagano as its Chief Risk Officer. The Company’s internal risk governance structure is headed by the Executive Risk Committee, which is chaired by our CEO and composed of our Chief Risk Officer, Chief Financial Officer, Chief Operating Officer and Chief Legal Officer. It is responsible for the strategic directive of the Company’s enterprise risk management and provides updates to the Board. The Enterprise Risk Management Committee (the “ERMC”), which is chaired by our Chief Risk Officer and includes senior members of risk management and other areas of the Company, is responsible for the interdisciplinary oversight of business unit and enterprise risks and the design, management and approval of the risk appetite framework and limits. The ERMC reports to the Executive Risk Committee and provides updates to the Finance and Risk Committee of the Board and the Company’s Management Committee. The Business Risk Committee, Finance and Investment Risk Committee and Insurance Risk Committee are composed of managers from across the Company with knowledge related to the scope of the committee and are responsible for the oversight, management and reporting of different sets of risks. These committees report to the ERMC and have issue-specific committees that report to them. The Office of Risk Management develops risk assessment and risk management policies, facilitates reporting and prioritizing in the assessment of risk, and coordinates with the committees described above, the Internal Audit Services department, and other corporate committees and departments charged with functions related to risk management.

As the focus committee for enterprise risk management, the Finance and Risk Committee reviews a number of enterprise risks, including with respect to the Company’s operating segments and the Company’s investment, financing, capital management and catastrophe reinsurance activities. The Finance and Risk Committee regularly reviews risks, policies, strategies and outcomes in those areas with the CFO and Chief Investment Officer. Although the Finance and Risk Committee acts as the focus committee of the Board for enterprise risk management matters, the full Board maintains responsibility for and is actively involved in oversight of enterprise risk management.

The Audit Committee focuses on risks relating to the Company’s financial reporting, legal compliance, ethics and fraud deterrence, and internal controls and procedures. The Audit Committee regularly reviews the Company’s financial statements and public disclosures, receives updates from management focused on the aforementioned risk areas and reviews the effectiveness of the Company’s internal control environment and compliance program. The Audit Committee also periodically reviews the Company’s guidelines and policies with respect to risk assessment and risk management. The Senior Vice President of Internal Audit Services, who oversees the Company’s internal audit function, reports directly to the Chair of the Audit Committee, as well as to the Chief Legal Officer.

Corporate Governance

The Compensation Committee focuses on risks in areas such as executive retention and compensation plan design. With the assistance of its independent compensation consultant, the Compensation Committee undertakes an annual risk review of the Company’s variable pay plans, policies and practices for certain employees, including the Company’s executive officers. In the course of its 2016 review, the Compensation Committee did not identify any risks that are reasonably likely to have a material adverse effect on the Company.

The Nominating Committee oversees the management of risk in areas such as management and Board succession.

Board and Committee Meetings and Attendance

Each Board member is expected to dedicate to the Company sufficient time, energy and attention to ensure the diligent performance of the director’s duties. Our Corporate Governance Guidelines provide that, except in exigent circumstances, each member of the Board is expected to attend Board and Committee meetings and our Annual Meeting of Stockholders. All directors attended at least 75% of the combined total meetings of the full Board and the committees on which he or she served in 2015, and the average attendance of all directors in 2016 was approximately 98%. All directors serving on the Board attended the 2016 Annual Meeting of Stockholders.

Our Board has a standing Audit Committee, a standing Compensation Committee, and a standing Nominating Committee. In 2016 the Board and these committees met as follows:

	Board*	Audit	Compensation	Nominating and Corporate Governance

Number of Meetings in 2016	7	14	8	4
*	Directors met in executive session at all of the seven Board meetings, including separate sessions during each executive session consisting exclusively of independent directors.

Nominating and Corporate Governance Committee

The Nominating Committee reviews and recommends to the Board, among other things, Board membership criteria, nominees for election as directors, membership of the committees of the Board and matters relating to the performance, diversity and independence of Board members. The Nominating Committee oversees and approves the management continuity and succession process, questions of director independence and conflicts of interest, and the Board’s corporate governance policies and procedures. The Nominating Committee and the Board annually review the management succession plan; such plan includes emergency successors for executive management. The Nominating Committee also oversees the process for director succession and the annual Board and Board committee self-assessment, which informs the annual director nomination process. The Nominating Committee periodically uses and has used within the last three years an external resource to lead the self-assessment. For 2016, the Nominating Committee worked with the Corporate Secretary’s Department to conduct the self-assessment process for each committee and the Board. Each committee and the Board discussed the outcome of its own self-assessment during an executive session of a regularly scheduled meeting and developed an action plan for execution. In addition, for 2016, the Board Chair led the process for individual director assessments, which included one-on-one conversations with each director to solicit and provide feedback on individual director performance and plans for director membership on the Board or one of its committees. The Chair of the Nominating Committee solicited and addressed feedback regarding the performance of the Board Chair.

The Board believes that the periodic rotation of committee assignments provides an opportunity to foster diverse perspectives and develop breadth of knowledge within the Board. Annually, the Nominating and

Corporate Governance

Corporate Governance Committee reviews the composition and leadership of its committees, including member and chair tenure, and may recommend to the Board rotation of certain committee members and chairs.

The Charter of the Nominating Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Consideration of Stockholder Candidates and Selection Criteria

The Nominating Committee will consider candidates recommended by our stockholders for nomination for election to the Board at an annual meeting. A stockholder who wishes to recommend a candidate for nomination to the Board must submit such recommendation in writing to the Corporate Secretary of Assurant, c/o the Law Department, Assurant, Inc., 28 Liberty Street, 41st floor, New York, New York 10005. We did not receive any stockholder nominations of persons for election to the Board in connection with the 2016 Annual Meeting. In addition, in connection with ongoing tenure and age limits review, the Nominating Committee may seek to identify and recruit candidates and recommend them to the Board.

The Nominating Committee will consider prospective nominees for the Board, whether selected by the Nominating Committee or by the stockholders, applying the same criteria to all candidates. Once the Nominating Committee identifies a need to replace a current member of the Board, to fill vacancies or to expand the size of the Board, it follows a process to identify and evaluate candidates which includes (a) meetings to evaluate biographical information and background material and (b) interviews of selected candidates. Recommendations by the Nominating Committee of candidates for inclusion in the Board’s slate of director nominees are based upon the criteria set forth in the Company’s Corporate Governance Guidelines, including the candidate’s knowledge, experience and skills with respect to accounting and finance, business judgment, management, industry knowledge, leadership and strategy/vision, and the candidate’s ability to demonstrate certain personal characteristics, including integrity, accountability, informed judgment, financial literacy, mature confidence, interpersonal skills and high performance standards. Recommendations by the Nominating Committee are also based on other relevant factors that it may deem appropriate, including the current composition of the Board.

The Nominating Committee actively considers diversity in recruitment and nomination of the Company’s directors and makes recommendations to the Board regarding diversity among director candidates.

Audit Committee

The Audit Committee’s purpose is (1) to advise and assist the Board in its oversight of our quarterly and annual financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance and effectiveness of the Company’s internal controls over financial and management information and of the independent registered public accounting firm; and (2) to review and advise the Board on other matters at their request. The Board has determined that all members of the Audit Committee are independent as that term is defined by the NYSE rules and in Rule 10A-3(b)(1) of the Exchange Act. The Charter of the Audit Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Audit Committee Financial Expert

The Board has determined that all members of the Audit Committee are independent as independence is defined in the applicable listing standards and financially literate as that qualification has been interpreted by the Board in its business judgment and that Messrs. Carver and Stein are “audit committee financial experts” for purposes of SEC Regulation S-K, Item 407(d)(5).

Corporate Governance

Compensation Committee

The Compensation Committee establishes, reviews and monitors our compensation philosophy and practices in order to assist the Board in the fulfillment of its responsibilities relating to (1) the Company’s compensation programs and the compensation of the Company’s executives and (2) the production of an annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee is composed entirely of “independent directors” under the NYSE Listed Company Manual who satisfy the requirements to be “non-employee directors” under Section 16 of the Exchange Act and “outside directors” under Section 162(m) of the Code. The Charter of the Compensation Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Role of Independent Compensation Consultant

The Compensation Committee has engaged Semler Brossy since 2015 as its independent compensation consultant to provide analysis and advice on such items as pay competitiveness, incentive plan design, performance measurement, design and use of equity compensation and other relevant market practices and trends with respect to executive and director compensation. For more information on the role of the independent compensation consultant in compensation recommendations and decisions, please see “CD&A—Input from Independent Compensation Consultant” on page 40.

The Compensation Committee conducts an annual independence review of Semler Brossy, considering certain factors, including, among other things: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. As a result of this review, the Compensation Committee concluded that no conflict of interest exists with respect to the services provided by Semler Brossy.

Role of Management

In addition to receiving input from its independent compensation consultant, the Compensation Committee also receives recommendations from the CEO on the compensation of each member of the Management Committee other than himself. For more information on the role of management in compensation recommendations and decisions, please see the “CD&A—Input from Management” on page 40.

Finance and Risk Committee

The Finance and Risk Committee is responsible for reviewing the strategies and policies of the Company for achieving finance and investment objectives and activities, and making recommendations to the Board regarding these objectives and activities, and acts as the focus committee of the Board for oversight of the Company’s enterprise risk management activities. The Charter of the Finance and Risk Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now, or was during 2016 or any time prior thereto, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2016 pursuant to which disclosure would be required

Corporate Governance

under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or Compensation Committee.

Communicating with the Presiding Director and the Board of Directors

To contact the presiding director and the other non-management members of the Board, interested persons may write to: Elaine Rosen, Chair of the Board of Directors, c/o the Law Department, Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005 or submit questions or concerns by email to boardchair@assurant.com.

Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as:

•	business solicitations;
•	junk mail, mass mailings, and spam;
•	new product and new services suggestions;
•	resumes and other employment inquiries; and
•	surveys.

In addition, material that is unduly hostile, threatening or illegal will be excluded, with the provision that any communication that is filtered out shall be made available to any director upon request. If any such material also raises issues of potential legitimate concern to the Board (including matters of corporate governance, alleged fraud or irregularities, or alleged control deficiencies), they will be brought to the Board’s attention without the offensive material. In the case that there is any doubt as to whether material should be distributed to the addressee, such doubt shall be resolved in favor of distribution.

Compensation Committee Report

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. On the basis of such review and discussions, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s 2016 Annual Report on Form 10-K.

Compensation Committee

Lawrence V. Jackson, Chair

Juan N. Cento

Charles J. Koch

Elaine D. Rosen

Audit Committee Matters

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors of the Company consists of four independent directors and operates under a written charter, adopted and reviewed annually by the Board. Among other things, the Audit Committee assists the Board in its oversight of the Company’s financial accounting and reporting processes; the activities, qualifications and performance of the Company’s independent registered public accounting firm and internal auditors; and the effectiveness of the Company’s internal control environment.

In addition, the Audit Committee assists the Board in oversight of the Company’s risk management policies. Additional information regarding the role of the Board in risk oversight can be found in the “Corporate Governance” section of this proxy statement.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; for maintaining appropriate accounting and financial reporting processes; for the establishment and effectiveness of the Company’s internal controls and procedures; and for the execution of the Company’s risk management function. In performing its oversight function, the Audit Committee has reviewed and discussed with management the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2016 and management’s assessment that the Company maintained effective internal control over financial reporting as of December 31, 2016. Management’s assessment is included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Form 10-K”). In connection with that review, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and that the Company maintained effective internal control over financial reporting as of December 31, 2016. In consultation with management and with input from the Company’s independent registered public accounting firm, the Audit Committee reviews the effectiveness of the internal audit function. In addition, the Audit Committee has reviewed and discussed with management the Company’s policies with respect to risk management, including the guidelines and policies that govern the process by which risk management is undertaken.

PricewaterhouseCoopers LLP (“PwC”) serves as the Company’s independent registered public accounting firm. Each year, the Audit Committee, in consultation with management and the Company’s internal auditor, reviews PwC’s performance and considers whether to reappoint PwC, subject to stockholder ratification, to serve as the Company’s independent registered public accounting firm. In that review, the Audit Committee considers, among other things, the continued independence of PwC, PwC’s tenure serving the Company, whether PwC’s provision of non-audit services to the Company is compatible with maintaining its independence, and the quality and efficiency of the services provided, as well as the depth of the firm’s and audit team’s expertise and experience in the Company’s industry. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be regular rotation of the independent registered public accounting firm. In addition, the Audit Committee assesses the qualifications and performance of the lead audit partner and other principle team members, and the Audit Committee and its chair are involved in the selection of the new lead engagement partner. The Audit Committee is responsible for approving the audit fees and terms associated with the Company’s retention of its independent registered public accounting firm and regularly reviews and approves fees paid to PwC.

The Audit Committee has reviewed and discussed with PwC the audited consolidated financial statements for the fiscal year ended December 31, 2016 and PwC’s opinion regarding the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016. It also has discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 16

Audit Committee Matters

(Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee also has received written disclosures and a letter from PwC regarding its communications with the Audit Committee concerning independence from the Company, pursuant to applicable requirements of the PCAOB, has discussed with PwC the independence of the firm, and has considered all of the above-referenced communications as well as all audit, audit-related and non-audit services provided by PwC.

On the basis of the review and discussions referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Form 10-K.

The Audit Committee

Robert W. Stein, Chair

Howard L. Carver

Elyse Douglas

Paul J. Reilly

Audit Committee Matters

Fees of Principal Accountants

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee is required to approve all engagements with the independent registered public accounting firm, including both audit services and non-audit services prior to such services being rendered. The Audit Committee has delegated to the Audit Committee Chair the ability to pre-approve non-audit service engagements with the independent registered public accounting firm involving fees of up to $250,000 per engagement. Any non-audit services that are pre-approved by the Chair must then be reported and ratified at the next full Audit Committee meeting.

In approving any non-audit services, the Audit Committee, or its Chair when applicable, considers whether the proposed services are prohibited under current law or regulations. In order to approve the proposed non-audit services, the Audit Committee, or its Chair when applicable, also must be of the opinion that the proposed services, both individually and collectively with all other provided services, will not impair the independence of the independent registered public accounting firm in connection with its audit opinion on the Company’s consolidated financial statements. The Audit Committee also receives assurances from the independent registered public accounting firm that the proposed engagement is not a prohibited service under applicable laws and regulations and that the proposed service will not impair the auditors’ independence in connection with its audit opinion on the Company’s consolidated financial statements.

The following table sets forth the aggregate fees for the fiscal years ended December 31, 2016 and 2015:

	2016		2015
Description of Fees[1]	Amounts (in thousands)	Percentage of Services Approved by Audit Committee	Amounts (in thousands)	Percentage of Services Approved by Audit Committee
Audit Fees[2]	$12,480	100%	$13,083	100%
Audit-Related Fees[3]	$833	100%	$664	100%
Tax Fees[4]	$409	100%	$261	100%
All Other Fees[5]	$250	100%	$1,632	100%

[1]	The fees include out-of-pocket expenses incurred by PwC and billed to the Company in connection with the respective services of $315,000 and $309,000 for 2016 and 2015.

[2]

Audit fees were for professional services rendered for the integrated audits of our consolidated financial statements and internal control over financial reporting, as well as statutory and U.S. GAAP audits of other entities.

[3]

Audit-related fees were for professional services rendered in connection with control attestation services, benefit plan audits, due diligence services, consultation on accounting and financial reporting matters and other agreed upon procedures.

[4]	Tax fees were for professional services rendered in connection with tax planning, including that related to the implementation of certain tax software and for tax compliance and advice services.

[5]	All other fees were for professional services rendered in connection with various consulting services.

Other Matters

INCORPORATION BY REFERENCE

The Compensation Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this proxy statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Assurant under the Exchange Act, except to the extent that we specifically incorporate such information by reference into any of these filings.

OTHER MATTERS

The Board knows of no matters to be brought before the Annual Meeting other than those listed in the attached Notice of Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment on such matters.

ANNUAL REPORT AND FORM 10-K

The 2016 Annual Report to Stockholders, which includes the 2016 Form 10-K, accompanies this proxy statement.

Without charge, stockholders may obtain a copy of our 2016 Form 10-K containing the audited consolidated financial statements of Assurant for the fiscal year ended December 31, 2016, as filed with the SEC, without the accompanying exhibits, by writing to Investor Relations, Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005. A list of exhibits is included in the accompanying 2016 Form 10-K, and exhibits are available from Assurant upon payment to Assurant of the cost of furnishing them. Without charge, copies of our 2016 Form 10-K and accompanying exhibits are also available from the “Investor Relations” section of our website at http://ir.assurant.com.

Stockholder Proposals

STOCKHOLDER PROPOSALS

To be considered for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act for our 2018 annual meeting of stockholders, proposals of stockholders must be received by the Corporate Secretary of Assurant, 28 Liberty Street, 41st Fl., New York, New York 10005, no later than November 24, 2017.

Stockholders intending to present business at our 2018 Annual Meeting, but not intending to have the proposal included in our proxy materials pursuant to Rule 14a-8, must comply with the requirements set forth in our by-laws. To bring business before our 2018 annual meeting, a stockholder must submit written notice thereof complying with the by-laws to the Corporate Secretary of Assurant not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 11, 2018 and no later than February 10, 2018.

By Order of the Board of Directors,

Bart R. Schwartz
Executive Vice President, Chief
Legal Officer and Secretary

Dated: March [    ], 2017

Appendix A

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Assurant uses the following non-GAAP financial measures to analyze the Company’s operating performance in this proxy statement. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.

Operating Return on Equity, excluding AOCI and Reportable Catastrophe Losses. Assurant uses operating return on equity (“ROE”), excluding accumulated other comprehensive income (“AOCI”) and reportable catastrophe losses, as an important measure of the Company’s operating performance. Operating ROE, excluding AOCI and reportable catastrophe losses, equals net operating income (defined below), excluding reportable catastrophe losses, for the period presented divided by average stockholders’ equity, excluding AOCI, for the year-to-date period. The Company believes operating ROE, excluding AOCI and reportable catastrophe losses, provides investors a valuable measure of the performance of the Company’s ongoing business, because it excludes the effect of reportable catastrophe losses, which can be volatile, and the effect of Assurant Health runoff operations and the divested Assurant Employee Benefits business, which was sold on March 1, 2016. The calculation also excludes net realized gains (losses) on investments, amortization of deferred gains and gains on disposal of businesses and those events that are highly variable and do not represent the ongoing operations of the Company. The comparable GAAP measure would be GAAP ROE, defined as net income, for the period presented, divided by average stockholders’ equity for the year-to-date period.

	Twelve Months Ended December 31,
	2016	2015
Annual operating return on average equity, excluding AOCI and reportable catastrophe losses	10.5%	12.0%
Assurant Health runoff operations	(1.1)%	(10.6)%
Assurant Employee Benefits	0.2%	1.4%
Net realized gains on investments	2.9%	0.6%
Amortization of deferred gains and gains on disposal of businesses	7.1%	0.2%
Loss on extinguishment of debt	(0.4)%	—
Reportable catastrophe losses	(2.8)%	(0.5)%
Other adjustments:
(Loss) gain related to benefit plan activity	0.3%	—
Change in tax liabilities	—	0.5%
Gain on sale of subsidiary	—	0.3%
Payment received related to previous sale of subsidiary	—	0.3%
Amounts related to sale of Assurant Employee Benefits	(0.5)%	—
Post-close contingency liability of previous disposition	(0.4)%	—
Intangible asset impairment	(0.2)%	—
Change in derivative investment	0.1%	(0.1)%
Change due to effect of including AOCI	(2.6)%	(1.2)%

Annual GAAP return on average equity	13.1%	2.9%

Appendix A

Net Operating Income, excluding Reportable Catastrophe Losses. Assurant uses net operating income, excluding reportable catastrophe losses, as an important measure of the Company’s operating performance. Net operating income equals net income, excluding Assurant Health runoff operations, Assurant Employee Benefits, net realized gains (losses) on investments, amortization of deferred gains and gains on disposal of businesses and other highly variable items. The Company believes net operating income, excluding reportable catastrophe losses, provides investors a valuable measure of the performance of the Company’s ongoing business, because it excludes the effect of reportable catastrophe losses, which can be volatile, and the effect of Assurant Health runoff operations and the divested Assurant Employee Benefits business, which was sold on March 1, 2016. The calculation also excludes net realized gains (losses) on investments, amortization of deferred gains and gains on disposal of businesses and those events that are highly variable and do not represent the ongoing operations of the Company. The comparable GAAP measure would be net income.

	Twelve Months Ended December 31,
(dollars in thousands)	2016	2015
Net operating income, excluding reportable catastrophe losses	$379,252	$417,902
Assurant Health runoff operations	(47,297)	(525,856)
Assurant Employee Benefits	13,709	73,809
Net realized gains on investments	162,183	31,826
Reportable catastrophe losses	(157,439)	(29,650)
Amortization of deferred gains and gains on disposal of businesses	394,513	12,988
Loss on extinguishment of debt	(23,031)	—
Other adjustments:
Gain related to benefit plan activity	22,163	—
Change in tax liabilities	—	16,025
Gain on sale of subsidiary	—	16,527
Payment received related to previous sale of subsidiary	—	15,285
Amounts related to sale of Assurant Employee Benefits	(26,649)	—
Post-close contingency liability of previous disposition	(23,000)	—
Intangible asset impairment	(16,672)	—
Change in derivative investment	4,081	(3,301)
(Provision) benefit for income taxes	(116,463)	116,000

Net income	$565,350	$141,555

Appendix A

Net Operating Income per Diluted Share, excluding Reportable Catastrophe Losses. Assurant uses net operating income per diluted share, excluding reportable catastrophe losses, as an important measure of the Company’s stockholder value. Net operating income per diluted share, excluding reportable catastrophe losses, equals net operating income (defined above), excluding reportable catastrophe losses, divided by weighted average diluted shares outstanding. The Company believes this measure provides investors a valuable measure of stockholder value because it excludes the effect of reportable catastrophe losses, which can be volatile, and the effect of Assurant Health runoff operations and the divested Assurant Employee Benefits business, which was sold on March 1, 2016. The calculation also excludes net realized gains (losses) on investments, amortization of deferred gains and gains on disposal of businesses and those events that are highly variable and do not represent the ongoing operations of the Company. The comparable GAAP measure would be net income per diluted share, defined as net income divided by weighted average diluted shares outstanding.

	Twelve Months Ended December 31,
	2016	2015
Net operating income per diluted share, excluding reportable catastrophe losses	$6.12	$6.06
Assurant Health runoff operations	(0.77)	(7.62)
Assurant Employee Benefits	0.22	1.07
Net realized gains on investments	2.62	0.46
Reportable catastrophe losses	(2.54)	(0.43)
Amortization of deferred gains and gains on disposal of businesses	6.37	0.19
Loss on extinguishment of debt	(0.37)	—
Other adjustments:
Gain related to benefit plan activity	0.36	—
Change in tax liabilities	—	0.23
Gain on sale of subsidiary	—	0.24
Payment received related to previous sale of subsidiary	—	0.22
Amounts related to sale of Assurant Employee Benefits	(0.43)	—
Post-close contingency liability of previous disposition	(0.37)	—
Intangible asset impairment	(0.27)	—
Change in derivative investment	0.07	(0.05)
(Provision) benefit for income taxes	(1.88)	1.68

Net income per diluted share	$9.13	$2.05

Appendix B

ASSURANT, INC. 2017

LONG TERM EQUITY INCENTIVE PLAN

SECTION 1. Purpose; Definitions.

1.1. Purpose. The purpose of this Assurant, Inc. 2017 Long Term Equity Incentive Plan is to give the Company a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, and to provide the Company and its Subsidiaries and Affiliates with a long term incentive plan providing incentives directly linked to stockholder value.

1.2. Definitions. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended from time to time, any regulations promulgated thereunder, and any successor thereto.

(b) “Administrator” has the meaning set forth in Section 2.2.

(c) “Affiliate” means any Subsidiary and any other corporation or other entity controlled by, controlling, or under common control with, the Company, as determined by the Committee.

(d) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(e) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Restricted Stock Unit, Performance Share, or Performance Unit granted pursuant to the terms of this Plan.

(f) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(g) “Beneficial Owner” has the meaning given in Rule 13d-3, promulgated pursuant to the Act.

(h) “Board” means the Board of Directors of the Company.

(i) “Cause” means, unless otherwise provided in an Award Certificate, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party and which is operative at the time of the Participant’s termination of employment, or (ii) if there is no such Individual Agreement, or if such Individual Award Agreement does not define “Cause,” the Committee’s good faith determination that any of the following have occurred: (A) Participant’s commission of, indictment for, conviction of, pleading guilty to, confessing to, or entering of a plea of nolo contendere to any felony or any crime involving fraud, dishonesty, theft, embezzlement, moral turpitude, or a breach of trust, (B) failure on the part of the Participant to perform substantially such Participant’s employment duties in any material respect, (C) Participant’s prolonged absence from duty, unless pursuant to Company policy and/or applicable law regarding employee leaves of absence, or otherwise with the consent of the Company, (D) breach by the Participant of any duty or contractual obligation owed by Participant to the Company, (E) material violation by Participant of any policy or procedure of the Company, (F) Participant’s negligent or willful misconduct or malfeasance of duty which is reasonably determined to be detrimental to the Company, or (G) to the extent not covered by another subsection of this definition, Participant intentionally engaging in any activity that is reasonably determined by the Committee to be in conflict with or adverse to the business or other interests of the Company

Appendix B

(j) “Change of Control” has the meaning set forth in Section 9.2.

(k) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, regulations promulgated thereunder, and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(l) “Commission” means the Securities and Exchange Commission or any successor agency.

(m) “Committee” means a committee or subcommittee of the Board, appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be (i) a “non-employee director” as defined in Rule 16b-3, (ii) an “outside director” as defined under Section 162(m) of the Code, and (iii) an “independent” director under the applicable rules of the Applicable Exchange. Initially, and unless and until otherwise determined by the Board, “Committee” means the Compensation Committee of the Board.

(n) “Common Stock” means common stock, par value $0.01 per share, of the Company, and such other securities of the Company as may be substituted for Common Stock pursuant to Section 3.6.

(o) “Company” means Assurant, Inc., a Delaware corporation, or any successor thereto.

(p) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(q) “Disability” means (i) “Disability” as defined in the long term disability plan or policy maintained or most recently maintained by the Company or, if applicable, an Affiliate or Subsidiary, for any Participant, whether or not such Participant actually receives disability benefits under such plan or policy, or (ii) if there is no such long term disability plan, “Disability” as defined by any Individual Agreement to which the Participant is a party and which is operative at the time in question, or (iii) if there is no such long term disability plan or Individual Agreement or if the applicable long term disability plan and Individual Agreement do not define “Disability,” the Participant (i) is unable to

Appendix B

engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. In the event of a dispute, the determination whether a Participant has a Disability will be made by the Committee and may be supported by such medical or other evidence as the Committee deems necessary to judge the nature of the Participant’s condition. Notwithstanding the foregoing: (1) if the determination of Disability relates to an Incentive Stock Option, Disability shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code, and (2) if the determination of Disability relates to any Award subject to Section 409A of the Code, Disability shall mean “disability” as defined within the meaning of Section 409A of the Code and any regulations promulgated thereunder.

(r) “Disaffiliation`” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company or any Subsidiary or Affiliate.

(s) “Dividend Equivalent” has the meaning set forth in Section 8.

(t) “Effective Date” has the meaning assigned such term in Section 11.1.

(u) “Eligible Individuals” means directors, officers, employees, and consultants of the Company or any Subsidiary or Affiliate.

(v) “Fair Market Value” means the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.

(w) “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Common Stock (or at the discretion of the Committee, settled in cash valued by reference to Common Stock value).

(x) “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide in such resolution. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(y) “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(z) “Incentive Stock Option” means any Option that is designated in the applicable Award Certificate as an “incentive stock option” within the meaning of Section 422 of the Code or any successor provision thereto, and that in fact so qualifies.

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(aa) “Individual Agreement” means an employment, consulting, severance, change of control severance, or similar agreement between a Participant and the Company or between the Participant and any of the Company’s Subsidiaries or Affiliates. For purposes of this Plan, an Individual Agreement shall be considered “operative” during its term; provided, that an Individual Agreement under which severance or other substantive protections, compensation and/or benefits are provided only following a change of control or termination of employment in anticipation of a change of control shall not be considered “operative” until the occurrence of a change of control or termination of employment in anticipation of a change of control, as applicable.

(bb) “ISO Eligible Employee” means an employee of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code).

(cc) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate

(dd) “Nonqualified Option” means any Option that either (i) is not designated as an Incentive Stock Option or (ii) is so designated but fails to qualify as such.

(ee) “Option” means an Award granted under Section 5.1 of the Plan to purchase Common Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonqualified Option.

(ff) “Participant” means an Eligible Individual to whom an Award is or has been granted; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.7 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(gg) “Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: overall or selected sales growth, expense efficiency ratios (ratio of expenses to income), market share, customer service measures or indices, underwriting efficiency and/or quality, persistency factors, return on net assets, economic value added, stockholder value added, embedded value added, combined ratio, expense ratio, loss ratio, premiums, risk based capital, revenues, revenue growth, earnings (including earnings before taxes; earnings before interest and taxes; and earnings before interest, taxes, depreciation and amortization), earnings per share, book value per share, net operating earnings per share, operating income (including non-pension operating income), pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, return on equity, return on capital (including return on total capital or return on invested capital), cash flow return on investment, return on assets or operating assets, economic value added (or an equivalent metric), stock price appreciation, total stockholder return (measured in terms of stock price appreciation and dividend-related returns), cost control, gross profit, net operating income, cash generation, unit volume, stock price, market share, sales, asset quality, cost saving levels, marketing-spending efficiency, core non-interest income, or change in working capital with respect to the Company or any one or more Subsidiaries, Affiliates, divisions, business units, or business segments of the Company, either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and any regulations promulgated thereunder.

(hh) “Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which any Performance Goal specified by the Committee with respect to such Award is to be measured.

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(ii) “Performance Shares” shall have the meaning given in Section 6.1.

(jj) “Performance Units” shall have the meaning given in Section 7.1.

(kk) “Plan” means this Assurant, Inc. 2017 Long Term Equity Incentive Plan, as set forth herein and as hereafter amended from time to time.

(ll) “Prior Plan” means the Amended and Restated Assurant, Inc. Long Term Equity Incentive Plan, as amended from time to time.

(mm) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 10.

(nn) “Restricted Stock” means an Award granted under Section 6.

(oo) “Restricted Stock Units” means an Award granted under Section 7.

(pp) “Recoupment Policy” means the Assurant, Inc. Executive Compensation Recoupment Policy adopted by the Committee, effective as of January 1, 2012, as the same may be amended from time to time.

(qq) “Retirement” shall have the meaning given to that term in the Assurant Pension Plan (as restated effective January 1, 2013), as amended from time to time.

(rr) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(ss) “Share” means a share of Common Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Article 3.4), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.

(tt) “Stock Appreciation Right” or “SAR ” has the meaning set forth in Section 5.3.

(uu) “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(vv) “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code).

(ww) “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination as specified in the applicable Award Certificate.

(xx) “Unrestricted Stock” shall have the meaning given in Section 6.1.

SECTION 2. Administration.

2.1. Committee. The Plan shall be administered by the Committee or a duly designated Administrator, as defined herein. The Committee shall, subject to Section 10, have plenary authority to grant Awards to Eligible Individuals pursuant to the terms of the Plan. Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(a) To select the Eligible Individuals to whom Awards may be granted;

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(b) To determine whether and to what extent Awards are to be granted hereunder;

(c) To determine the number of Shares to be covered by each Award granted under the Plan;

(d) To determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(e) To adopt, alter, or repeal such administrative rules, guidelines, and practices governing the Plan as the Committee shall from time to time deem advisable;

(f) To interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(g) Subject to Section 11, to accelerate the vesting or lapse of restrictions of any outstanding Award upon the termination of service of a Participant or in connection with a Change of Control, based in each case on such considerations as the Committee in its sole discretion may determine;

(h) To correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan;

(i) To decide all other matters that must be determined in connection with an Award;

(j) To determine whether, to what extent, and under what circumstances cash, Shares, and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; and

(k) To otherwise administer the Plan.

Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors under the Plan shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors that is approved and administered by a committee of the Board consisting solely of Independent Directors.

2.2. Committee Procedures; Board Authority. The Committee shall exercise its authority under the Plan as follows:

(a) The Committee may act only with the assent of a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it (the “Administrator”). Notwithstanding the foregoing, the Committee may not so delegate any responsibility or power to the extent that such delegation would cause a Qualified Performance-Based Award hereunder not to qualify for the Section 162(m) exemption, or make any Award hereunder subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Act. Without limiting the generality of the foregoing, the Committee may not delegate its responsibilities and powers to grant, establish the terms and conditions of, and otherwise administer Qualified Performance-Based Awards in accordance with Section 10 below, nor its responsibilities and powers to grant and establish the terms and conditions of Awards to Participants who are subject to Section 16(b) of the Act.

(b) Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 2.2(b)) shall include the Board.

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2.3. Discretion of Committee. Any determination made by the Committee or by the Administrator under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or the Administrator at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or the Administrator shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

2.4. Award Certificates. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written Award Certificate, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. Award Certificates may be amended only in accordance with Section 11 hereof.

SECTION 3. Common Stock Subject to Plan; Limitations on Awards; Adjustment Provisions.

3.1. Number of Shares. Subject to adjustment as provided in Section 3.6, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,500,000, plus a number of additional Shares underlying awards outstanding as of the Effective Date under the Prior Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,500,000. From and after the Effective Date, no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

3.2. Share Counting. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance with this Section 3.2.

(a) The full number of Shares subject to the Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(b) Upon exercise of Stock Appreciation Rights that are settled in Shares, the full number of Stock Appreciation Rights (rather than any lesser number based on the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(c) Shares withheld from an Option or SAR to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements with respect to an Option or SAR shall not be added to the Plan share reserve.

(d) Shares withheld from a Full-Value Award to satisfy tax withholding requirements shall not count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements with respect to a Full-Value Award shall be added to the Plan share reserve.

(e) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

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(f) Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(g) To the extent that the full number of Shares subject to a Full Value Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(h) Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 3.1.

3.3. Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.4. Limitation on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 3.6):

(a) Options. The maximum number of Options granted under the Plan in any calendar year to any one Participant shall be for 300,000 Shares.

(b) SARs. The maximum number of Stock Appreciation Rights granted under the Plan in any calendar year to any one Participant shall be with respect to 300,000 Shares.

(c) Performance Awards. With respect to any calendar year (i) the maximum amount that may be paid to any one Participant for performance-based Awards payable in cash or property other than Shares shall be $7,500,000, and (ii) the maximum number of Shares that may be paid to any one Participant for performance-based Awards shall be 300,000 Shares. For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of Shares deemed paid with respect to any calendar year is the total amount payable or Shares earned for the performance period divided by the number of calendar years in the performance period.

(d) Awards to Non-Employee Directors. The maximum number of Shares subject to Non-Employee Director Awards that may be granted to any Non-Employee Director in any calendar year shall be limited to a number that, combined with any cash fees or other compensation paid to such Non-Employee Director, shall not exceed $600,000 in total value (calculating the value of any such Non-Employee Director Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, that the Board may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances as the Board may determine in its sole discretion, so long as (i) the aggregate limit does not exceed $800,000 in total value during a fiscal year and (ii) the Non-Employee Director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

3.5. Minimum Vesting Requirements. Subject to the following sentence, Full Value Awards, Options and SARs granted under the Plan shall be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period; provided, however, that no portion of any Award subject to graduated vesting shall vest earlier than one year after grant), or one year if the vesting is based on performance criteria other than continued service. Notwithstanding the foregoing, (i) the Committee may permit and authorize acceleration of vesting of such Full Value Awards, Options or SARs in the event of the Participant’s termination of service, or the occurrence of a Change in Control (subject to the requirements of Section 10 in the case of Qualified Performance-Based Awards), and (ii) the

Appendix B

Committee may grant Full Value Awards, Options and SARs without respect to the above-described minimum vesting requirements with respect to Awards covering 5% or fewer of the total number of Shares authorized under the Plan.

3.6. Adjustment Provisions. The Committee shall have authority to make adjustments under the Plan as provided below:

(a) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, separation, spinoff, Disaffiliation, extraordinary dividend of cash or other property, or similar event affecting the Company or any of its Subsidiaries (a “Corporate Transaction”), the Committee, or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Sections 3.1 and 3.4, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards.

(b) In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Common Stock to change (including, without limitation, a stock dividend, stock split, reverse stock split, share combination, spin-off, rights offering recapitalization, or similar event affecting the capital structure of the Company), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable in order to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee or Board may include adjustments to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Sections 3.1 and 3.4, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards.

(c) In the case of Corporate Transactions, such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that, in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the Surviving Entity (as defined below in Section 9.2), any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards, and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division of the Company or by the entity that controls such Subsidiary, Affiliate, or division of the Company following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(d) The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, including without limitation impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other public filings, provided that, in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not cause an Award to fail to qualify for the Section 162(m) Exemption.

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3.7. Section 409A of the Code. Notwithstanding the foregoing: (a) any adjustments made pursuant to Section 3.6 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code, (b) any adjustments made pursuant to Section 3.6 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that, after such adjustment, the Awards either (i) continue not to be subject to Section 409A of the Code, or (ii) comply with the requirements of Section 409A of the Code, and (c) in any event, the Board, the Committee, and the Administrator shall not have any authority to make any adjustments pursuant to Section 3.6 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto as of the Grant Date.

SECTION 4. Eligibility.

4.1. Eligible Individuals; Incentive Stock Options. Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). Eligible Individuals who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

SECTION 5. Options and Stock Appreciation Rights.

5.1. Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Certificate for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option; provided, that any Option that is designated as an Incentive Stock Option but fails to meet the requirements therefore (as described in Section 5.2 or otherwise), and any Option that is not expressly designated as intended to be an Incentive Stock Option shall be treated as a Nonqualified Option.

5.2. Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value, determined at the time of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under the Plan or any other stock option plan of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, such Options shall be deemed Nonqualified Options. If an ISO Eligible Employee does not remain employed by the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code) at all times from the time an Incentive Stock Option is granted until 3 months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a Nonqualified Stock Option. Should any provision of the Plan not be necessary in order for any Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

5.3. Nature of Stock Appreciation Rights. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (a) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (b) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Certificate shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

5.4. Exercise Price. The exercise price per Share subject to an Option or SAR shall be determined by the Committee and set forth in the applicable Award Certificate, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date; provided, however, that if an

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Incentive Stock Option is granted to a Ten Percent Stockholder, the exercise price shall be no less than 110% of the Fair Market Value of the Stock on the applicable Grant Date.

5.5. Term. The Term of each Option and SAR shall be fixed by the Committee, but shall not exceed 10 years from the Grant Date.

5.6. Vesting and Exercisability. Subject to Section 3.5, Options and SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

5.7. Method of Exercise. Subject to the provisions of this Section 5, Options and SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company specifying the number of Shares as to which the Option or SAR is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or SAR relating to no less than the lesser of the number of Shares then subject to such Option or SAR or 50 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(a) Payments may be made in the form of Shares (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

(b) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local, or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

(c) Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (i) the exercise price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised.

5.8. Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when (a) the Company has received a written notice from the Participant of exercise that complies with all procedures established under this Plan for effective exercise, including, without limitation, completion and delivery of all required forms, (b) the Participant has, if requested, given the representation described in Section 13.1, and (c) in the case of an Option, the Participant has paid in full for such Shares.

5.9. Nontransferability of Options and Stock Appreciation Rights. No Option or SAR shall be transferable by a Participant other than, for no value or consideration, (a) by will or by the laws of descent and distribution, or (b) in the case of a Nonqualified Option or SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this

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Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5.9, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Continuous Service” shall continue to refer to the original Participant’s service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable.

5.10. No Deferral Feature. No Option or SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option or SAR.

5.11. No Dividend Equivalents. No Option or SAR shall provide for Dividend Equivalents.

5.12. No Repricing. Except for adjustments made pursuant to Section 3.6 of the Plan, the exercise price of any outstanding Option or Stock Appreciation Right granted under the Plan may not be decreased, directly or indirectly, after the date of grant nor may any outstanding Option or Stock Appreciation Right with an exercise price in excess of Fair Market Value be surrendered to the Company as consideration for cash, the grant of a new Option or Stock Appreciation Right with a lower exercise price, or the grant of another Award without the approval of the Company’s stockholders.

SECTION 6. Restricted Stock (Including Performance Shares) and Unrestricted Stock.

6.1. Nature of Award; Certificates. Shares of Restricted Stock and Unrestricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Shares of “Restricted Stock” are Shares that are subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Shares of “Unrestricted Stock,” the grant of which are subject to Section 3.5, are Shares not otherwise subject to conditions on grant, vesting, or transferability. “Performance Shares ” are Shares of Restricted Stock, the vesting of which is subject to the attainment of Performance Goals. Any certificate issued in respect of Shares of Restricted Stock or Unrestricted Stock shall be registered in the name of the applicable Participant and, in the case of Restricted Stock, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Assurant, Inc. 2017 Long Term Equity Incentive Plan and an Award Certificate. Copies of such Plan and Certificate are on file at the offices of Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

6.2. Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(a) The Committee shall, prior to or at the time of grant, condition (i) the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or (ii) the

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grant, vesting, or transferability of an Award of Restricted Stock upon the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals applicable to Performance Shares) need not be the same with respect to each Participant.

(b) Subject to the provisions of the Plan and the applicable Award Certificate, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Shares of Restricted Stock.

(c) If any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, either (i) unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates, or (ii) such Shares shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

6.3. Rights of Stockholders. Except as provided in the applicable Award Certificate, the applicable Participant shall have, with respect to Shares of Restricted Stock and Unrestricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock or Unrestricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends and other distributions.

SECTION 7. Restricted Stock Units (Including Performance Units).

7.1. Nature of Award. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, (a) in cash, based upon the Fair Market Value of a specified number of Shares, (b) in Shares, or (c) a combination thereof. “Performance Units” are Restricted Stock Units, the vesting of which is subject to the attainment of Performance Goals.

7.2. Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(a) The Committee may, prior to or at the time of grant, condition (i) the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or (ii) the grant, vesting, or transferability of Restricted Stock Units upon the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee grants Performance Units or conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such Performance Units or Restricted Stock Units as a Qualified Performance-Based Awards. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals applicable to Performance Units) need not be the same with respect to each Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

(b) Subject to the provisions of the Plan and the applicable Award Certificate, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Units for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units.

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(c) The Award Certificate for Restricted Stock Units may specify whether, to what extent, and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Shares, or other property corresponding to the dividends payable on the Company’s Stock (subject to Section 13.5 below).

SECTION 8. Dividend Equivalents.

8.1. Nature of Award. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as the may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments having a value equal to the dividends that would be payable with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee.

8.2. Terms and Conditions. Dividend Equivalents shall be subject to such terms and conditions as may be determined by the Committee. Without limiting the generality of the foregoing, Dividend Equivalents may be made subject to vesting conditions that are the same as, or different from the vesting conditions of the other Award to which they relate; may be payable in cash, Shares or other property or any combination thereof; and may be payable at the same time as the related actual dividends are paid to stockholders, or deemed to have been reinvested in additional Shares or otherwise deferred (subject to compliance with the requirements of Section 409A of the Code).

SECTION 9. Change of Control Provisions.

9.1. Impact of Event. Unless otherwise provided in the applicable Award Certificate, notwithstanding any other provision of this Plan to the contrary, upon a Change of Control (as defined below):

(a) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level pro-rated based upon the length of time within the performance period that has elapsed prior to the termination of employment date, or (B) the actual level of achievement of all relevant performance goals (measured as of the latest date immediately preceding the date of termination for which performance can, as a practical matter, be determined), and, in either such case, there shall be a payout to such Participant within sixty (60) days following the termination of employment date (unless a later date is required by Section 13.23 hereof). With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonqualified Options.

(b) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights

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that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level pro-rated based upon the length of time within the performance period that has elapsed prior to the Change in Control, or (B) the actual level of achievement of all relevant performance goals (measured as of the latest date immediately preceding the Change in Control for which performance can, as a practical matter, be determined), and, in either such case, there shall be a payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 13.23 hereof). Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonqualified Stock Options.

9.2. Definition of Change of Control. For purposes of the Plan, a “Change of Control” shall mean any of the following events:

(a) Individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director and whose election or nomination for election is approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person as defined in Section 3(a)(9) of the Act (a “Person”), other than the Board, including by reason of any agreement, shall be deemed an Incumbent Director;

(b) Any person is or becomes a Beneficial Owner, directly or indirectly, of either (i) 30% or more of the then-outstanding shares of common stock of the Company or (ii) securities representing 30% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of directors (“Company Voting Securities”); provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change of Control: (1) an acquisition directly from the Company or any Subsidiary; (2) an acquisition by the Company or a Subsidiary; (3) an acquisition by a Person who is on the Effective Date the Beneficial Owner, directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or 50% or more of the combined voting power of the Company’s outstanding securities eligible to vote for the election of directors; (4) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (5) an acquisition pursuant to a transaction that complies with Sections 9.2(c)(i), 9.2(c)(ii), and 9.2(c)(iii) below;

(c) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar corporate transaction involving the Company or a Subsidiary, the sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another corporation (a “Transaction”), unless immediately following the Transaction: (i) all or substantially all of the individuals who were Beneficial Owners, respectively, of the outstanding shares of common stock of the Company and outstanding securities eligible to vote for the election of directors immediately prior to the Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the outstanding securities entitled to vote in the election of directors of the corporation resulting from the Transaction (the “Surviving Entity”), in substantially the same proportions as their ownership, immediately prior to the Transaction, of the outstanding common stock of the Company and the outstanding securities eligible to vote in the election of directors of the Company; (ii) no Person (other than the Company, a

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Subsidiary, the Surviving Entity, or any employee benefit plan or related trust sponsored or maintained by the foregoing) is or becomes a Beneficial Owner, directly or indirectly, of 30% or more of the outstanding common stock or 30% or more of the total voting power of the outstanding securities eligible to vote for the election of directors of the Surviving Entity; and (iii) at least a majority of the members of the board of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for the Transaction; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 10. Qualified Performance-Based Awards.

10.1. Qualified Performance-Based Awards. The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention. When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (a) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (b) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation. Within 90 days after the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods, and establish the Performance Goals for the Performance Periods.

10.2. Performance Goals and Other Conditions. Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested, and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Moreover, no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; provided, however, that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or Disability of the Participant (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for the Section 162(m) Exemption), and (ii) the provisions of Section 9 shall apply notwithstanding this Section 10.2.

10.3. Inclusions and Exclusions from Performance Goals. The Committee may provide in any Qualified Performance-Based Award, at the time the Performance Goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

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10.4. Certification of Performance Goals. Any payment of a Qualified Performance-Based Award granted with Performance Goals pursuant to this Section 10 shall be conditioned on the written certification of the Committee in each case that the applicable Performance Goals and any other material conditions were satisfied. Except as specifically provided in Section 10.2, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable Performance Goal based on Performance Goals or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

10.5. Award Limits. Section 3.4 sets forth (i) the maximum number of Shares that may be granted in any one-year period to a Participant in designated forms of stock-based Awards, and (ii) the maximum aggregate dollar amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company.

SECTION 11. Term, Amendment, and Termination.

11.1. Effectiveness. The Plan is effective as of May 11, 2017 (the “Effective Date”), which is the date the Plan was approved by the Company’s stockholders.

11.2. Termination. Unless earlier terminated as provided herein, the Plan will terminate on the 10th anniversary of the Effective Date or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. Awards outstanding as of such date hall not be affected or impaired by the termination of the Plan.

11.3. Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would materially impair the rights of any Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code, stock exchange rules, or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders (a) to the extent that such approval is required (i) by applicable law or by the listing standards of the Applicable Exchange as in effect as of the Effective Date or (ii) by applicable law or under the listing standards of the Applicable Exchange as may be required after the Effective Date, (b) to the extent that such amendment would materially increase the benefits accruing to Participants under the Plan, (c) to the extent that such amendment would materially increase the number of securities which may be issued under the Plan, or (d) to the extent that such amendment would materially modify the requirements for participation in the Plan.

11.4. Amendment of Awards. Subject to Section 5.12, the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption, nor shall any such amendment, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules, or accounting rules.

SECTION 12. Unfunded Status of Plan.

12.1. Unfunded Status; Committee Authority. It is presently intended that the Plan will constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

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SECTION 13. General Provisions.

13.1. Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance of such Shares on the Applicable Exchange, (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable, and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

13.2. Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

13.3. No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

13.4. Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local, or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

13.5. Limit on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock Units to be settled in Shares, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Restricted Stock Units or Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 13.5.

13.6. Written Materials; Electronic Documents. Electronic documents may be substituted for any written materials required by the terms of the Plan, including, without limitation, Award Certificates.

13.7. Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of

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such Participant’s death are to be paid or by whom any rights of such Participant after such Participant’s death may be exercised. If no beneficiary designation is in effect for a Participant at the time or his or her death, any such amounts shall be paid to, and any such rights may be exercised by, the estate of the Participant.

13.8. Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

13.9. Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

13.10. Non-Transferability. Except as otherwise provided in Section 5.9 or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

13.11. Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

13.12. No Rights to Awards; Non-Uniform Determinations. No Participant or Eligible Individual shall have any claim to be granted any Award under the Plan. The Company, its Affiliates, or the Committee shall not be obligated to treat Participants or Eligible Individuals uniformly, and determinations made under the Plan may be made by the Committee selectively among Participants and/or Eligible Individuals, whether or not such Participants and Eligible Individuals are similarly situated.

13.13. Indemnification. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense (including, but not limited to, attorneys’ fees) that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Affiliate unless provided otherwise in such plan.

13.15. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries or Affiliates.

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13.16. Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

13.17. Fractional Shares. No fractional Shares shall be issued, and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or, subject to Section 3, whether such fractional Shares shall be eliminated by rounding up or down.

13.18. Government and Other Regulations. Notwithstanding any other provision of the Plan:

(a) No Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of regulations promulgated pursuant to the Securities Act of 1933 (the “1933 Act”)), offer or sell such Shares, unless such offer and sale are made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) If at any time the Committee shall determine that the registration, listing, or qualification of the Shares covered by an Award upon the Applicable Exchange or under any foreign, federal, state, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered, or received pursuant to such Award unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law, or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation, or requirement.

13.19. Additional Provisions. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided, that such other terms and conditions are not inconsistent with the provisions of the Plan.

13.20. No Limitations on Rights of the Company. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft, grant, or assume Awards, other than under the Plan, with respect to any person.

13.21. Blackout Periods. Notwithstanding any other provision of this Plan or any Award to the contrary, the Company shall have the authority to establish any “blackout” period that the Company deems necessary or advisable with respect to any or all Awards.

13.22 Recoupment Policy. The Company has established a Recoupment Policy with respect to excess incentive-based compensation provided to current and former “executive officers” (as defined in the Recoupment Policy) of the Company. All performance-based Awards granted under this Plan on or after January 1, 2012 and held by any such person are subject to the terms and conditions of the Recoupment Policy, and, as a condition of participation in this Plan, each such person is deemed to have agreed to the terms of the Recoupment Policy. The terms of the Recoupment Policy are incorporated into this Plan by reference.

13.23. Special Provisions Relating to Section 409A of the Code.

Appendix B

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

Appendix B

(e) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f) Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (d) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g) Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

Appendix B

The foregoing is hereby acknowledged as being the Assurant, Inc. 2017 Long Term Equity Incentive Plan as adopted by the Board on March 10, 2017 and by the stockholders on May 11, 2017.

ASSURANT, INC.

By:

Name:

Title:

Printed on Recycled Paper

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 11, 2017.

ASSURANT, INC.

ASSURANT, INC.

28 LIBERTY STREET - 41ST FL

NEW YORK, NY 10005

Meeting Information
Meeting Type:	Annual Meeting
For holders as of:	March 17, 2017
Date: May 11, 2017	Time: 9:00 AM EDT
Location: Andaz Hotel
75 Wall Street
New York, New York 10005

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E20249-P86560

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT 2016 ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
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Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E20250-P86560

Voting Items

The Board of Directors recommends you vote FOR

the following:

1.	Election of Directors

1a.	Elaine D. Rosen

1b.	Howard L. Carver

1c.	Juan N. Cento

1d.	Alan B. Colberg

1e.	Elyse Douglas

1f.	Lawrence V. Jackson

1g.	Charles J. Koch

1h.	Jean-Paul L. Montupet

1i.	Paul J. Reilly

1j.	Robert W. Stein

The Board of Directors recommends you vote FOR proposals 2, 3, 5 and 6.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.

3.	Advisory approval of the 2016 compensation of the Company’s named executive officers.

The Board of Directors recommends you vote for 1 YEAR for the following proposal:

4.	Advisory approval of the frequency of executive compensation votes.

5.	Approval of the Assurant, Inc. 2017 Long Term Equity Incentive Plan.

6.	Amendment of the Company’s Restated Certificate of Incorporation to eliminate supermajority voting requirements.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

E20251-P86560

E20252-P86560

ASSURANT, INC.

28 LIBERTY STREET- 41ST FL

NEW YORK, NY 10005

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 10, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 10, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E20245-P86560	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASSURANT, INC.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		For	Against	Abstain

	1a.	Elaine D. Rosen	☐	☐	☐

	1b.	Howard L. Carver	☐	☐	☐

	1c.	Juan N. Cento	☐	☐	☐

	1d.	Alan B. Colberg	☐	☐	☐

	1e.	Elyse Douglas	☐	☐	☐

	1f.	Lawrence V. Jackson	☐	☐	☐

	1g.	Charles J. Koch	☐	☐	☐

	1h.	Jean-Paul L. Montupet	☐	☐	☐

	1i.	Paul J. Reilly	☐	☐	☐

	1j.	Robert W. Stein	☐	☐	☐

	For address changes / comments, mark here. (See reverse side for instructions)				☐
	Please indicate if you plan to attend this meeting.		☐	☐
			Yes	No

The Board of Directors recommends you vote FOR proposals 2, 3, 5 and 6.		For	Against	Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.		☐	☐	☐

3. Advisory approval of the 2016 compensation of the Company’s named executive officers.		☐	☐	☐
The Board of Directors recommends you vote for 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain

4. Advisory approval of the frequency of executive compensation votes.	☐	☐	☐	☐
		For	Against	Abstain

5. Approval of the Assurant, Inc. 2017 Long Term Equity Incentive Plan.		☐	☐	☐

6. Amendment of the Company’s Restated Certificate of Incorporation to eliminate supermajority voting requirements.		☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2016 Annual Report are available at www.proxyvote.com.

E20246-P86560

ASSURANT, INC.

Annual Meeting of Stockholders

May 11, 2017 9:00 AM

This proxy is solicited by the Board of Directors

The stockholders hereby appoint Bart R. Schwartz and Jessica M. Olich, and each of them acting individually, as proxies, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ASSURANT, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on May 11, 2017, at the Andaz Hotel, 75 Wall Street, New York, New York 10005, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each director nominee, FOR Proposals Two, Three, Five and Six and with respect to Proposal Four, for 1 YEAR and in the discretion of the proxies on any other matter that may properly come before the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

V.1.1